Filed pursuant to Rule 424(b)(3)

File No. 333-283111

ANTARES PRIVATE CREDIT FUND

SUPPLEMENT NO. 2 DATED AUGUST 21, 2026

TO THE PROSPECTUS DATED APRIL 30, 2026

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Antares Private Credit Fund (the “Fund”), dated April 30, 2026 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

The purpose of this Supplement is to (i) update the Prospectus and (ii) include our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.

The following updates to the Prospectus are effective immediately:

The following replaces in their entirety the paragraphs in respect of Alabama, California and Idaho under the “Suitability Standards” section of the Prospectus:

Alabama—Alabama investors must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) a minimum net worth of $350,000. In addition, Alabama investors must limit their aggregate investment in us and other non-traded direct participation programs to 10% of their liquid net worth at the time of their investment. This concentration limit shall not apply to investments made as a result of participation in a distribution reinvestment plan. For these purposes, “liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. The foregoing concentration limit does not apply to any investor that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

California—California residents may not invest more than 10% of their liquid net worth in us and must have either (a) a liquid net worth of $150,000 and annual gross income of $150,000 or (b) a liquid net worth of $350,000.

Idaho—Purchasers residing in Idaho must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of $350,000. Net worth shall be determined exclusive of home, home furnishings, and automobiles.

The following replaces in its entirety the risk factor captioned “The Fund is Subject to Risks Relating to Exculpation and Indemnification” under the “Risk Factors” section of the Prospectus:

The Fund is Subject to Risks Relating to Exculpation and Indemnification. The Fund is required to indemnify the Adviser, the members of the Board and each other person indemnified under the Declaration of Trust of the Fund and the Bylaws of the Fund (as amended or restated from time to time, the “Bylaws”) for liabilities incurred in connection with the Declaration of Trust, the Bylaws, the Advisory Agreement and the Fund’s activities, except in certain circumstances. Subject to the limits on indemnification under Section 17(h) of the 1940 Act, the Declaration of Trust provides that the Fund shall not indemnify such persons to the extent liability and losses are the result of such persons’ negligence or misconduct in the case of a person who is not an Independent Trustee, or gross negligence or willful misconduct in the case of an Independent Trustee. Subject to the limits on indemnification under Section 17(i) of the 1940 Act, the Advisory Agreement provides that the Adviser shall not be protected against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence on the Adviser’s part in the performance of its duties or by reason of the reckless disregard of its duties and obligations. The Fund will also indemnify certain service providers, including the Administrator and the Fund’s auditors, as well as consultants and sourcing, operating and joint venture partners. Such liabilities may be material and may have an adverse effect on the returns to the Fund investors. The indemnification obligation of the Fund would be payable from the assets of the Fund. The application of the indemnification and exculpation standards may result in Fund investors bearing a broader indemnification obligation in certain cases than they would in the absence of such standards. As a result of these considerations, even though such provisions will not act as a waiver on the part of any investor of any of its rights which are not permitted to be waived under applicable law, the Fund may bear significant financial losses even where such losses were caused by the negligence or other conduct of such indemnified persons.

The following replaces in its entirety the portion of the second sentence (up to the first colon) under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Expenses”, “Plan of Operation – Expenses” and “Advisory Agreement and Administration Agreement – Payment of Our Expenses Under the Investment Advisory and Administration Agreements” sections of the Prospectus:

Notwithstanding anything to the contrary stated in this Section, the following apply:

(a) All expenses of the Fund shall be billed to and paid by the Fund;

(b) The Adviser, the Administrator and the Sponsor (as defined in the NASAA Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”)) may be reimbursed for the actual cost of goods and services used for, or by, the Fund and obtained from persons other than affiliates of the Adviser, the Administrator, the Sponsor, or the Fund;

(c) The Adviser, the Administrator and the Sponsor may be reimbursed for the administrative services necessary to the prudent operation of the Fund; provided, the reimbursement shall be the lower of the Adviser’s, the Administrator’s and/or the Sponsor’s actual cost or the amount the Fund would be required to pay to persons other than affiliates of the Adviser, the Administrator and/or the Sponsor, or the Fund for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Fund on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles;

(d) No reimbursement shall be permitted for services for which the Adviser, the Administrator and the Sponsor are entitled to compensation by way of a separate fee; and

(e) Excluded from the allowable reimbursement shall be:

i.  the Adviser’s, the Administrator’s or the Sponsor’s rent and depreciation, utilities, capital equipment, and other administrative items; and

ii.  the Adviser’s, the Administrator’s or the Sponsor’s controlling persons’ salaries, fringe benefits, travel expenses, and other administrative items incurred by, or allocated to, the Adviser’s, the Administrator’s or the Sponsor’s controlling persons’.

Except as otherwise provided in the Advisory Agreement, we will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to:

The following replaces in their entirety subparts (x) and (xiii) of the second sentence under the “Plan of Operation – Expenses” section of the Prospectus:

(x) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights, to the extent permitted by the Omnibus Guidelines;

(xiii) the allocated costs incurred by Antares Capital Credit (in its capacity as the Adviser and/or the Administrator) in providing managerial assistance to those portfolio companies that request it, as required by law;

The following replaces in its entirety the last sentence in the second paragraph under the “Advisory Agreement and Administration Agreement – Administration Agreement” section of the Prospectus:

We will not reimburse the Administrator for any services for which it receives a separate fee, for rent or depreciation, utilities, capital equipment and other administrative items of the Administrator, or for salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of the Administrator.

The following replaces in its entirety the last sentence under the “Advisory Agreement and Administration Agreement – Certain Terms of the Advisory Agreement and Administration Agreement” section of the Prospectus:

However, we will not provide for indemnification of an Indemnified Party for any liability or loss suffered by such Indemnified Party, nor will we provide that an Indemnified Party be held harmless for any loss or liability suffered by us, unless:

(1) the Indemnified Party has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

(2) the Indemnified Party was acting on our behalf or performing services for us;

(3) such liability or loss was not the result of (A) negligence or misconduct by the Indemnified Party in the case that the Indemnified Party is not an Independent Trustee, or (B) gross negligence or willful misconduct, in the case that the Indemnified Party is an Independent Trustee; and

(4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

The following replaces in their entirety the first, third and fifth bullets in the second sentence under the “Advisory Agreement and Administration Agreement – Prohibited Activities” section of the Prospectus:

•

We may not purchase or lease assets in which the Sponsor, the Adviser, any Trustee, or any of their affiliates has an interest unless the transaction occurred at the formation of the Fund, we disclose the terms of the transaction to our shareholders, the terms are reasonable to us and the price does not exceed the lesser of cost or fair market value, as determined by an independent expert;

•

The Sponsor, the Adviser, any Trustee, or any of their affiliates may not acquire assets from us unless approved by the holders of more than fifty percent (50%) of the outstanding voting securities of the Fund;

•

We may not make any loans, credit facilities, credit agreements or otherwise to the Sponsor, the Adviser, any Trustee, or any of their affiliates except for the advancement of funds as permitted by our Declaration of Trust;

The following replaces in its entirety the “Advisory Agreement and Administration Agreement – Compliance with the Omnibus Guidelines Published by NASAA” section of the Prospectus:

Rebates, Kickbacks and Reciprocal Arrangements

The Sponsor, the Fund, and the Adviser may not receive or accept any rebate or give-ups or similar arrangements that are prohibited under applicable federal or state securities laws or Omnibus Guidelines. The Sponsor, the Fund, and the Adviser may not participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws or the Omnibus Guidelines governing conflicts of interest or investment restrictions, or enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws or the Omnibus Guidelines. The Sponsor, the Fund, and the Adviser may not directly or indirectly pay or award any fees or commissions or other compensation to any person engaged to sell shares or give investment advice to a potential shareholder; provided, however, our Adviser may pay a registered broker-dealer or other properly licensed agent of normal sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing shares, including out of the Adviser’s own assets, including those amounts paid to the Adviser under the Advisory Agreement. The Sponsor, the Fund, and the Adviser may not participate in any arrangements that would circumvent the Omnibus Guidelines.

Commingling

The Adviser may not permit our funds held by our custodian to be commingled with the funds of any other person and the funds will be protected from the claims of affiliated companies and creditors of the affiliated companies.

The following replaces in its entirety the last sentence under the “Description of Our Common Shares – Common Shares” section of the Prospectus:

Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, a majority of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.

The following replaces in its entirety the second sentence in the second paragraph under the “Description of Our Common Shares – Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses” section of the Prospectus:

Notwithstanding the foregoing, we will not provide any indemnification of an Indemnitee, Sponsor (as defined under the Omnibus Guidelines), or any person acting as a broker-dealer pursuant to paragraph (a) above for any liability and losses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee, Sponsor, or any person acting as a broker-dealer unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, Sponsor, or any person acting as a broker-dealer, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular ~~I~~ndemnitee, Sponsor, or any person acting as a broker-dealer, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnitee, Sponsor, or any person acting as a broker-dealer and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

The following replaces in their entirety the third and fourth paragraphs under the “Description of Our Common Shares – Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses” section of the Prospectus:

We will neither indemnify nor hold harmless an Indemnitee or a Sponsor, unless that particular indemnitee meets all of the following conditions:

(i)The particular indemnitee has determined, in good faith, that any course of conduct of such particular indemnitee giving rise to the liability and losses was in the best interests of the Fund.

(ii)The particular indemnitee was acting on behalf of or performing services for the Fund.

(iii)Such liability and losses were not the result of (1) negligence or misconduct, in the case that the particular indemnitee is not an Independent Trustee, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order, or (2) gross negligence or willful misconduct, in the case that the particular indemnitee is an Independent Trustee.

(iv)Such indemnification is recoverable only out of the net assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable legal expenses and other costs incurred by the Sponsor, the Indemnitee or any affiliate thereof in advance of final disposition of a proceeding only if (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the Indemnitee or the affiliate of the Sponsor, as applicable, provides the Fund with written affirmation of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification by the Fund as authorized by the Declaration of Trust, (iii) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee or the affiliate of the Sponsor, as applicable, provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

The following replaces in its entirety the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Sales and Leases to the Fund” section of the Prospectus:

Our Declaration of Trust provides that we may not purchase or lease assets in which the Sponsor, the Adviser, any Trustee, or any of their affiliates have an interest unless all of the following conditions are met: (a) the transaction occurred at the formation of the Fund and is fully disclosed to the shareholders either in a prospectus or periodic report filed with the SEC or otherwise; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Sponsor, the Adviser, any Trustee, or any of their affiliates may purchase assets in its own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Sponsor, the Adviser, any Trustee, or any of their affiliates; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Adviser.

The following replaces in its entirety the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Sales and Leases to our Adviser, Trustees or Affiliates” section of the Prospectus:

Our Declaration of Trust provides that we may not sell assets to the Sponsor, the Adviser, any Trustee, or any of their affiliates unless such sale is approved by the holders of more than fifty percent (50%) of the outstanding voting securities of the Fund. Our Declaration of Trust also provides that we may not lease assets to the Sponsor, the Adviser, any Trustee, or any of their affiliates unless all of the following conditions are met: (a) the transaction occurred at the formation of the Fund and is fully disclosed to the shareholders either in a prospectus or periodic report filed with the SEC or otherwise; and (b) the terms of the transaction are fair and reasonable to us.

The following replaces in its entirety the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Loans” section of the Prospectus:

Our Declaration of Trust provides that, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Sponsor, the Adviser, any Trustee, or any of their affiliates.

The following replaces in its entirety the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Commissions on Financing, Refinancing or Reinvestment” section of the Prospectus:

Our Declaration of Trust provides that we may not pay, directly or indirectly, a commission or fee to a Sponsor, the Adviser, any Trustee, or any affiliate thereof (except as otherwise specified in our Declaration of Trust) in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

The following replaces in its entirety the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Lending Practices” section of the Prospectus:

Our Declaration of Trust provides that, with respect to financing made available to us by the Adviser or the Sponsor, the Adviser or the Sponsor, as applicable, may not receive interest in excess of the lesser of the Adviser’s or the Sponsor’s, as applicable, cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. Neither the Adviser nor the Sponsor may impose a prepayment charge or penalty in connection with such financing and the Adviser or the Sponsor may not receive points or other financing charges. In addition, the Adviser and the Sponsor will be prohibited from providing financing to us with a term in excess of 12 months.

The following replaces in its entirety the first paragraph under the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Action by Shareholders” section of the Prospectus:

Our Bylaws provide that shareholder action can be taken at an annual meeting or at a special meeting of shareholders or by unanimous written consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under our Declaration of Trust and Bylaws, the Fund is required to hold a meeting of shareholders at least annually. Special meetings may be called by the Trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Fund upon the written request of shareholders entitled to cast not less than 10% of all votes entitled to be cast at such meeting. Upon receipt of a written request, either in person or by certified mail, stating the purpose(s) of the meeting, all shareholders will be provided, within ten (10) days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to shareholders. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

The following replaces in its entirety the third paragraph under the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Action by Shareholders” section of the Prospectus:

Our Declaration of Trust provides that the following actions may be taken by the shareholders, without concurrence by us, our Board, the Adviser and the Sponsor, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

•	modify our Declaration of Trust;
•	remove the Sponsor or the Adviser and appoint a new Adviser; or
•	approve or disapprove to sell all or substantially all of the Fund’s assets other than in the ordinary course of the Fund’s business.

The following replaces in its entirety the fifth paragraph under the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Action by Shareholders” section of the Prospectus:

We, our Board, the Adviser and the Sponsor may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:

•	modify our Declaration of Trust except for amendments which do not adversely affect the rights of shareholders;
•	appoint a new Adviser or Sponsor (other than a sub-adviser pursuant to the terms of an advisory agreement and applicable law);
•	sell all or substantially all of the Fund’s assets other than in the ordinary course of the Fund’s business;
•	voluntarily withdraw as the Adviser or a Sponsor unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders;
•	cause the merger or other reorganization of the Fund; or
•	dissolve the Fund.

The following replaces in their entirety the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Amendment of the Declaration of Trust and Bylaws” section of the Prospectus:

Our Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter the terms of contract rights of the shares held by such shareholders so as to affect them adversely. Approval of any such amendment or addition must be approved by the holders of more than 50% of the outstanding shares of the Fund entitled to vote on the matter. In addition, amendments to our Declaration of Trust to make our shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a closed-end company to an open-end company or any amendment to Section 3.3, 3.9, Section 5.1 or Section 5.2. of our Declaration of Trust each must be approved by the affirmative vote of more than fifty percent (50%) of the outstanding shares of the Fund entitled to be cast on the matter.

Our Declaration of Trust provides that our Board has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws, provided, however, that any amendment to the Bylaws which adversely affects the rights of shareholders must be approved by the holders of more than fifty percent (50%) of the outstanding shares of the Fund entitled to vote thereon.

The following replaces in its entirety the first bullet under the third paragraph under the “Description of Our Common Shares – Restrictions on Roll-Up Transactions” section of the Prospectus:

•

which would result in shareholders having democracy rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than democracy rights provided in the Declaration of Trust and Bylaws, including rights with respect to the election and removal of Trustees, annual and special meetings, amendments to the Declaration of Trust and our dissolution, and the Omnibus Guidelines;

The following replaces in its entirety the second sentence under the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Reports to Shareholders” section of the Prospectus:

In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Adviser, the Administrator and the Sponsor.

The following replaces in its entirety the first sentence under the “Description of Our Common Shares – Delaware Law and Certain Declaration of Trust Provisions – Conflict with the 1940 Act” section of the Prospectus:

Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust or Bylaws conflicts with any provision of the 1940 Act, the mandatory provisions of the 1940 Act will control.

The following replaces in its entirety the first sentence in the seventh paragraph under the “How to Subscribe” section of the Prospectus:

Except where prohibited by applicable law, any assignor shareholder owning shares for the purpose of assigning their shares retains the same rights as a shareholder of the Fund, including, but not limited to, the rights enumerated under Article VI of the Omnibus Guidelines.

The following replaces in their entirety the paragraphs respecting Alabama, California and Idaho under the “Additional Subscriber Representations and Signatures” section of the Form of Subscription Agreement included as Appendix A to the Prospectus:

If I am an Alabama resident, I must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) a minimum net worth of $350,000. In addition, I must limit my aggregate investment in Antares Private Credit Fund and other non-traded direct participation programs to 10% of my liquid net worth at the time of my investment. This concentration limit shall not apply to investments made as a result of participation in a distribution reinvestment plan. For these purposes, “liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. The foregoing concentration limit does not apply to me if I am an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

If I am a California resident, I may not invest more than 10% of my liquid net worth in Antares Private Credit Fund and must have either (a) a liquid net worth of $150,000 and annual gross income of $150,000 or (b) a liquid net worth of $350,000.

If I am an Idaho resident, I must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of $350,000. Net worth shall be determined exclusive of home, home furnishings, and automobiles.

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2026

On August 13, 2026, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2026

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 814-01700

ANTARES PRIVATE CREDIT FUND

(Exact name of Registrant as specified in its Charter)

Delaware	93-3416650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

320 South Canal Street, Suite 4200 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

312-638-4000

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act:

Class I Shares, par value $0.01 per share

Class S Shares, par value $0.01 per share

Class D Shares, par value $0.01 per share

(Title of class)

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   Yes  ☒  NO  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).   Yes  ☒  NO  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act).  YES  ☐  NO  ☒

The Registrant’s common shares of beneficial interest (“Common Shares”), $0.01 par value per share, outstanding as of August 13, 2026 was 33,005,629 of Class I Shares. No Class S or Class D Shares have been issued as of August 13, 2026. Common Shares outstanding exclude August 1, 2026 subscriptions and share issuance pursuant to the dividend reinvestment plan, as the issuance price is not yet finalized at this time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this section should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this Quarterly Report. In addition, some of the statements in this Quarterly Report (including in the following discussion) constitute forward-looking statements, which relate to future events or the future performance or financial condition of Antares Private Credit Fund (the “Company,” “we,” “us,” or “our”). The Company is externally managed by Antares Capital Credit Advisers LLC (the “Adviser”). The forward-looking statements contained in this report involve a number of risks and uncertainties, including statements concerning:

•	we have a limited operating history;
•	our, or our portfolio companies’, future business, operations, operating results or prospects;
•	the return or impact of current and future investments;
•	changes in the general economy, including those caused by tariffs and trade disputes with other countries, changes in inflation, and risk of recession;
•

the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing our operations or the operations of our portfolio companies or the operations of our competitors;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•	market conditions and our ability to access different debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;
•	our contractual arrangements and relationships with third parties;
•	the state of the general economy;
•	the impact of supply chain constraints on our portfolio companies and the global economy;
•	uncertainty surrounding global financial stability, including the liquidity of certain banks;
•	the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;
•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
•	our ability to raise capital in the private and public debt and equity markets;
•

our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chain and operations;

•	the outcome and impact of any litigation or regulatory proceeding;
•	the adequacy of our cash resources and working capital;
•	the timing, form and amount of any dividend distributions;
•	the timing of cash flows, if any, from the operations of our portfolio companies; and
•	the ability of our adviser to locate suitable investments for us and to monitor and administer our investments.

We use words such as “anticipates,” “believes,” “expects,” “intends,” “project,” “estimates,” “will,” “should,” “could,” “would,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including, but not limited to, those set forth in “Risk Factors” on the Company’s registration statement on Form N-2, in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, and Part II, Item 1A of and elsewhere in this Report.

We have based the forward-looking statements included in this Quarterly Report on information available to us on the filing date of this Quarterly Report, and we assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, registration statement on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

PART I - FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments at fair value:
Non-controlled/non-affiliated investments, at fair value (amortized cost — $1,729,309 and $1,610,881 as of June 30, 2026 and December 31, 2025, respectively)	$1,710,182	$1,609,502
Short-term investments (amortized cost — $23,289 and $56,001 as of June 30, 2026 and December 31, 2025, respectively)	23,289	56,001
Total investments at fair value	1,733,471	1,665,503
Cash	11,087	8,960
Foreign currencies (cost — $3,904 and $10,099 as of June 30, 2026 and December 31, 2025, respectively)	3,862	10,387
Interest receivable from non-controlled/non-affiliated investments	6,697	7,230
Dividend receivable from non-controlled/non-affiliated investments	331	308
Deferred offering costs	585	525
Receivable from adviser (Note 3)	1,759	1,361
Receivable for investments sold / repaid	2,500	5,912
Prepaid expenses and other assets	224	541
Total assets	$1,760,516	$1,700,727

LIABILITIES
Debt outstanding	$933,368	$950,419
Less: Deferred financing costs	(7,142)	(7,662)
Total debt, net of deferred financing costs	926,226	942,757
Payable for investments purchased	7,265	6,536
Interest payable	2,391	2,823
Distributions payable	6,011	6,067
Administrative service fee payable	198	150
Accrued expenses and other liabilities	2,397	3,270
Management fees payable	2,514	2,283
Income based incentive fee payable	2,494	2,462
Payable for shares repurchased	1,267	—
Due to affiliates	550	1,311
Total liabilities	951,313	967,659
Commitments and contingencies (Note 7)
NET ASSETS
Common Shares, par value $0.01 (32,904,581 and 29,112,305 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	329	291
Paid-in capital in excess of par value	823,276	728,579
Accumulated net distributable earnings	(14,402)	4,198
Total net assets	809,203	733,068
Total liabilities and net assets	$1,760,516	$1,700,727
Net asset value per share	$24.59	$25.18

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income:
From total investments:
Interest income	$36,720	$27,571	$73,644	$49,697
Payment-in-kind interest income	762	143	1,113	253
Payment-in-kind dividend income	213	—	417	—
Dividend income	—	319	—	319
Other income	425	1,431	1,109	2,570
Total investment income	38,120	29,464	76,283	52,839
Expenses:
Interest and debt expenses	14,235	8,704	28,432	12,962
Management fees (Note 3)	2,514	2,039	4,945	4,004
Income based incentive fee (Note 3)	2,494	2,399	4,983	4,668
Administrative service fee	231	176	413	332
Board of Trustees’ fee	42	30	83	70
Other general and administrative expenses	812	941	1,860	1,623
Organization and offering costs	337	563	640	1,063
Total expenses	20,665	14,852	41,356	24,722
Management fees waiver (Note 3)	—	(2,039)	—	(4,004)
Incentive fees waiver (Note 3)	—	(2,399)	—	(4,668)
Reimbursable expenses paid by adviser (Note 3)	—	(148)	—	(648)
Net expenses, net of fee waivers	20,665	10,266	41,356	15,402
Excise tax expense	—	—	55	—
Net investment income (loss)	17,455	19,198	34,872	37,437

Net realized and change in unrealized gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliated investments	(247)	(15)	(913)	(14)
Foreign currency transactions	163	259	238	807
Total net realized gain (loss)	(84)	244	(675)	793
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	816	1,442	(17,748)	(440)
Translation of assets and liabilities in foreign currencies	502	(1,606)	1,064	(2,483)
Total net change in unrealized appreciation (depreciation)	1,318	(164)	(16,684)	(2,923)
Total net realized and change in unrealized gain (loss)	1,234	80	(17,359)	(2,130)
(Provision) benefit for taxes on unrealized appreciation (depreciation) of assets	7	—	296	—
Net increase (decrease) in net assets resulting from operations	$18,696	$19,278	$17,809	$35,307

Per share information
Net investment income (loss) per share (basic and diluted)	$0.53	$0.74	$1.08	$1.45
Earnings per share (basic and diluted)	$0.57	$0.74	$0.55	$1.37
Distributions declared per share	$0.55	$0.64	$1.13	$1.25
Weighted average shares outstanding (basic and diluted)	32,741,667	26,062,390	32,168,907	25,741,187

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)

(in thousands, except shares)

Three Months Ended June 30, 2026

				Accumulated Net
			Paid-in-Capital in	Distributable
	Common Shares		Excess of Par	Earnings	Total
	Shares	Par Value	Value	(Losses)	Net Assets
Net assets at beginning of period	32,376,193	$324	$810,232	$(14,995)	$795,561
Operations:
Net investment income (loss)	—	—	—	17,455	17,455
Net realized gain (loss)	—	—	—	(84)	(84)
Net change in unrealized appreciation (depreciation)	—	—	—	1,318	1,318
(Provision) benefit for taxes on unrealized appreciation (depreciation) of assets	—	—	—	7	7
Net increase (decrease) in net assets resulting from operations	—	—	—	18,696	18,696
Capital Transactions:
Issuance of shares	531,573	6	13,097	—	13,103
Common Shares issued from reinvestment of distributions	49,312	—	1,213	—	1,213
Distributions to shareholders	—	—	—	(18,103)	(18,103)
Repurchase of shares (net of early repurchase deduction)	(52,497)	(1)	(1,266)	—	(1,267)
Net increase (decrease) in net assets resulting from capital transactions	528,388	5	13,044	(18,103)	(5,054)
Total net increase (decrease)	528,388	5	13,044	593	13,642
Net assets at end of period	32,904,581	$329	$823,276	$(14,402)	$809,203

Six Months Ended June 30, 2026

				Accumulated Net
				Distributable
	Common Shares		Paid-in-Capital in	Earnings	Total
	Shares	Par Value	Excess of Par Value	(Losses)	Net Assets
Net assets at beginning of period	29,112,305	$291	$728,579	$4,198	$733,068
Operations:
Net investment income (loss)	—	—	—	34,872	34,872
Net realized gain (loss)	—	—	—	(675)	(675)
Net change in unrealized appreciation (depreciation)	—	—	—	(16,684)	(16,684)
(Provision) benefit for taxes on unrealized appreciation (depreciation) of assets	—	—	—	296	296
Net increase (decrease) in net assets resulting from operations	—	—	—	17,809	17,809
Capital Transactions:
Issuance of shares	3,753,947	38	93,712	—	93,750
Common Shares issued from reinvestment of distributions	92,809	1	2,299	—	2,300
Distributions to shareholders	—	—	—	(36,409)	(36,409)
Repurchase of shares (net of early repurchase deduction)	(54,480)	(1)	(1,314)	—	(1,315)
Net increase (decrease) in net assets resulting from capital transactions	3,792,276	38	94,697	(36,409)	58,326
Total net increase (decrease)	3,792,276	38	94,697	(18,600)	76,135
Net assets at end of period	32,904,581	$329	$823,276	$(14,402)	$809,203

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)(Continued)

(in thousands, except shares)

Three Months Ended June 30, 2025

				Accumulated Net
				Distributable
	Common Shares		Paid-in-Capital in	Earnings	Total
	Shares	Par Value	Excess of Par Value	(Losses)	Net Assets
Net assets at beginning of period	25,436,857	$254	$636,278	$2,156	$638,688
Operations:
Net investment income (loss)	—	—	—	19,198	19,198
Net realized gain (loss)	—	—	—	244	244
Net change in unrealized appreciation (depreciation)	—	—	—	(164)	(164)
Net increase (decrease) in net assets resulting from operations	—	—	—	19,278	19,278
Capital Transactions:
Issuance of shares	1,175,573	12	29,521	—	29,533
Common Shares issued from reinvestment of distributions	2,725	—	68	—	68
Distributions to shareholders	—	—	—	(16,724)	(16,724)
Net increase (decrease) in net assets resulting from capital transactions	1,178,298	12	29,589	(16,724)	12,877
Total net increase (decrease)	1,178,298	12	29,589	2,554	32,155
Net assets at end of period	26,615,155	$266	$665,867	$4,710	$670,843

Six Months Ended June 30, 2025

				Accumulated Net
				Distributable
	Common Shares		Paid-in-Capital in	Earnings	Total
	Shares	Par Value	Excess of Par Value	(Losses)	Net Assets
Net assets at beginning of period	25,405,674	$254	$635,495	$1,710	$637,459
Operations:
Net investment income (loss)	—	—	—	37,437	37,437
Net realized gain (loss)	—	—	—	793	793
Net change in unrealized appreciation (depreciation)	—	—	—	(2,923)	(2,923)
Net increase (decrease) in net assets resulting from operations	—	—	—	35,307	35,307
Capital Transactions:
Issuance of shares	1,206,756	12	30,304	—	30,316
Common Shares issued from reinvestment of distributions	2,725	—	68	—	68
Distributions to shareholders	—	—	—	(32,307)	(32,307)
Net increase (decrease) in net assets resulting from capital transactions	1,209,481	12	30,372	(32,307)	(1,923)
Total net increase (decrease)	1,209,481	12	30,372	3,000	33,384
Net assets at end of period	26,615,155	$266	$665,867	$4,710	$670,843

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flow from operating activities
Net increase (decrease) in net assets resulting from operations	$17,809	$35,307
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Accrued interest and dividends received in-kind	(1,495)	(572)
Net accretion of discounts and amortization of premiums on investments	(1,531)	(908)
Proceeds from sale of investments and principal repayments	205,100	92,636
Purchases of investments	(321,415)	(484,956)
(Purchases) sales of short-term investments, net	32,712	151
Net realized (gains) losses on investments	913	14
Net change in unrealized (appreciation) depreciation on investments	17,748	440
Net change in unrealized (appreciation) depreciation on translation of assets and liabilities in foreign currencies	(1,064)	—
Amortization of deferred financing costs	938	510
Amortization of deferred offering costs	640	944
(Increase) decrease in operating assets:
Interest receivable from non-controlled/non-affiliated investments	533	(2,545)
Dividend receivable from non-controlled/non-affiliated investments	(23)	—
Receivable from adviser	(398)	1,513
Receivable for investments sold / repaid	3,412	(460)
Prepaid expenses and other assets	317	228
Increase (decrease) in operating liabilities:
Due to affiliates	(761)	(3,882)
Payable for investments purchased	729	(141,642)
Management fees payable	231	—
Income based incentive fee payable	32	—
Interest payable	(432)	1,576
Administrative service fee payable	48	332
Accrued expenses and other liabilities	(873)	558
Net cash provided by (used in) operating activities	(46,830)	(500,756)
Cash flow from financing activities
Proceeds from issuance of shares	93,750	30,316
Debt borrowings	223,923	525,882
Debt repayments	(239,617)	(20,000)
Distributions paid	(34,165)	(34,895)
Deferred offering costs paid	(700)	(887)
Deferred financing costs paid	(418)	(2,816)
Repurchase of shares (net of early repurchase deduction)	(48)	—
Net cash provided by (used in) financing activities	42,725	497,600
Net increase (decrease) in cash	(4,105)	(3,156)
Effect of foreign exchange rate changes on cash	(293)	—
Cash and foreign currencies at the beginning of period	19,347	22,814
Cash and foreign currencies at the end of period	$14,949	$19,658
Supplemental disclosure of cash flow information
Cash paid for interest	$27,926	$10,876
Cash paid for taxes	330	74
Distributions payable	6,011	5,634
Reinvestment of distributions	2,300	68
Payable for shares repurchased	1,267	—

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Investments - non-controlled/non-affiliated
Secured Debt
Aerospace and Defense
Bleriot US Bidco Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.25%	6.00%	10/31/2030	$1,680	$1,684	$1,681	0.21%
GSP Holdings, LLC	(6)(8)(13)	First Lien Term Loan	S + 6.50%	10.40% (Incl. 0.75% PIK)	11/6/2026	105	105	101	0.01
							1,789	1,782	0.22
Air Freight and Logistics
Kenco PPC Buyer LLC	(8)(13)	First Lien Term Loan	S + 4.25%	8.00%	11/15/2029	5,315	5,296	5,316	0.66
Kenco PPC Buyer LLC	(7)(12)(13)	First Lien Revolver	S + 4.25%	8.00%	11/15/2029	359	127	129	0.02
Lightbeam Bidco Inc.	(8)(14)	First Lien Term Loan	S + 4.80%	8.55%	5/6/2030	4,876	4,876	4,839	0.60
Lightbeam Bidco Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.80%	8.55%	5/6/2030	642	642	637	0.08
Lightbeam Bidco Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.80%	8.55%	5/6/2030	3,770	2,648	2,639	0.32
Lightbeam Bidco Inc.	(7)(12)(14)	First Lien Revolver	S + 4.80%	8.55%	5/4/2029	491	—	(4)	—
							13,589	13,556	1.68
Automobile Components
Enthusiast Auto Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	12/19/2027	5,831	5,831	5,831	0.72
Enthusiast Auto Holdings, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.16%	12/19/2027	64	—	—	—
OAC Holdings I Corp	(8)(13)	First Lien Term Loan	S + 5.00%	8.90%	3/30/2029	184	184	184	0.02
Power Stop, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.50%	8.35%	1/26/2029	196	196	189	0.02
Quality Automotive Services, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.66%	7/16/2027	4,591	4,582	4,591	0.57
Quality Automotive Services, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	7/16/2027	905	903	905	0.11
Quality Automotive Services, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	7/16/2027	2,416	2,413	2,416	0.30
Quality Automotive Services, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	7/16/2027	1,995	771	778	0.10
Quality Automotive Services, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.66%	7/16/2027	257	—	—	—
Truck-Lite Co., LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	2/13/2032	193	192	191	0.02
Truck-Lite Co., LLC	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	2/13/2032	1,698	1,698	1,686	0.21
Truck-Lite Co., LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	2/13/2032	37	37	36	—
Truck-Lite Co., LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	2/13/2032	1,868	726	723	0.09
Truck-Lite Co., LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.75%	9.50%	2/13/2032	930	(3)	(7)	—
Truck-Lite Co., LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	2/13/2031	176	—	(1)	—
							17,530	17,522	2.16

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Beverages
Pegasus BidCo B.V.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.50%	6.25%	7/12/2032	$993	$996	$994	0.12%
							996	994	0.12
Building Products
MDC Interior Acquisition Inc	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	4/26/2030	984	980	971	0.12
MDC Interior Acquisition Inc	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.75%	4/26/2030	42	—	(1)	—
Surewerx Purchaser III Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	9.00%	12/28/2029	197	196	197	0.02
WST USA Holdco, Inc.	(6)(8)(13)	First Lien Term Loan	S + 4.75%	8.60%	3/31/2027	1,699	1,699	1,699	0.21
WST USA Holdco, Inc.	(6)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.60%	3/31/2027	249	249	249	0.03
							3,124	3,115	0.38
Capital Markets
Arax MidCo, LLC	(12)(14)	First Lien Term Loan	S + 5.25%	9.00%	3/24/2032	1,300	1,297	1,293	0.16
Arax MidCo, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	3/24/2032	593	(1)	(3)	—
Arax MidCo, LLC	(7)(12)(14)	First Lien Revolver	S + 5.25%	9.00%	3/24/2032	107	—	(1)	—
Cub Financing Intermediate, LLC	(8)(15)	First Lien Term Loan	S + 4.75%	8.50%	6/28/2030	3,724	3,710	3,724	0.46
Cub Financing Intermediate, LLC	(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	6/28/2030	1,731	1,717	1,731	0.21
Edgeco Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.25%	6/1/2028	7,354	7,354	7,336	0.91
Edgeco Buyer, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	6/1/2028	872	872	869	0.11
Edgeco Buyer, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	6/1/2028	3,233	3,222	3,225	0.40
Edgeco Buyer, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.25%	6/1/2028	304	253	253	0.03
GTCR ABC Buyer, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	4/14/2033	3,077	3,062	3,062	0.38
GTCR ABC Buyer, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	4/14/2033	1,282	(3)	(6)	—
GTCR ABC Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	4/14/2033	641	(3)	(3)	—
HighTower Holding, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.75%	2/1/2030	10	—	—	—
Lido Advisors, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	5/10/2032	197	196	196	0.02
Lido Advisors, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	5/10/2032	3,504	3,419	3,413	0.42
Lido Advisors, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	5/10/2032	523	519	519	0.06
Lido Advisors, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	5/10/2032	615	458	456	0.06
The Ultimus Group Midco, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	7/1/2032	6,064	6,031	6,064	0.75
The Ultimus Group Midco, LLC	(7)(12)(16)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	7/1/2032	2,031	(3)	—	—
The Ultimus Group Midco, LLC	(7)(12)(16)	First Lien Revolver	S + 4.50%	8.25%	7/1/2032	762	(3)	—	—
							32,097	32,128	3.97

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Chemicals
Americhem, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	3/1/2032	$10,395	$10,352	$10,344	1.28%
Americhem, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	3/1/2032	2,691	(6)	(13)	—
Americhem, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	3/1/2032	1,906	(10)	(10)	—
Aurora Plastics, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.51%	8/12/2030	12,368	12,350	12,213	1.51
Aurora Plastics, LLC	(8)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.51%	8/12/2030	1,398	1,398	1,380	0.17
Aurora Plastics, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.51%	8/12/2030	1,140	(2)	(14)	—
Aurorium Global Holdings LLC	(8)(14)	First Lien Term Loan	S + 5.75%	9.65%	1/2/2029	99	99	92	0.01
Boulder Scientific Company, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.25%	12/31/2027	96	96	96	0.01
Bulab Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	7/1/2032	8,067	8,032	7,986	0.99
Bulab Holdings, Inc.	(8)(14)	First Lien Term Loan	E + 4.50%	6.82%	7/1/2032	EUR 1,345	1,581	1,521	0.19
Bulab Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	7/1/2032	1,931	(4)	(19)	—
Bulab Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	7/1/2032	1,862	(8)	(19)	—
Charkit Chemical Company, LLC	(8)(13)	First Lien Term Loan	S + 4.88%	8.64%	12/29/2026	100	100	96	0.01
DCG Acquisition Corp.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	6/13/2031	6,991	6,991	7,014	0.87
DCG Acquisition Corp.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	6/13/2031	830	829	832	0.10
Hasa Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.25%	1/10/2029	6,427	6,302	6,298	0.78
Hasa Acquisition, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	1/10/2029	3,866	—	(77)	(0.01)
Hasa Acquisition, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.25%	1/10/2029	1,705	1,159	1,159	0.14
Lubricant Engineers	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	9/1/2029	196	196	196	0.02
Lubricant Engineers	(8)(12)(13)	First Lien Term Loan	S + 5.25%	9.00%	9/1/2029	9,014	8,999	8,969	1.11
Lubricant Engineers	(7)(12)(13)	First Lien Revolver	S + 5.25%	9.00%	9/1/2029	885	(4)	(4)	—
Plaskolite PPC Intermediate II LLC	(8)(13)	First Lien Term Loan	S + 8.00%	11.75% (Incl. 4.00% PIK)	5/9/2030	1,428	1,418	1,414	0.17
Plaskolite PPC Intermediate II LLC	(7)(12)(13)	First Lien Revolver	S + 7.00%	10.75%	2/7/2030	101	25	25	—
Rocket Bidco, Inc.	(6)(8)(14)	First Lien Term Loan	C + 4.75%	7.36%	11/1/2030	CAD 196	142	136	0.02
							60,035	59,615	7.37
Commercial Services and Supplies
365RM Holdco, LLC	(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	5/6/2033	2,095	2,085	2,085	0.26
365RM Holdco, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	5/6/2033	152	—	(1)	—
365RM Holdco, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	5/6/2033	253	29	29	—
Acuren Delaware Holdco, Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.50%	6.16%	7/30/2031	350	350	351	0.04
Anticimex Global AB	(5)(6)(8)(16)	First Lien Term Loan	S + 2.90%	6.65%	11/17/2031	1,228	1,228	1,231	0.15
Ares Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.41%	11/18/2029	2,930	2,920	2,930	0.36
Ares Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	11/18/2029	2,354	2,350	2,354	0.29
Ares Holdings, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	11/18/2029	2,013	(2)	—	—
Ares Holdings, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	11/18/2029	1,610	517	520	0.07
BCPE Empire Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.91%	12/11/2030	917	916	906	0.11
BIFM CA Buyer Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.91%	5/31/2028	646	646	649	0.08
CoolSys, Inc.	(5)(8)(14)	First Lien Term Loan	S + 6.00%	9.75% (Incl. 3.50% PIK)	2/11/2030	202	200	156	0.02
Crimson FLS Acquisition, Inc.	(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	2/18/2033	11,154	11,132	11,070	1.37
Crimson FLS Acquisition, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	2/18/2033	2,950	513	495	0.06
Crimson FLS Acquisition, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	2/18/2033	1,672	104	96	0.01

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies (continued)
CRS Midco Holdings, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	12/31/2032	$3,453	$3,438	$3,427	0.43%
CRS Midco Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	12/31/2032	1,154	(3)	(9)	—
CRS Midco Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	12/31/2032	692	(3)	(5)	—
Discovery Purchaser Corporation	(5)(6)(8)(15)	First Lien Term Loan	S + 3.75%	7.50%	10/4/2029	2,951	2,956	2,943	0.37
FL Hawk Intermediate Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.25%	2/22/2030	1,395	1,392	1,395	0.17
FL Hawk Intermediate Holdings, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.25%	2/22/2029	334	(1)	—	—
HeartLand PPC Buyer, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	12/12/2029	7,061	7,009	6,955	0.86
HeartLand PPC Buyer, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/12/2029	854	847	842	0.10
HeartLand PPC Buyer, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/12/2029	3,067	45	7	—
HeartLand PPC Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	12/12/2029	904	335	324	0.04
Hercules Borrower LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	12/15/2028	5,234	5,231	5,221	0.65
Hercules Borrower LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/15/2028	2,094	(4)	(6)	—
Hercules Borrower LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	12/15/2028	589	(4)	(1)	—
High Bar Brands Operating, LLC	(6)(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	12/19/2029	196	195	191	0.03
HP RSS Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	12/11/2029	1,302	1,293	1,282	0.16
HP RSS Buyer, Inc.	(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	12/11/2029	273	272	269	0.03
HP RSS Buyer, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/11/2029	4,294	4,233	4,229	0.52
HP RSS Buyer, Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/11/2029	278	276	274	0.03
HP RSS Buyer, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/11/2029	8,504	7,042	6,948	0.86
Low Voltage Holdings Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	4/28/2032	12,586	12,553	12,461	1.54
Low Voltage Holdings Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	4/28/2032	1,679	(6)	(17)	—
Low Voltage Holdings Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	4/28/2032	1,599	171	161	0.02
Monarch Landscape Holdings, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	10/2/2028	197	196	196	0.02
Palmetto Acquisitionco Inc.	(8)(13)	First Lien Term Loan	S + 5.75%	9.50%	9/18/2029	196	196	191	0.02
Pavion Corp.	(8)(14)	First Lien Term Loan	S + 6.00%	9.75%	10/30/2030	195	195	193	0.02
Polyphase Elevator Holding Company	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	11/24/2032	6,399	6,379	6,367	0.79
Polyphase Elevator Holding Company	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	11/24/2032	1,025	766	765	0.09
Polyphase Elevator Holding Company	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	11/24/2032	575	(2)	(3)	—
Project Boost Purchaser, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.50%	7/16/2031	1,985	1,965	1,936	0.24
Saber Parent Holdings Corp.	(8)(16)	First Lien Term Loan	S + 4.75%	8.50% (Incl. 2.25% PIK)	12/16/2032	9,103	9,083	9,012	1.11
Saber Parent Holdings Corp.	(7)(12)(16)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41% (Incl. 2.25% PIK)	12/16/2032	2,484	451	430	0.05
Saber Parent Holdings Corp.	(7)(12)(16)	First Lien Revolver	S + 4.50%	8.25%	12/16/2032	1,241	574	564	0.07

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies (continued)
Thermostat Purchaser III, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.25%	8.00%	8/31/2028	$197	$196	$195	0.02%
Valet Waste Holdings, Inc.	(8)(12)(13)	First Lien Term Loan	S + 6.00%	9.66%	5/1/2029	6,519	6,473	6,421	0.79
WRE Holding Corp.	(8)(14)	First Lien Term Loan	S + 5.00%	8.87%	7/2/2031	2,275	2,267	2,264	0.28
WRE Holding Corp.	(12)(14)	First Lien Term Loan	S + 5.00%	8.87%	7/2/2031	250	249	249	0.03
WRE Holding Corp.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.87%	7/2/2031	480	480	477	0.06
WRE Holding Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.87%	7/2/2031	1,784	(4)	(9)	—
WRE Holding Corp.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.87%	7/2/2030	316	154	154	0.02
YLG Holdings, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	12/23/2030	9,289	9,269	9,243	1.14
YLG Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/23/2030	1,369	807	802	0.10
YLG Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	12/23/2030	1,214	107	107	0.01
Zinc Buyer Corporation	(12)(14)	First Lien Term Loan	S + 4.25%	8.00% (Incl. 2.38% PIK)	7/24/2031	7,286	7,255	7,104	0.88
Zinc Buyer Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	7/24/2031	670	(5)	(17)	—
Zinc Buyer Corporation	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	7/24/2031	790	63	48	0.01
Zone Climate Services, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.90%	3/9/2028	397	395	390	0.05
Zone Climate Services, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.65%	3/9/2028	636	439	433	0.06
							118,203	117,274	14.49
Construction & Engineering
Ampirical Solutions, LLC	(8)(14)	First Lien Term Loan	S + 4.25%	8.00%	9/30/2032	1,770	1,762	1,770	0.22
Ampirical Solutions, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	9/30/2032	2,655	(6)	—	—
Ampirical Solutions, LLC	(7)(12)(14)	First Lien Revolver	S + 4.25%	8.00%	9/30/2032	708	(3)	—	—
Bells Parent, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.87%	4/25/2033	1,380	1,372	1,372	0.17
Bells Parent, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	4/25/2033	409	408	407	0.05
Bells Parent, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.87%	4/25/2033	218	(1)	(1)	—
CLS Management Services, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	3/27/2030	196	195	195	0.02
FR Vision Holdings Inc	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	1/20/2031	3,937	3,933	3,869	0.48
FR Vision Holdings Inc	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	1/20/2031	2,134	261	229	0.03
FR Vision Holdings Inc	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	1/20/2031	977	973	960	0.12
FR Vision Holdings Inc	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	1/22/2030	248	25	21	—
Hydraulic Technologies USA LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.25%	6/3/2031	824	812	783	0.10
Hydraulic Technologies USA LLC	(7)(12)(13)	First Lien Revolver	S + 5.50%	9.25%	6/3/2030	114	65	61	0.01
Kleinfelder Intermediate LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	9/18/2030	196	196	195	0.02
Mei Buyer LLC	(8)(13)	First Lien Term Loan	S + 4.25%	7.91%	6/29/2029	196	196	196	0.02
							10,188	10,057	1.24

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Construction Materials
Pearlman Enterprises Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.26%	5/5/2027	$197	$195	$194	0.02%
Red Fox CD Acquisition Corporation	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.75%	3/4/2030	13,527	13,249	13,372	1.65
							13,444	13,566	1.67
Containers and Packaging
Berlin Packaging LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 3.25%	7.00%	6/7/2031	2,968	2,972	2,957	0.37
CFs Brands, LLC	(8)(12)(13)	First Lien Term Loan	S + 5.25%	8.91%	10/2/2030	3,446	3,446	3,446	0.43
CFs Brands, LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.91%	10/2/2029	493	279	279	0.03
Cold Chain Technologies, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	7/2/2028	10,634	10,629	10,634	1.31
Cold Chain Technologies, LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.91%	7/2/2028	522	104	104	0.01
Nelipak Holding Company	(8)(12)(13)	First Lien Term Loan	S + 5.50%	9.25%	3/26/2031	7,843	7,843	7,726	0.95
Nelipak Holding Company	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.25%	3/26/2031	946	(4)	(14)	—
Nelipak Holding Company	(7)(12)(13)	First Lien Revolver	S + 5.50%	9.25%	3/26/2031	1,855	—	(28)	—
Packaging Coordinators Midco, Inc.	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.75%	10/15/2032	11,439	11,381	11,067	1.37
Packaging Coordinators Midco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	10/15/2032	3,548	236	146	0.02
Packaging Coordinators Midco, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	10/15/2032	1,242	(8)	(40)	—
PLZ CORP.	(12)(13)	First Lien Term Loan	S + 5.00%	8.66%	3/31/2032	4,497	4,454	4,464	0.55
PLZ CORP.	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.66%	3/31/2032	637	(6)	(5)	—
ProAmpac PG Borrower LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.75%	7.41%	3/6/2031	3,000	960	893	0.11
Rohrer Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	9.12%	3/15/2027	197	197	193	0.02
St Athena Global LLC	(6)(8)(14)	First Lien Term Loan	S + 5.25%	9.00%	6/26/2030	3,831	3,802	3,783	0.47
St Athena Global LLC	(6)(8)(14)	First Lien Term Loan	SON + 5.25%	9.00%	6/26/2030	GBP 2,257	2,921	2,956	0.37
St Athena Global LLC	(6)(7)(12)(14)	First Lien Revolver	S + 5.25%	9.00%	6/26/2029	590	80	76	0.01
Tank Holding Corp.	(8)(14)	First Lien Term Loan	S + 5.75%	9.51%	3/31/2028	196	195	182	0.02
TricorBraun Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.91%	3/3/2031	5,021	5,011	4,710	0.58
Trident TPI Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.75%	7.50%	9/15/2028	2,463	2,467	2,368	0.29
Verde Purchaser, LLC	(5)(8)(16)	First Lien Term Loan	S + 4.00%	7.75%	11/30/2030	3,950	3,958	3,743	0.46
							60,917	59,640	7.37

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Distributors
Aurora Parts & Accessories LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.65%	1/13/2029	$98	$98	$97	0.01%
BC Group Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	12/21/2027	4,076	4,059	4,056	0.50
BC Group Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	12/21/2027	7,061	4,867	4,870	0.60
Blackbird Purchaser, Inc.	(12)(14)	First Lien Term Loan	S + 5.75%	9.50%	12/19/2030	119	119	116	0.01
Blackbird Purchaser, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.75%	9.50%	12/19/2030	65	—	(1)	—
Blackbird Purchaser, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.75%	9.50%	12/19/2029	124	74	72	0.01
Blackhawk Industrial Distribution, Inc.	(8)(13)	First Lien Term Loan	S + 5.75%	9.65% (Incl. 0.50% PIK)	5/30/2027	5,291	5,281	4,761	0.59
Blackhawk Industrial Distribution, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.65% (Incl. 0.50% PIK)	5/30/2027	113	113	102	0.01
Blackhawk Industrial Distribution, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.65%	5/30/2027	1,031	634	532	0.07
Component Hardware Group, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	7/1/2027	90	90	90	0.01
DFS Holding Company, Inc.	(8)(13)	First Lien Term Loan	S + 7.50%	11.25% (Incl. 5.00% PIK)	1/31/2029	206	204	189	0.02
NFO Orange Buyer, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.37%	1/13/2033	5,714	5,702	5,686	0.70
NFO Orange Buyer, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.37%	1/13/2033	1,225	(1)	(6)	—
NFO Orange Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.37%	1/13/2033	816	447	445	0.06
Vessco Midco Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	7/24/2031	7,315	7,298	7,260	0.90
Vessco Midco Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.37%	7/24/2031	3,965	3,957	3,936	0.49
Vessco Midco Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.37%	7/24/2031	2,438	2,386	2,380	0.29
Vessco Midco Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.37%	7/24/2031	3,855	(4)	(29)	—
Vessco Midco Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.37%	7/24/2031	813	(2)	(6)	—
							35,322	34,550	4.27
Diversified Consumer Services
AAH Topco., LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.76%	12/22/2027	2,964	1,870	1,872	0.23
American Residential Services LLC	(5)(7)(12)(16)	First Lien Revolver	S + 2.75%	6.50%	1/31/2030	870	—	(4)	—
Apex Service Partners, LLC	(12)(13)	First Lien Term Loan	S + 5.00%	8.75%	10/24/2030	4,777	4,761	4,777	0.59
Apex Service Partners, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	10/24/2030	768	766	768	0.10
Apex Service Partners, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	10/24/2030	3,500	1,338	1,335	0.17
Apex Service Partners, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.75%	10/24/2029	660	301	303	0.04
Ascend Learning, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.66%	12/11/2028	990	991	967	0.12
Ave Holdings III, Corp.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.50%	9.62%	2/25/2028	6,371	6,304	5,781	0.71
Ave Holdings III, Corp.	(7)(12)(14)	First Lien Revolver	S + 5.50%	9.37%	2/25/2028	514	(5)	(48)	(0.01)
AVG Intermediate Holdings LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.76%	5/16/2028	196	195	196	0.03
COP Hometown Acquisitions, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	7/16/2027	906	904	899	0.11
COP Hometown Acquisitions, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	7/16/2027	3,939	3,929	3,909	0.48

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services (continued)
CVP Holdco, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	6/30/2031	$6,443	$6,436	$6,395	0.79%
CVP Holdco, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	6/30/2031	972	968	965	0.12
CVP Holdco, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	6/28/2030	686	(1)	(5)	—
Essential Services Holding Corporation	(8)(14)	First Lien Term Loan	S + 5.75%	9.50% (Incl. 2.88% PIK)	6/17/2031	2,023	2,019	1,982	0.25
Essential Services Holding Corporation	(7)(12)(14)	First Lien Revolver	S + 5.25%	9.00%	6/17/2030	247	108	104	0.01
Excel Fitness Consolidator LLC	(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	4/29/2030	651	651	648	0.08
Excel Fitness Consolidator LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	4/29/2030	2,636	2,609	2,623	0.32
Experigreen Intermediate Holdings, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.41%	12/10/2032	8,772	8,736	8,684	1.07
Experigreen Intermediate Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	12/10/2032	1,620	(6)	(16)	—
Experigreen Intermediate Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	12/10/2032	1,056	(5)	(11)	—
Fitness International LLC	(5)(8)(16)	First Lien Term Loan	S + 4.50%	8.16%	2/12/2029	10,716	10,716	10,739	1.33
Flint Opco, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	8/15/2030	1,528	1,521	1,521	0.19
Flint Opco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	8/15/2030	297	(1)	(1)	—
Flint Opco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	8/15/2030	6,241	4,154	4,150	0.51
Flint Opco, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	8/15/2029	212	(1)	(1)	—
FSHS I, LLC	(8)(14)	First Lien Term Loan	S + 5.50%	9.16%	11/18/2028	196	195	195	0.03
Goodlife Fitness Centres Inc.	(6)(12)(14)	First Lien Term Loan	C + 5.25%	7.54%	4/1/2033	CAD 8,896	6,380	6,237	0.77
Goodlife Fitness Centres Inc.	(6)(7)(12)(14)	First Lien Revolver	C + 5.25%	7.54%	4/1/2033	CAD 1,647	(6)	(5)	—
GS Seer Group Borrower, LLC	(8)(13)	First Lien Term Loan	S + 6.75%	10.50%	4/29/2030	98	97	89	0.01
GSV Holding, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.50% (Incl. 3.13% PIK)	10/18/2030	5,049	5,031	5,024	0.62
GSV Holding, LLC	(7)(12)(13)	First Lien Revolver	S + 4.25%	8.00%	10/18/2030	217	(1)	—	—
Innovetive Petcare, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.90%	6/30/2028	5,377	5,377	5,350	0.66
Innovetive Petcare, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.90%	6/30/2028	7,691	7,684	7,653	0.95
Innovetive Petcare, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.90%	6/30/2028	1,989	1,980	1,979	0.24
Intel 471 INC.	(12)(13)	First Lien Term Loan	S + 5.25%	9.00%	9/27/2028	200	200	198	0.02
Learning Care Group (US) No. 2 Inc.	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.75%	8/11/2028	413	412	325	0.04
Lido Purchaser, Inc.	(12)(15)	First Lien Term Loan	S + 4.75%	8.50%	4/4/2033	2,237	2,232	2,232	0.28
Lido Purchaser, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	4/4/2033	639	(1)	(1)	—
Quick Quack Car Wash Holdings, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.66%	6/10/2031	197	197	196	0.03
Quick Quack Car Wash Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	6/10/2031	1,873	879	880	0.11
Quick Quack Car Wash Holdings, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	6/10/2031	3,142	3,142	3,134	0.39
Seahawk Bidco, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	12/19/2031	5,745	5,730	5,702	0.70
Seahawk Bidco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	12/19/2031	8,300	2,417	2,371	0.29
Seahawk Bidco, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.75%	12/19/2030	545	93	91	0.01
Taymax Group Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 6.00%	9.76%	7/30/2027	196	196	196	0.02
Taymax Group Acquisition, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.51%	7/30/2027	843	279	280	0.04
Trackforce Acquireco, Inc.	(12)(14)	First Lien Term Loan	S + 5.50%	9.25%	6/23/2028	200	200	196	0.02
University Support Services LLC	(5)(8)(15)	First Lien Term Loan	S + 2.75%	6.41%	2/10/2029	1,360	1,347	1,342	0.17
US Fitness Holdings, LLC	(8)(12)(14)	First Lien Term Loan	S + 5.50%	9.25%	9/4/2031	10,139	10,106	10,139	1.25
US Fitness Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.50%	9.25%	9/4/2031	746	(6)	—	—
US Fitness Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 5.50%	9.25%	9/4/2030	172	(1)	—	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services (continued)
Vertex Service Partners, LLC	(8)(14)	First Lien Term Loan	S + 6.00%	9.75% (Incl. 4.09% PIK)	11/8/2030	$203	$203	$196	0.02%
Vertex Service Partners, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 6.00%	9.75% (Incl. 4.09% PIK)	11/8/2030	251	49	35	—
VPP Intermediate Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.51%	12/1/2027	1,837	1,833	1,828	0.23
VPP Intermediate Holdings, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.51%	12/1/2027	2,214	2,209	2,203	0.27
VPP Intermediate Holdings, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.41%	12/1/2027	2,603	2,597	2,590	0.32
VPP Intermediate Holdings, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.91%	12/1/2027	3,201	1,982	1,976	0.24
VPP Intermediate Holdings, LLC	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.41%	12/1/2027	229	(1)	(1)	—
							122,289	121,162	14.97
Diversified Telecommunication Services
Coral-US Co-Borrower LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 3.25%	7.00%	1/31/2032	2,000	1,979	1,942	0.24
Guardian US Holdco LLC	(5)(8)(15)	First Lien Term Loan	S + 3.25%	7.00%	1/31/2030	2,211	2,217	2,185	0.27
Virgin Media Bristol LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 3.18%	7.15%	3/31/2031	1,500	1,493	1,335	0.16
Zacapa S.a r.l.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.75%	7.50%	3/22/2029	2,470	2,474	2,469	0.31
							8,163	7,931	0.98
Electrical Equipment
AMP Purchaser, LLC	(12)(15)	First Lien Term Loan	S + 4.50%	8.16%	4/1/2033	2,214	2,209	2,209	0.28
AMP Purchaser, LLC	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.16%	4/1/2033	286	(1)	(1)	—
Infinite Bidco LLC	(5)(8)(13)	First Lien Term Loan	S + 6.25%	10.00%	3/2/2028	98	98	99	0.01
							2,306	2,307	0.29
Electronic Equipment, Instruments and Components
Dwyer Instruments, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	7/20/2029	3,831	3,805	3,831	0.47
Dwyer Instruments, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	7/20/2029	501	498	501	0.06
Dwyer Instruments, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	7/20/2029	706	592	599	0.08
Excelitas Technologies Corp.	(12)(14)	First Lien Term Loan	S + 5.25%	8.91%	8/13/2029	2,312	2,289	2,312	0.29
Phoenix 1 Buyer Corp.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	11/20/2030	5,770	5,770	5,770	0.71
Phoenix 1 Buyer Corp.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	11/20/2029	1,142	—	—	—
							12,954	13,013	1.61
Energy Equipment and Services
CRCI Longhorn Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	8/27/2031	6,026	6,006	6,000	0.74
CRCI Longhorn Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	8/27/2031	1,528	661	664	0.08
CRCI Longhorn Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	8/27/2031	1,020	(4)	(4)	—
Integrated Power Services Holdings, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.52%	11/22/2031	17,221	17,209	17,005	2.10
Integrated Power Services Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.52%	11/22/2031	2,017	(10)	(25)	—
Integrated Power Services Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.52%	11/22/2030	1,117	51	40	0.01
Phillips & Temro Industries Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.90%	3/12/2027	185	185	184	0.02
							24,098	23,864	2.95

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services
1364720 B.C. LTD.	(6)(8)(14)	First Lien Term Loan	C + 4.50%	7.11%	9/9/2028	CAD 8,886	$6,286	$6,229	0.77%
1364720 B.C. LTD.	(6)(12)(14)	First Lien Delayed Draw Term Loan	C + 4.50%	7.11%	9/9/2028	CAD 5,558	4,037	3,895	0.48
Aprio Advisory Group, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	8/1/2031	8,250	8,235	8,209	1.01
Aprio Advisory Group, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	8/1/2031	5,148	4,190	4,189	0.52
Aprio Advisory Group, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	8/1/2031	3,233	3,229	3,216	0.40
Aprio Advisory Group, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	8/1/2031	1,638	(3)	(8)	—
Ascensus Group Holdings, Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.00%	6.66%	11/25/2032	2,234	2,241	2,186	0.27
Cerity Partners Equity Holding LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	7/28/2031	16,043	16,043	15,893	1.96
Cerity Partners Equity Holding LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	7/28/2031	9,449	(11)	(89)	(0.01)
Cerity Partners Equity Holding LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	7/28/2031	1,368	654	644	0.08
CFGI Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.25%	7.91%	11/2/2029	5,666	5,634	5,595	0.69
CFGI Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.25%	7.91%	11/2/2029	270	(1)	(3)	—
Cherry Bekaert Advisory LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	6/28/2030	10,358	10,316	10,228	1.26
Cherry Bekaert Advisory LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	6/28/2030	1,151	1,141	1,136	0.14
ClearCapital Holdings, LLC	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	6/30/2032	2,990	2,979	2,908	0.36
ClearCapital Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	6/30/2032	184	(1)	(5)	—
ClearCapital Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	6/30/2032	410	(3)	(11)	—
Contractual Buyer, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	10/10/2030	196	196	196	0.02
Contractual Buyer, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	10/10/2030	5,526	5,489	5,526	0.68
Focus Financial Partners, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.16%	9/15/2031	3,316	3,309	3,242	0.40
Foreside Financial Group, LLC	(12)(16)	First Lien Term Loan	S + 5.25%	9.15%	10/1/2029	2,576	2,576	2,563	0.32
Frazier & Deeter Advisory, LLC	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	5/3/2032	3,118	3,110	3,095	0.38
Frazier & Deeter Advisory, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	5/3/2032	1,717	631	621	0.08
Frazier & Deeter Advisory, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	5/2/2031	325	128	128	0.02
Heights Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.60%	8/25/2028	5,266	5,266	5,266	0.65
Heights Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.85%	8/25/2028	916	913	912	0.11
Heights Buyer, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.60%	8/25/2028	863	857	863	0.11
Heights Buyer, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.50%	8/25/2028	1,254	(2)	(6)	—
Heights Buyer, LLC	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.60%	8/25/2028	764	22	22	—
Kriv Acquisition Inc.	(8)(12)(13)	First Lien Term Loan	S + 4.75%	8.50%	7/31/2031	1,732	1,731	1,719	0.21
Kriv Acquisition Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	7/31/2031	3,044	(8)	(22)	—
Kriv Acquisition Inc.	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	7/31/2031	394	156	155	0.02

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services (continued)
Minotaur Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.66%	6/3/2030	$11,762	$11,685	$11,614	1.43%
Minotaur Acquisition, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	6/3/2030	1,451	1,428	1,433	0.18
Minotaur Acquisition, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	6/3/2030	1,363	1,353	1,346	0.17
Minotaur Acquisition, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.66%	6/3/2030	873	(6)	(11)	—
Monarch Finco, LLC	(6)(8)(15)	First Lien Term Loan	S + 4.25%	8.00%	10/29/2032	1,125	1,120	1,125	0.14
Monarch Finco, LLC	(6)(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	10/29/2032	1,569	1,038	1,044	0.13
Monarch Finco, LLC	(6)(7)(12)(15)	First Lien Revolver	S + 4.25%	8.00%	10/29/2032	105	—	—	—
NAB Holdings, LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.25%	11/23/2028	2,226	2,209	2,082	0.26
Neon Maple Purchaser Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.50%	6.16%	11/17/2031	3,943	3,957	3,850	0.48
OneSource Virtual, Inc.	(12)(15)	First Lien Term Loan	S + 4.75%	8.50%	1/30/2033	8,162	8,144	8,141	1.01
OneSource Virtual, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.75%	8.50%	1/30/2033	1,192	(3)	(3)	—
Opalite Buyer, Inc.	(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	4/21/2033	2,616	2,603	2,603	0.32
Opalite Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	4/21/2033	244	(1)	(1)	—
Opalite Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	4/21/2033	367	(2)	(2)	—
Osttra Group Ltd.	(5)(6)(8)(16)	First Lien Term Loan	S + 3.50%	7.25%	10/8/2032	719	716	720	0.09
Pathstone Family Office LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.26%	5/15/2029	4,701	4,683	4,689	0.58
Pathstone Family Office LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.26%	5/15/2029	1,042	41	41	0.01
Pathstone Family Office LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.26%	5/15/2029	1,453	1,436	1,450	0.18
Pathstone Family Office LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.16%	5/15/2028	374	(1)	(1)	—
Petrus Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	10/17/2029	196	196	195	0.02
Project Accelerate Parent LLC	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.91%	2/24/2031	100	—	—	—
Ryan, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.50%	7.16%	11/5/2032	4,988	4,965	4,957	0.61
Ryan, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.50%	7.16%	11/7/2030	751	(1)	(6)	—
The Chartis Group, LLC	(8)(14)	First Lien Term Loan	S + 4.25%	8.00%	9/17/2031	1,247	1,242	1,241	0.15
The Chartis Group, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	9/17/2031	387	93	94	0.01
The Chartis Group, LLC	(7)(12)(14)	First Lien Revolver	S + 4.25%	8.00%	9/17/2031	194	(1)	(1)	—
Wealth Enhancement Group, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	10/2/2028	197	196	196	0.02
Wealth Enhancement Group, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	10/2/2028	9,661	8,252	8,252	1.02
Wealth Enhancement Group, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	10/2/2028	2,428	(2)	(6)	—
Wealth Enhancement Group, LLC	(7)(12)(13)	First Lien Revolver	S + 4.25%	8.00%	10/2/2028	323	—	(1)	—
Wipfli Advisory LLC	(8)(14)	First Lien Term Loan	S + 4.25%	8.00%	10/1/2032	2,165	2,160	2,127	0.26
Wipfli Advisory LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	10/1/2032	812	132	119	0.01
Wipfli Advisory LLC	(7)(12)(14)	First Lien Revolver	S + 4.25%	8.00%	10/1/2032	541	(1)	(9)	—
							146,971	145,770	18.01
Food Products
BCPE North Star US Holdco 2, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.50%	7.16%	3/10/2028	100	13	15	—
Fiesta Purchaser, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.41%	2/12/2031	3,127	3,134	3,072	0.38
RB Holdings Interco, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.90%	5/4/2028	196	194	195	0.03
Sigma Holdco B.V.	(5)(6)(8)(16)	First Lien Term Loan	S + 4.25%	8.12%	10/31/2030	2,827	2,830	2,728	0.34
Sugar Ppc Buyer LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.62%	10/2/2031	6,779	1,994	1,952	0.24
WPP Bullet Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	12/7/2030	5,091	5,064	5,040	0.62
WPP Bullet Buyer, LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	9.00%	12/7/2029	83	(1)	(1)	—
							13,228	13,001	1.61

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Gas Utilities
Edpo, LLC	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.41%	12/10/2029	$5,523	$5,518	$5,523	0.68%
Edpo, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	12/10/2029	6,794	6,794	6,794	0.84
Edpo, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	12/10/2029	828	(3)	—	—
Edpo, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	12/8/2028	744	196	198	0.03
							12,505	12,515	1.55
Ground Transportation
AMS Parent, LLC	(5)(8)(14)	First Lien Term Loan	S + 4.75%	8.76%	10/25/2028	196	194	183	0.02
							194	183	0.02
Health Care Technology
Acentra Holdings, LLC	(8)(15)	First Lien Term Loan	S + 5.50%	9.25%	12/17/2029	75	75	75	0.01
Caerus US 1 Inc.	(6)(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	5/25/2029	196	194	194	0.02
Continental Buyer, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.41%	4/2/2031	6,670	6,669	6,653	0.82
Continental Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	4/2/2031	3,889	3,881	3,879	0.48
Continental Buyer, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	4/2/2031	1,804	1,799	1,800	0.22
Continental Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	4/2/2031	741	221	220	0.03
Continental Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	4/2/2031	1,769	(3)	(4)	—
Cotiviti, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.41%	3/26/2032	3,889	3,856	3,540	0.44
DeLorean Purchaser, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	12/16/2031	4,302	4,276	4,248	0.52
DeLorean Purchaser, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	12/16/2031	653	(5)	(8)	—
Empower Payments Investor, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	3/12/2031	8,502	8,488	8,417	1.04
Empower Payments Investor, LLC	(12)(14)	First Lien Term Loan	S + 4.75%	8.41%	3/12/2031	7,767	7,749	7,689	0.95
Empower Payments Investor, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	3/12/2031	1,722	(2)	(17)	—
Empower Payments Investor, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	3/12/2031	3,084	3,065	3,053	0.38
Empower Payments Investor, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	3/12/2030	163	—	(2)	—
Ensemble RCM, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.75%	2/10/2031	457	—	(1)	—
F&M Buyer LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	3/18/2032	3,582	3,567	3,546	0.44
F&M Buyer LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	3/18/2032	1,194	(2)	(12)	—
F&M Buyer LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	3/18/2032	522	(3)	(5)	—
Goldeneye Parent, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	3/31/2032	11,928	11,906	11,749	1.45
Goldeneye Parent, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	3/31/2032	1,744	(4)	(26)	—
HT Intermediary III, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	11/12/2030	6,206	6,184	6,174	0.76
HT Intermediary III, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	11/12/2030	1,527	1,517	1,520	0.19
HT Intermediary III, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	11/12/2030	573	208	207	0.03

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Health Care Technology (continued)
IMO Investor Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.87%	5/11/2029	$3,520	$3,520	$3,485	0.43%
IMO Investor Holdings, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.87%	5/11/2029	270	270	268	0.03
IMO Investor Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.87%	5/11/2028	370	—	(4)	—
Invictus Buyer, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	6/3/2031	7,701	7,701	7,701	0.95
Invictus Buyer, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	6/3/2031	3,258	3,242	3,258	0.40
Invictus Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	6/3/2031	1,210	—	—	—
Net Health Acquisition Corp.	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	7/3/2031	8,959	8,920	8,959	1.11
Net Health Acquisition Corp.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	7/3/2031	973	(4)	—	—
Perfectserve, Inc.	(12)(14)	First Lien Term Loan	S + 5.00%	8.75%	2/27/2032	3,325	3,311	3,325	0.41
Perfectserve, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	2/27/2032	475	(2)	—	—
SDS Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.10%	9/30/2027	196	196	196	0.02
Swoop Intermediate III, Inc.	(8)(12)(15)	First Lien Term Loan	S + 4.50%	8.25%	4/12/2032	7,590	7,580	7,571	0.94
Swoop Intermediate III, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	4/12/2032	1,214	(3)	(3)	—
Swoop Intermediate III, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	4/12/2032	1,214	(3)	(3)	—
Unlimited Technology Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50% (Incl. 2.88% PIK)	3/12/2032	5,621	5,609	5,537	0.68
Unlimited Technology Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	3/12/2032	747	(2)	(11)	—
Vatica Health, Inc.	(8)(14)	First Lien Term Loan	S + 4.25%	8.00%	10/29/2032	4,440	4,418	4,318	0.53
Vatica Health, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.25%	8.00%	10/29/2032	445	(2)	(12)	—
Wisdom Purchaser, LLC	(8)(15)	First Lien Term Loan	S + 4.25%	8.00%	7/24/2032	6,121	6,108	5,968	0.74
Wisdom Purchaser, LLC	(7)(12)(15)	First Lien Revolver	S + 4.25%	8.00%	7/24/2032	636	(2)	(16)	—
							114,493	113,426	14.02
Healthcare Equipment and Supplies
Alcor Scientific LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.26%	1/31/2028	200	200	200	0.03
Aspen Medical Products, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	6/10/2028	1,819	1,819	1,810	0.22
Belmont Instrument, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	8/19/2028	194	194	194	0.03
Blades Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	3/28/2028	199	199	198	0.02
Blades Buyer, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	3/28/2028	3,810	2,205	2,197	0.27
Blades Buyer, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	3/28/2028	7	7	7	—
Blades Buyer, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	3/28/2028	305	—	(2)	—
Cadence, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.40%	5/21/2028	196	196	194	0.03
CDL Parent, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.25%	12/7/2028	2,978	2,968	2,955	0.37
CDL Parent, Inc.	(12)(13)	First Lien Term Loan	S + 4.50%	8.25%	12/7/2028	14,344	14,282	14,236	1.76
CDL Parent, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	12/7/2028	1,644	32	23	—
CPC/Cirtec Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	1/30/2029	1,640	1,635	1,640	0.20
CPC/Cirtec Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	10/31/2028	558	166	167	0.02

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Equipment and Supplies (continued)
Sentry Acquisition, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	2/2/2033	$3,831	$3,814	$3,831	0.47%
Sentry Acquisition, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	2/2/2033	1,056	(2)	—	—
Sentry Acquisition, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	2/2/2033	633	(3)	—	—
Tarrytown Acquisition Holdings, LLC	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.41%	11/12/2032	3,128	3,116	3,097	0.38
Tarrytown Acquisition Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	11/12/2032	671	(2)	(7)	—
Tarrytown Acquisition Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	11/12/2032	566	(3)	(6)	—
TIDI Legacy Products, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	12/19/2029	196	196	195	0.02
							31,019	30,929	3.82
Healthcare Providers and Services
123Dentist Inc.	(6)(12)(14)	First Lien Delayed Draw Term Loan	C + 5.00%	7.29%	8/10/2029	CAD 10,008	7,108	7,032	0.87
AB Centers Acquisition Corporation	(8)(14)	First Lien Term Loan	S + 5.25%	8.91%	7/2/2031	7,207	7,181	7,189	0.89
AB Centers Acquisition Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.91%	7/2/2031	450	218	220	0.03
AB Centers Acquisition Corporation	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.91%	7/2/2031	428	(2)	(1)	—
Arrow Management Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	7/26/2032	2,186	2,177	2,165	0.27
Arrow Management Acquisition, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	7/26/2032	784	105	99	0.01
Arrow Management Acquisition, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	7/26/2032	262	80	78	0.01
Cardiology Management Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.40%	1/31/2029	196	196	195	0.03
Community Medical Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 4.50%	8.62%	12/15/2028	98	97	98	0.01
Crown Laundry, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	5/28/2031	2,654	2,643	2,648	0.33
Crown Laundry, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	5/28/2031	434	143	143	0.02
Crown Laundry, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	5/28/2031	507	35	36	—
CVR Management, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	1/4/2027	9	9	9	—
CVR Management, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	1/4/2027	111	—	—	—
CVR Management, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	1/4/2027	196	196	196	0.03
DCA Investment Holding LLC	(12)(14)	First Lien Term Loan	S + 5.00%	8.75%	6/2/2031	16	16	16	—
DCA Investment Holding LLC	(12)(14)	First Lien Term Loan	S + 6.50%	10.25% (Incl. 2.25% PIK)	6/2/2031	106	106	106	0.01
Docs, MSO, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.85%	6/1/2028	47	47	46	0.01
ENT MSO, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.10%	12/31/2028	157	157	156	0.02
EPFS Buyer, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	7/31/2031	6,822	6,797	6,652	0.82
EPFS Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	7/31/2031	213	(1)	(5)	—
EPFS Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	7/31/2031	686	161	148	0.02
Eyesouth Eye Care Holdco, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.51%	10/5/2029	2,102	2,102	2,081	0.26
Eyesouth Eye Care Holdco, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.51%	10/5/2029	4,262	4,227	4,220	0.52
GTCR BC Purchaser, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	11/19/2032	5,268	5,234	5,202	0.64
GTCR BC Purchaser, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	11/19/2032	1,129	(4)	(14)	—
GTCR BC Purchaser, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	11/19/2031	602	(5)	(8)	—
ImageFirst Holdings, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.75%	3/12/2030	2,800	—	—	—
IvyRehab Intermediate II, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.85%	4/23/2029	196	196	194	0.03
JKC Parent, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	2/13/2032	374	373	371	0.05

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Providers and Services (continued)
JKC Parent, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	2/13/2032	$130	$129	$128	0.02%
JKC Parent, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	2/13/2032	702	419	414	0.05
JKC Parent, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	2/13/2032	87	34	34	—
MRO Corporation	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	6/9/2032	9,070	9,010	9,070	1.12
MRO Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	6/9/2032	795	(5)	—	—
MRO Corporation	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	6/9/2032	795	(3)	—	—
New ACI Buyer LLC	(12)(14)	First Lien Term Loan	S + 5.75%	9.50%	6/29/2031	33	33	33	—
New ACI Buyer, LLC	(12)(14)	First Lien Term Loan	S + 5.50%	9.25%	6/29/2031	11	11	11	—
OIS Management Services, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	11/16/2028	3,773	3,727	3,773	0.47
OIS Management Services, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	11/16/2028	3,103	3,065	3,103	0.38
ONS MSO, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.50%	7/7/2028	210	209	186	0.02
ONS MSO, LLC	(7)(12)(13)	First Lien Revolver	S + 6.25%	10.00%	7/7/2028	24	21	19	—
Onsite Holdings, LLC	(8)(13)	First Lien Term Loan	S + 6.75%	10.60%	12/28/2027	196	196	193	0.02
Orsini Pharmaceutical Services, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	5/22/2031	3,317	3,304	3,318	0.41
Orsini Pharmaceutical Services, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	5/22/2030	226	(1)	—	—
Phynet Dermatology LLC	(8)(13)	First Lien Term Loan	S + 6.50%	10.25%	10/20/2029	204	204	198	0.02
Premise Health Holding Corp.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	11/8/2032	8,991	8,978	8,969	1.12
Premise Health Holding Corp.	(12)(14)	First Lien Term Loan	S + 4.75%	8.50%	11/8/2032	1,430	1,424	1,427	0.18
Premise Health Holding Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	11/8/2032	1,268	753	756	0.09
Premise Health Holding Corp.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	11/6/2031	1,008	(1)	(3)	—
RxSense Holdings LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	3/12/2027	4,056	4,056	4,036	0.50
RxSense Holdings LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.75%	3/12/2027	619	—	(3)	—
SCHP Purchaser, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.25%	10/22/2032	3,140	3,126	3,030	0.37
SCHP Purchaser, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	10/22/2032	523	(2)	(18)	—
Smile Doctors LLC	(8)(14)	First Lien Term Loan	S + 5.90%	9.87%	12/23/2028	98	98	98	0.02
Soleo Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	2/2/2032	5,918	5,905	5,918	0.73
Soleo Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	2/2/2032	1,149	(3)	—	—
Soleo Holdings, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	2/2/2032	702	701	702	0.09
Soleo Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	2/2/2032	704	(2)	—	—
Specialized Dental Holdings II, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	11/1/2028	197	197	197	0.02
Specialtycare, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	12/18/2029	6,123	6,095	6,108	0.75
Specialtycare, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	12/18/2029	1,351	346	347	0.04
Specialtycare, Inc.	(7)(12)(16)	First Lien Revolver	S + 3.75%	7.50%	12/18/2029	204	—	—	—
TurningPoint Healthcare Solutions, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.51%	7/14/2027	196	196	196	0.02
United Digestive MSO Parent, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.50%	3/30/2029	196	196	196	0.02
USHV Management, LLC	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.75%	9/8/2032	3,938	3,923	3,918	0.48
USHV Management, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	9/8/2032	373	119	119	0.01
USHV Management, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	9/8/2031	549	74	74	0.01
Valeris, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	9/19/2031	2,944	2,940	2,937	0.37
Valeris, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	9/19/2031	8,806	8,768	8,762	1.08
Valeris, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	9/19/2031	1,465	(6)	(7)	—
							107,826	107,511	13.29

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Hotels, Restaurants and Leisure
BJH Holdings III Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	8/19/2027	$196	$196	$195	0.02%
Movati Athletic (Group) Inc.	(6)(8)(13)	First Lien Term Loan	C + 4.25%	6.86%	5/29/2030	CAD 7,419	5,318	5,226	0.65
Movati Athletic (Group) Inc.	(6)(7)(12)(16)	First Lien Delayed Draw Term Loan	C + 4.25%	6.86%	5/29/2030	CAD 918	(6)	—	—
Southpaw Ap Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.40%	3/2/2028	2,754	2,752	2,740	0.34
Southpaw Ap Buyer, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.40%	3/2/2028	621	564	563	0.07
Southpaw Ap Buyer, LLC	(7)(12)(13)	First Lien Revolver	S + 5.50%	9.40%	3/2/2028	252	57	56	0.01
							8,881	8,780	1.09
Household Durables
Stanton Carpet Intermediate Holdings II, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.90%	10/1/2027	200	200	199	0.02
							200	199	0.02
Household Products
TPC US Parent, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.65%	3/1/2027	38	38	38	—
Wu Holdco, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	4/19/2032	10,187	10,167	10,111	1.25
Wu Holdco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	4/19/2032	2,497	(2)	(19)	—
Wu Holdco, Inc.	(7)(12)(16)	First Lien Revolver	S + 4.75%	8.50%	4/19/2032	777	(2)	(6)	—
							10,201	10,124	1.25
Industrial Conglomerates
Harvey Tool Company, LLC	(8)(14)	First Lien Term Loan	E + 4.75%	7.07%	8/6/2032	EUR 617	716	702	0.09
Harvey Tool Company, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	8/6/2032	9,199	9,199	9,107	1.12
Harvey Tool Company, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	8/6/2032	3,424	(6)	(34)	—
Harvey Tool Company, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	8/6/2032	1,179	—	(12)	—
							9,909	9,763	1.21
Insurance
Acrisure, LLC	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.66%	11/6/2030	1,985	1,987	1,800	0.22
Allied Benefits Systems Intermediate LLC	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.66%	10/31/2030	3,945	3,945	3,925	0.49
AMBA Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	9.10%	7/30/2027	3,550	3,540	3,550	0.44
AMBA Buyer, Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	9.10%	7/30/2027	851	849	851	0.11
AMBA Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	9.00%	7/30/2027	223	(1)	—	—
Amerilife Holdings LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	8/31/2029	3,283	3,277	3,275	0.40
Amerilife Holdings LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	8/31/2029	12,117	12,088	12,087	1.49
Amerilife Holdings LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	8/31/2029	1,110	198	196	0.02
Amerilife Holdings LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	8/31/2028	556	137	138	0.02
AQ Sunshine, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	7/24/2033	6,097	6,082	6,082	0.75
AQ Sunshine, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	7/24/2033	1,370	69	66	0.01
AQ Sunshine, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	7/24/2032	685	(3)	(3)	—
Ardonagh Midco 3 Limited	(5)(6)(8)(16)	First Lien Term Loan	S + 3.00%	6.87%	2/15/2031	3,943	3,943	3,827	0.47
Bellwether Buyer, L.L.C.	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	4/15/2032	4,182	4,176	4,182	0.52
Bellwether Buyer, L.L.C.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	4/15/2032	2,178	303	305	0.04
Bellwether Buyer, L.L.C.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	4/15/2032	871	(2)	—	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Insurance (continued)
Broadstreet Partners, Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.50%	6.16%	6/13/2031	$1,082	$1,084	$1,047	0.13%
Foundation Risk Partners, Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	10/29/2030	4,280	2,978	2,970	0.37
Galway Borrower LLC	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	9/29/2028	4,471	4,457	4,432	0.55
Galway Borrower LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	9/29/2028	285	284	282	0.03
Galway Borrower LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	9/29/2028	823	(1)	(7)	—
Galway Borrower LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	9/29/2028	429	135	132	0.02
Higginbotham Insurance Agency, Inc	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	6/11/2031	6,664	6,664	6,647	0.82
Higginbotham Insurance Agency, Inc	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	6/11/2031	519	178	177	0.02
Higginbotham Insurance Agency, Inc	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	6/11/2031	557	554	556	0.07
Imagine 360 LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	9/30/2028	1,379	1,375	1,361	0.17
Imagine 360 LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	9/30/2028	767	(2)	(10)	—
Imagine 360 LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	9/30/2028	327	(2)	(4)	—
Integrity Marketing Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	8/25/2028	7,545	7,529	7,545	0.93
Iris Specialty Acquisition LLC	(8)(15)	First Lien Term Loan	S + 4.50%	8.25%	11/20/2032	7,326	7,312	7,271	0.90
Iris Specialty Acquisition LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	11/20/2032	1,235	110	102	0.01
Iris Specialty Acquisition LLC	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	11/20/2032	1,087	244	239	0.03
Mclarens Midco Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.65%	12/19/2027	2,550	2,550	2,543	0.31
Mclarens Midco Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.65%	12/19/2027	659	657	657	0.08
Mclarens Midco Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.65%	12/19/2027	891	891	889	0.11
Mclarens Midco Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.65%	12/19/2027	1,370	(3)	(3)	—
Mclarens Midco Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.51%	12/19/2027	287	92	91	0.01
Oakbridge Insurance Agency, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	11/1/2029	196	196	194	0.02
Oakbridge Insurance Agency, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	11/1/2029	2,319	(5)	(29)	—
Oakbridge Insurance Agency, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	11/1/2029	2,569	2,417	2,412	0.30
OneDigital Borrower LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.66%	7/2/2031	1,976	1,976	1,920	0.24
Pareto Health Intermediate Holdings, Inc.	(8)(12)(13)	First Lien Term Loan	S + 5.00%	8.75%	6/1/2030	3,369	3,360	3,352	0.41
Pareto Health Intermediate Holdings, Inc.	(12)(13)	First Lien Term Loan	S + 5.00%	8.75%	6/1/2030	1,839	1,830	1,830	0.23
Pareto Health Intermediate Holdings, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.75%	6/1/2029	156	(1)	(1)	—
Patriot Growth Insurance Services, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.90%	10/16/2028	7,933	7,910	7,874	0.97
Patriot Growth Insurance Services, LLC	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.90%	10/16/2028	1,387	1,384	1,377	0.17
Patriot Growth Insurance Services, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	10/16/2028	534	(2)	(4)	—
Riser Interco, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	10/31/2029	581	581	578	0.07
Riser Interco, LLC	(8)(14)	First Lien Term Loan	SON + 4.75%	8.50%	10/31/2029	GBP 977	1,293	1,289	0.16
Riser Interco, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	10/31/2029	888	(2)	(4)	—
Riser Interco, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	10/31/2029	520	186	183	0.02
Simplicity Financial Marketing Group Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	12/31/2031	6,684	6,659	6,668	0.82
Simplicity Financial Marketing Group Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	12/31/2031	4,293	1,658	1,665	0.21
Simplicity Financial Marketing Group Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	12/31/2031	903	(5)	(2)	—
THG Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	10/31/2031	2,924	2,924	2,910	0.36
THG Acquisition, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	10/31/2031	658	486	484	0.06
THG Acquisition, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	10/31/2031	330	81	79	0.01
Trucordia Insurance Holdings, LLC	(5)(8)(16)	First Lien Term Loan	S + 3.25%	7.00%	6/17/2032	269	268	240	0.03
World Insurance Associates, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	4/3/2030	4,032	4,031	4,022	0.50
World Insurance Associates, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	4/3/2030	2,854	1,943	1,942	0.24
World Insurance Associates, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.75%	4/3/2030	209	(1)	(1)	—
							116,841	116,176	14.36

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
IT Services
BigTime Software, Inc.	(12)(14)	First Lien Term Loan	S + 6.50%	10.25%	6/30/2028	$200	$200	$199	0.02%
Cardinal Parent, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.50%	8.40%	11/12/2027	196	189	174	0.02
DT1 Midco Corp	(8)(12)(14)	First Lien Term Loan	S + 5.25%	8.91%	12/30/2031	7,643	7,622	7,528	0.93
DT1 Midco Corp	(8)(14)	First Lien Term Loan	S + 5.25%	8.91%	12/30/2031	754	751	743	0.09
DT1 Midco Corp	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.91%	12/30/2031	2,540	11	(20)	—
DT1 Midco Corp	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.91%	12/30/2030	1,183	(3)	(18)	—
Govdelivery Holdings, LLC	(8)(14)	First Lien Term Loan	S + 5.75%	9.50% (Incl. 2.25% PIK)	1/17/2031	203	203	203	0.03
Marco Technologies, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.66%	11/24/2027	200	200	200	0.02
Medallia, Inc.	(8)(14)(17)	First Lien Term Loan	S + 6.00%	9.97%	10/29/2028	105	99	60	0.01
Noble Midco 3 Limited	(8)(14)	First Lien Term Loan	S + 4.75%	8.50% (Incl. 0.50% PIK)	6/10/2031	5,094	5,093	5,004	0.62
Noble Midco 3 Limited	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	6/10/2031	824	—	(14)	—
Noble Midco 3 Limited	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	12/10/2030	1,120	168	148	0.02
PDI TA Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 6.00%	9.75% (Incl. 2.50% PIK)	2/3/2031	206	206	202	0.03
Ridge Trail US Bidco, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	9/30/2031	8,556	8,509	8,513	1.05
Ridge Trail US Bidco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	9/30/2031	2,994	396	401	0.05
Ridge Trail US Bidco, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	3/31/2031	998	(6)	(5)	—
Safety Borrower Holdings LLC	(8)(12)(13)	First Lien Term Loan	S + 4.75%	8.41%	12/19/2032	5,751	5,745	5,664	0.70
Safety Borrower Holdings LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	12/19/2032	888	(1)	(13)	—
Safety Borrower Holdings LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.41%	12/19/2032	765	43	32	—
Saturn Borrower Inc	(8)(13)	First Lien Term Loan	S + 6.00%	9.75%	11/13/2028	3,861	3,845	3,784	0.47
Saturn Borrower Inc	(7)(12)(13)	First Lien Revolver	S + 6.00%	9.75%	11/13/2028	640	170	162	0.02
Spirit RR Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.35%	9/13/2028	3,202	3,198	3,154	0.39
Spirit RR Holdings, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.76%	8.61%	9/13/2028	725	725	718	0.09
Spirit RR Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	9/13/2028	272	—	(4)	—
Storable, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 2.75%	6.50%	4/16/2029	100	—	—	—
Trunk Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.75%	9.51%	2/19/2030	1,982	1,978	1,982	0.24
Trunk Acquisition, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.51%	2/19/2030	1,824	1,544	1,549	0.19
VS Buyer, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 2.50%	6.25%	10/11/2030	100	—	(3)	—
Welocalize, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.10%	5/31/2027	197	196	194	0.02
							41,081	40,537	5.01

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Life Sciences Tools & Services
Kwol Acquisition, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	12/12/2029	$6,051	$6,051	$5,960	0.73%
Kwol Acquisition, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	12/12/2029	9,515	9,445	9,373	1.16
Kwol Acquisition, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	12/12/2029	1,734	(3)	(26)	—
LSCS Holdings, Inc.	(5)(8)(16)	First Lien Term Loan	S + 4.50%	8.25%	3/4/2032	1,481	1,475	1,457	0.18
Sotera Health Holdings, LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.25%	5.91%	5/30/2031	782	782	784	0.10
							17,750	17,548	2.17
Machinery
Dynatect Group Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.35%	9/29/2028	189	189	189	0.02
Flow Control Solutions, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	3/29/2029	5,217	5,168	5,191	0.64
Flow Control Solutions, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	3/29/2029	936	100	99	0.01
Merlin Buyer, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.75%	7.50%	4/16/2031	1,450	(5)	(14)	—
Process Equipment, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.37%	3/6/2028	196	196	196	0.03
Process Insights Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 6.25%	10.00% (Incl. 4.60% PIK)	7/18/2029	198	198	180	0.02
RFI Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.35%	8/5/2030	3,451	3,437	3,434	0.43
RFI Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.35%	8/5/2030	2,599	958	953	0.12
RFI Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.35%	8/5/2030	600	34	33	—
SunSource Borrower, LLC	(5)(8)(16)	First Lien Term Loan	S + 4.00%	7.76%	3/25/2031	1,965	1,974	1,969	0.24
Victory Buyer LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.75%	2/13/2031	100	(1)	(1)	—
							12,248	12,229	1.51

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Media
MH Sub I, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.25%	7.91%	12/31/2031	$2,463	$2,443	$2,141	0.26%
Planet US Buyer LLC	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.75%	2/7/2031	2,364	2,369	2,375	0.29
Red Ventures, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.41%	3/4/2030	939	938	873	0.11
							5,750	5,389	0.66
Oil, Gas and Consumable Fuels
Valicor PPC Intermediate II LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.66%	7/24/2028	5,078	5,071	5,052	0.63
Valicor PPC Intermediate II LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	7/24/2028	435	434	432	0.05
Valicor PPC Intermediate II LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.66%	1/24/2028	710	411	408	0.05
							5,916	5,892	0.73
Personal Care Products
Apothecary Products, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.12%	7/27/2027	171	171	168	0.02
Swanson Health Products, Incorporated	(8)(13)	First Lien Term Loan	S + 5.75%	9.76%	6/30/2027	182	182	180	0.02
							353	348	0.04
Pharmaceuticals
Amneal Pharmaceuticals LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 3.00%	6.66%	8/1/2032	1,498	1,499	1,506	0.19
Bamboo US BidCo LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	9/30/2030	2,978	2,978	2,889	0.36
Bamboo US BidCo LLC	(8)(16)	First Lien Term Loan	E + 5.25%	7.57%	9/30/2030	EUR 2,681	2,930	2,970	0.37
Bamboo US BidCo LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	9/30/2030	1,880	1,871	1,823	0.22
Bamboo US BidCo LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.91%	10/1/2029	826	289	264	0.03
Bridges Consumer Healthcare Intermediate LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.12%	12/22/2031	4,637	4,619	4,614	0.57
Bridges Consumer Healthcare Intermediate LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.12%	12/22/2031	4,212	1,757	1,744	0.22
Bridges Consumer Healthcare Intermediate LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	9.12%	12/22/2031	894	(3)	(4)	—
Exactcare Parent, Inc.	(8)(13)	First Lien Term Loan	S + 5.50%	9.25%	11/5/2029	196	196	196	0.02
NH Kronos Parent, Inc.	(12)(15)	First Lien Term Loan	S + 4.50%	8.25%	1/31/2033	12,693	12,666	12,630	1.56
NH Kronos Parent, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	1/31/2033	841	(1)	(4)	—
NH Kronos Parent, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	1/31/2033	1,261	(3)	(6)	—
Puma Buyer, LLC	(8)(15)	First Lien Term Loan	S + 4.25%	8.00%	3/29/2032	11,582	11,549	11,582	1.43
Puma Buyer, LLC	(7)(12)(15)	First Lien Revolver	S + 4.25%	8.00%	3/29/2032	2,005	(7)	—	—
TerSera Therapeutics LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	4/4/2030	2,467	2,459	2,467	0.30
TerSera Therapeutics LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.50%	4/4/2030	3,816	3,816	3,816	0.47
TerSera Therapeutics LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	4/4/2030	7,496	7,462	7,496	0.93
TerSera Therapeutics LLC	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.50%	4/4/2030	261	(1)	—	—
							54,076	53,983	6.67

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Professional Services
ABC Legal Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.25%	8.00%	8/13/2032	$1,305	$1,300	$1,292	0.16%
ABC Legal Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	8/13/2032	393	(1)	(4)	—
ABC Legal Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.25%	8.00%	8/13/2032	255	(1)	(3)	—
Analytic Partners, LP	(12)(14)	First Lien Term Loan	S + 4.25%	7.91%	4/4/2030	953	951	951	0.12
Analytic Partners, LP	(8)(14)	First Lien Term Loan	S + 4.25%	7.91%	4/4/2030	3,853	3,849	3,844	0.48
Analytic Partners, LP	(7)(12)(16)	First Lien Revolver	S + 4.25%	7.91%	4/4/2030	502	(2)	(1)	—
Carr, Riggs & Ingram Capital, L.L.C.	(8)(15)	First Lien Term Loan	S + 4.50%	8.25%	11/18/2031	2,839	2,829	2,796	0.35
Carr, Riggs & Ingram Capital, L.L.C.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	11/18/2031	1,453	510	491	0.06
Carr, Riggs & Ingram Capital, L.L.C.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	11/18/2031	667	106	98	0.01
Clinical Education Alliance, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.90%	12/21/2026	98	98	98	0.01
Crisis Prevention Institute, Inc.	(5)(7)(12)(15)	First Lien Revolver	S + 4.75%	8.50%	4/9/2029	100	—	—	—
Disa Holdings Corp.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	9/9/2028	2,810	2,810	2,796	0.35
Disa Holdings Corp.	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	9/9/2028	547	547	545	0.07
Disa Holdings Corp.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	9/9/2028	567	567	564	0.07
DTI Holdco, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.00%	7.66%	4/26/2029	727	635	665	0.08
Foreigner Bidco Inc.	(8)(13)	First Lien Term Loan	S + 6.00%	9.85%	4/19/2028	200	200	192	0.02
Grant Thornton Advisors LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.41%	6/2/2031	2,553	2,555	2,436	0.30
HSI Halo Acquisition, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	6/30/2031	7,700	7,687	7,565	0.93
HSI Halo Acquisition, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	6/30/2031	692	690	680	0.08
HSI Halo Acquisition, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	6/28/2030	932	(2)	(16)	—
IG Investments Holdings, LLC	(12)(14)	First Lien Term Loan	S + 5.00%	8.75%	9/22/2028	2,569	2,569	2,569	0.32
IG Investments Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	9/22/2028	293	—	—	—
Iris Buyer LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	10/2/2030	196	194	196	0.02

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Professional Services (continued)
Keng Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.25%	8/1/2029	$196	$195	$194	0.02%
Lighthouse Parent Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	12/22/2031	2,358	(6)	(24)	—
Marina Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	7/1/2030	2,114	2,099	2,082	0.26
Marina Acquisition, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.75%	7/1/2030	307	(2)	(5)	—
MHE Intermediate Holdings, LLC	(8)(13)	First Lien Term Loan	S + 6.00%	9.90%	7/21/2027	200	200	198	0.02
Monarch Buyer, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.37%	6/2/2032	4,885	4,865	4,837	0.60
Monarch Buyer, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	6/2/2032	2,049	434	419	0.05
Monarch Buyer, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.75%	8.50%	6/2/2032	923	181	175	0.02
OMNIA Partners, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.50%	12/31/2032	3,109	3,116	3,119	0.39
Propio LS, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	5/10/2030	7,227	7,198	7,191	0.89
Propio LS, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	5/10/2030	200	45	45	0.01
Rimkus Consulting Group, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	9.00%	4/1/2031	8,827	8,827	8,562	1.06
Rimkus Consulting Group, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	4/1/2031	607	607	589	0.07
Rimkus Consulting Group, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	9.00%	4/1/2030	1,201	300	264	0.03
Ruppert Landscape, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	12/3/2029	4,564	4,557	4,541	0.56
Ruppert Landscape, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	12/3/2029	6,391	3,852	3,874	0.48
Ruppert Landscape, LLC	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	12/3/2029	601	601	598	0.07
Ruppert Landscape, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	12/3/2029	865	192	190	0.02
Sedgwick Claims Management Services, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.16%	7/31/2031	1,460	1,463	1,444	0.18
Skopima Consilio Parent LLC	(5)(8)(15)	First Lien Term Loan	S + 3.75%	7.41%	5/12/2028	3,312	3,317	2,747	0.34
USRP Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	12/31/2029	8,543	8,517	8,543	1.06
USRP Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	12/31/2029	2,757	2,601	2,617	0.32
USRP Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	12/31/2029	900	(3)	—	—
Vaco Holdings, LLC	(5)(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	1/21/2027	100	—	(18)	—
Vensure Employer Services, Inc.	(8)(12)(15)	First Lien Term Loan	S + 5.00%	8.75%	9/29/2031	2,465	2,463	2,428	0.30
VT Topco, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.66%	8/9/2030	987	986	970	0.12
YA Intermediate Holdings II, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	10/1/2031	5,337	5,318	5,284	0.65
YA Intermediate Holdings II, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	10/1/2031	2,252	709	693	0.09
YA Intermediate Holdings II, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.87%	10/1/2031	1,084	588	582	0.07
							91,311	89,893	11.11
Real Estate Management and Development
Sako and Partners Lower Holdings LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	9/15/2028	10,083	10,062	10,083	1.25
Sako and Partners Lower Holdings LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.16%	9/15/2028	1,091	(3)	—	—
							10,059	10,083	1.25

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software
Adelaide Borrower, LLC	(12)(14)	First Lien Term Loan	S + 6.00%	9.75%	5/8/2030	$203	$202	$197	0.02%
Ahead DB Holdings, LLC	(5)(8)(14)	First Lien Term Loan	S + 2.50%	6.25%	2/1/2031	731	730	721	0.09
Alta Buyer, LLC	(12)(13)	First Lien Term Loan	S + 4.50%	8.25%	2/18/2033	7,698	7,672	7,678	0.95
Alta Buyer, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.25%	2/18/2033	837	(3)	(2)	—
AQA Acquisition Holding, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.25%	7.00%	3/3/2028	100	—	(19)	—
Articulate Global, LLC	(8)(15)	First Lien Term Loan	S + 4.00%	7.75%	10/25/2032	13,189	13,162	13,091	1.62
Articulate Global, LLC	(7)(12)(15)	First Lien Revolver	S + 4.00%	7.75%	10/25/2032	1,326	(3)	(10)	—
Artifact Bidco, Inc.	(8)(15)	First Lien Term Loan	S + 4.15%	7.90%	7/28/2031	3,354	3,336	3,354	0.41
Artifact Bidco, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.15%	7.90%	7/28/2031	821	(5)	—	—
Artifact Bidco, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.15%	7.90%	7/26/2030	587	(3)	—	—
Banker’s Toolbox, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.37%	7/27/2029	3,429	3,429	3,403	0.42
Banker’s Toolbox, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.37%	7/27/2029	1,085	(3)	(8)	—
Bluecat Networks (USA) Inc.	(6)(8)(14)	First Lien Term Loan	S + 5.50%	9.25%	8/8/2028	1,463	1,458	1,457	0.18
Boxer Parent Company Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.50%	7/30/2031	3,943	3,945	3,563	0.44
Camelot U.S. Acquisition LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.41%	1/31/2031	4,260	4,267	3,937	0.49
Catalis Intermediate, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	9.15%	8/4/2027	98	97	98	0.01
Central Parent LLC	(5)(8)(16)	First Lien Term Loan	S + 3.25%	7.00%	7/6/2029	3,085	3,071	1,602	0.20
Clearwater Analytics Holdings, Inc.	(12)(13)	First Lien Term Loan	S + 4.50%	8.25%	6/27/2033	9,129	9,106	9,129	1.13
Clearwater Analytics Holdings, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	6/27/2033	1,691	(2)	—	—
Clearwater Analytics Holdings, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.25%	6/27/2033	1,099	(3)	—	—
Cloud Software Group, Inc.	(5)(6)(7)(12)(16)	First Lien Revolver	S + 3.25%	7.00%	9/28/2029	100	—	—	—
Concord Global Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	12/29/2031	3,946	3,930	3,906	0.48
Concord Global Acquisition, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	12/29/2031	1,715	613	600	0.07
Concord Global Acquisition, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	12/29/2031	686	(3)	(7)	—
ConnectWise, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.50%	7.51%	9/29/2028	2,231	2,236	2,061	0.25
Conservice Midco, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.25%	2/25/2033	7,578	7,563	7,559	0.93
Conservice Midco, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	2/25/2033	1,032	(2)	(3)	—
Digital.AI Software Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 6.00%	9.75%	8/10/2028	98	98	94	0.01
DS Admiral Bidco, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.50%	7.25%	6/26/2029	100	—	(5)	—
DT Intermediate Holdco, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75% (Incl. 2.25% PIK)	2/22/2030	3,444	3,433	3,332	0.41
DT Intermediate Holdco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	2/22/2030	1,657	310	265	0.03
Eagan Parent, Inc.	(8)(15)	First Lien Term Loan	S + 4.25%	8.00%	9/8/2032	5,765	5,754	5,679	0.70
Eagan Parent, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	9/8/2032	1,441	(2)	(22)	—
Eagan Parent, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.25%	8.00%	9/8/2032	769	(2)	(12)	—
Eclipse Buyer, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.25%	9/8/2031	7,862	7,836	7,705	0.95
Eclipse Buyer, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	9/8/2031	1,333	(5)	(27)	—
Eclipse Buyer, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	9/8/2031	676	(3)	(14)	—
e-Discovery AcquireCo, LLC	(8)(13)	First Lien Term Loan	S + 6.25%	10.00%	8/29/2029	199	199	192	0.02
Edition Holdings, Inc.	(12)(14)	First Lien Term Loan	S + 4.50%	8.16%	12/20/2032	11,578	11,559	11,404	1.41
Edition Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	12/20/2032	2,417	(3)	(36)	—
Edition Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	12/20/2032	1,005	35	22	—
Emburse, Inc.	(8)(14)	First Lien Term Loan	S + 4.25%	8.00%	5/28/2032	7,368	7,354	7,276	0.90
Emburse, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	5/28/2032	1,316	(1)	(16)	—
Emburse, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.25%	8.00%	5/28/2032	1,316	(3)	(20)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
Empyrean Solutions, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	11/26/2031	$1,382	$1,377	$1,383	0.17%
Empyrean Solutions, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	11/26/2031	553	(1)	—	—
Empyrean Solutions, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	11/26/2031	207	(1)	—	—
ESG Investments, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	3/11/2029	4,499	4,491	4,454	0.55
Fourth Enterprises, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	3/21/2031	10,638	10,598	10,452	1.29
Fourth Enterprises, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	3/21/2031	2,079	(8)	(36)	—
Fourth Enterprises, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	3/21/2031	959	(5)	(17)	—
Genesys Cloud Services Holdings I, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.16%	1/30/2032	3,104	3,091	2,980	0.37
GS Acquisitionco, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	5/25/2028	74	74	70	0.01
Higher Logic, LLC	(8)(14)	First Lien Term Loan	S + 5.25%	9.00%	1/10/2029	4,499	4,486	4,488	0.55
Higher Logic, LLC	(7)(12)(14)	First Lien Revolver	S + 5.25%	9.00%	1/10/2029	380	(2)	(1)	—
Hyphen Solutions, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	8/6/2032	2,694	2,688	2,680	0.33
Hyphen Solutions, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	8/6/2032	501	(1)	(3)	—
Hyphen Solutions, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.16%	8/6/2032	301	(1)	(2)	—
Inhabitiq Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.16%	1/12/2032	2,485	2,482	2,467	0.30
Inhabitiq Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	1/12/2032	697	(1)	(5)	—
Inhabitiq Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	1/12/2032	436	(1)	(3)	—
Innovative Systems L.L.C.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	8/20/2032	3,391	3,377	3,341	0.41
Innovative Systems L.L.C.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	8/20/2032	1,453	286	269	0.03
Innovative Systems L.L.C.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	8/20/2032	485	(2)	(8)	—
Kaseya Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.25%	7.00%	3/20/2030	761	(4)	(156)	(0.02)
Kipu Buyer, LLC	(8)(13)	First Lien Term Loan	S + 4.25%	8.00%	1/27/2028	196	196	196	0.02
KPA Parent Holdings, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.16%	3/12/2032	7,188	7,158	7,117	0.88
KPA Parent Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	3/12/2032	940	(2)	(9)	—
KPA Parent Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	3/12/2032	711	(4)	(7)	—
Litera Bidco LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.66%	5/1/2028	197	196	196	0.02
Majesco, LLC	(12)(15)	First Lien Term Loan	S + 4.50%	8.25%	1/7/2033	11,807	11,800	11,571	1.43
Majesco, LLC	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	1/7/2033	1,027	(1)	(21)	—
Mastery Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	9/7/2029	197	196	197	0.02
Maverick Bidco Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.62%	12/2/2031	21,502	21,456	21,180	2.62
Maverick Bidco Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.62%	12/2/2031	1,075	(1)	(16)	—
Maverick Bidco Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.62%	12/2/2031	860	(2)	(13)	—
McAfee Corp.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.66%	3/1/2029	3,191	3,194	2,845	0.35
ML Holdco, LLC	(8)(15)	First Lien Term Loan	S + 4.25%	8.00%	10/25/2032	7,249	7,236	7,249	0.90
ML Holdco, LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.25%	8.00%	10/25/2032	1,886	(2)	—	—
Monotype Imaging Holdings Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.91%	2/28/2031	1,211	1,213	1,211	0.15
Monotype Imaging Holdings Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.91%	2/28/2031	26	26	26	—
Monotype Imaging Holdings Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.91%	2/28/2030	154	—	—	—
Montana Buyer Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.41%	7/22/2029	2,623	2,620	2,583	0.32
Montana Buyer Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	7/22/2028	307	—	(5)	—
MRI Software LLC	(8)(12)(13)	First Lien Term Loan	S + 4.75%	8.50%	2/10/2028	6,874	6,863	6,822	0.84
MRI Software LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	2/10/2028	1,280	1,272	1,270	0.16
MRI Software LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	2/10/2028	441	244	240	0.03

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
MRI Software LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	2/10/2028	$324	$78	$79	0.01%
Nasuni Corporation	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	9/10/2030	6,250	6,215	6,156	0.76
Nasuni Corporation	(12)(14)	First Lien Term Loan	S + 5.00%	8.75%	9/10/2030	1,953	1,946	1,924	0.24
Nasuni Corporation	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	9/10/2030	1,302	(7)	(20)	—
Navex Global Holdings Corporation	(8)(14)	First Lien Term Loan	S + 5.00%	8.66%	10/14/2032	10,417	10,411	10,261	1.27
Navex Global Holdings Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	10/14/2032	2,539	(3)	(38)	—
Navex Global Holdings Corporation	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.66%	10/14/2031	1,922	—	(29)	—
North Star Acquisitionco, LLC	(8)(13)	First Lien Term Loan	C + 4.75%	7.04%	5/3/2029	CAD 1,544	1,115	1,088	0.13
North Star Acquisitionco, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	5/3/2029	4,374	4,372	4,374	0.54
North Star Acquisitionco, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	5/3/2029	275	275	275	0.03
North Star Acquisitionco, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	5/3/2029	780	705	706	0.09
Oeconnection LLC	(8)(12)(15)	First Lien Term Loan	S + 4.50%	8.16%	12/23/2032	12,568	12,547	12,443	1.54
Oeconnection LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.16%	12/23/2032	6,491	(5)	(65)	(0.01)
Oeconnection LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.16%	12/23/2032	1,628	(3)	(16)	—
OLO Parent, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.25%	9/13/2032	8,831	8,812	8,698	1.07
OLO Parent, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	9/13/2032	799	(2)	(12)	—
Onit, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.50%	1/27/2032	6,300	6,277	6,300	0.78
Onit, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	1/27/2032	2,002	1,999	1,997	0.25
Onit, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	1/27/2032	2,786	(6)	—	—
Onit, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	1/27/2032	929	(5)	—	—
Onward Acquireco, Inc.	(12)(14)	First Lien Term Loan	S + 5.05%	8.71% (Incl. 2.68% PIK)	4/1/2033	5,011	4,992	4,993	0.62
Onward Acquireco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.41%	4/1/2033	2,133	(4)	(7)	—
Onward Acquireco, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.41%	4/1/2033	889	(3)	(3)	—
Pegasus Transtech Holding, LLC	(8)(13)	First Lien Term Loan	S + 6.00%	9.66%	11/17/2026	195	195	192	0.02
Perforce Software, Inc.	(5)(8)(15)	First Lien Term Loan	S + 4.75%	8.41%	3/21/2031	2,005	2,006	1,035	0.13
Prism Parent Co. Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.66%	9/19/2028	5,480	5,414	5,439	0.67
Prism Parent Co. Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.66%	9/19/2028	1,411	546	552	0.07
Proofpoint, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.75%	8/31/2028	985	985	953	0.12
Renaissance Holding Corp	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.75%	4/5/2030	1,779	1,780	1,419	0.17
Routeware, Inc.	(12)(13)	First Lien Term Loan	S + 5.25%	9.00%	9/18/2031	3,182	3,170	3,142	0.39
Routeware, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	9/18/2031	1,477	340	328	0.04
Routeware, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.91%	9/18/2031	341	67	64	0.01
Supernova Intermediate Pty Ltd	(6)(12)(15)	First Lien Term Loan	S + 5.00%	8.75%	5/12/2033	9,173	9,152	9,151	1.13
Supernova Intermediate Pty Ltd	(6)(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	5/12/2033	3,336	(4)	(8)	—
Supernova Intermediate Pty Ltd	(6)(7)(12)(15)	First Lien Revolver	S + 5.00%	8.75%	5/12/2033	1,168	(3)	(3)	—
Thunder Purchaser, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.15%	6/30/2028	197	197	197	0.02
Trimech Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	3/10/2028	5,401	5,385	5,401	0.67
Trimech Acquisition Corp.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	3/10/2028	1,370	(1)	—	—
Trimech Acquisition Corp.	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	3/10/2028	2,449	2,433	2,449	0.30
Trimech Acquisition Corp.	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.50%	3/10/2028	1,550	(8)	—	—
UKG Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.25%	6.00%	2/10/2031	1,758	1,758	1,659	0.20
Ungerboeck Systems International, LLC	(12)(13)	First Lien Term Loan	S + 4.75%	8.50%	4/30/2029	6,982	6,955	6,842	0.85
Validity, Inc.	(8)(15)	First Lien Term Loan	S + 5.00%	8.87%	4/12/2032	1,818	1,787	1,773	0.22
Validity, Inc.	(7)(12)(16)	First Lien Revolver	S + 5.00%	8.87%	4/10/2030	392	—	(4)	—
Vamos Bidco, Inc	(8)(15)	First Lien Term Loan	S + 4.50%	8.25%	1/30/2032	2,626	2,616	2,547	0.31

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
Vamos Bidco, Inc	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	1/30/2032	$1,105	$(2)	$(33)	—%
Vamos Bidco, Inc	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.25%	1/30/2032	332	54	45	0.01
WatchGuard Technologies, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.91%	7/2/2029	196	195	184	0.02
							302,653	295,537	36.52
Specialty Retail
SCW Holdings III Corp.	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.75%	3/17/2032	7,065	7,052	6,995	0.87
SCW Holdings III Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	3/17/2032	1,200	(4)	(12)	—
SCW Holdings III Corp.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	3/17/2031	872	(3)	(9)	—
Shock Doctor Intermediate, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.25%	11/20/2029	188	188	188	0.02
							7,233	7,162	0.89
Technology Hardware, Storage and Peripherals
TouchTunes Music Group, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.75%	8.50%	4/2/2029	197	196	180	0.02
Ubeo, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	9.00%	7/3/2028	196	196	196	0.02
Ubeo, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	7/3/2028	1,777	844	852	0.11
Victors Purchaser, LLC	(8)(12)(15)	First Lien Term Loan	S + 4.50%	8.25%	12/23/2032	9,621	9,621	9,548	1.18
Victors Purchaser, LLC	(8)(15)	First Lien Term Loan	S + 4.50%	8.25%	12/23/2032	2,447	2,444	2,428	0.30
Victors Purchaser, LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	12/23/2032	1,909	—	(14)	—
Victors Purchaser, LLC	(7)(12)(15)	First Lien Revolver	S + 4.25%	7.91%	12/23/2032	1,617	155	146	0.02
							13,456	13,336	1.65
Textiles, Apparel and Luxury Goods
Gloves Buyer, Inc.	(5)(7)(12)(15)	First Lien Revolver	S + 1.25%	4.91%	5/22/2030	420	98	98	0.01
Team Acquisition Corporation	(7)(12)(13)(17)	First Lien Revolver	S + 7.00%	10.75%	11/21/2028	100	91	41	0.01
Varsity Brands, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.50%	8/26/2031	2,960	2,967	2,968	0.36
							3,156	3,107	0.38
Trading Companies and Distributors
Kele Holdco, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.16%	2/20/2028	197	197	197	0.02
Painters Supply and Equipment Co.	(8)(13)	First Lien Term Loan	S + 5.50%	9.35%	8/10/2027	197	195	193	0.02
Surfaceprep Buyer, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.62%	2/4/2030	1,882	1,882	1,873	0.23
SurfacePrep Buyer, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.62%	2/4/2030	3,016	2,578	2,568	0.32
Surfaceprep Buyer, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.62%	2/4/2030	358	357	356	0.05
Surfaceprep Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.62%	2/4/2030	362	45	43	0.01
							5,254	5,230	0.65
Transportation Infrastructure
Psc Parent, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.91%	4/3/2031	1,605	1,605	1,605	0.20
Psc Parent, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.91%	4/3/2031	385	384	385	0.05
Psc Parent, Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.91%	4/3/2031	268	268	268	0.03
Psc Parent, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.91%	4/3/2030	292	140	140	0.02
VRS Buyer, Inc.	(5)(8)(12)(16)	First Lien Term Loan	S + 3.50%	7.25%	10/12/2032	108	107	107	0.01
VRS Buyer, Inc.	(5)(7)(12)(16)	First Lien Delayed Draw Term Loan	S + 3.50%	7.25%	10/12/2032	8	—	—	—
							2,504	2,505	0.31

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Wireless Telecommunication Services
Alert Media, Inc.	(12)(13)	First Lien Term Loan	S + 6.25%	10.00% (Incl. 9.00% PIK)	4/12/2028	$254	$253	$254	0.03%
Alert Media, Inc.	(12)(13)	First Lien Term Loan	S + 5.50%	9.25% (Incl. 2.78% PIK)	4/12/2028	231	231	231	0.03
Alert Media, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.91%	4/12/2028	109	19	19	—
CCI Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	5/13/2032	9,851	9,809	9,802	1.21
CCI Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	5/13/2032	580	—	(3)	—
							10,312	10,303	1.27
Total Secured Debt Investments							1,692,424	1,673,535	206.81

Unsecured Debt Investments
Diversified Consumer Services
Apex Service Partners Intermediate 2, LLC	(12)	Subordinated Unsecured Delayed Draw Term Loan	N/A	14.25% PIK	4/23/2031	$889	$883	$883	0.11%
							883	883	0.11
Healthcare Providers and Services
GTCR BC Intermediate II, Inc.	(12)	Subordinated Unsecured Term Loan	N/A	12.75% PIK	11/20/2034	3,204	3,134	3,100	0.39
New ACI Intermediate I LLC	(12)	Subordinated Unsecured Term Loan	N/A	10.00% PIK	6/28/2032	29	29	29	—
							3,163	3,129	0.39
Software
OEC Holdco, LLC	(12)	Subordinated Unsecured Term Loan	N/A	11.00% PIK	12/30/2035	5,289	5,200	5,130	0.63
							5,200	5,130	0.63
Total Unsecured Debt Investments							9,246	9,142	1.13

Equity Investments
Automobile Components
Clarity Technologies Holdings, LP	(9)	Common	—	—	—	6	$628	$496	0.06%
							628	496	0.06
Capital Markets
GTCR ABC Buyer, LLC	(9)	Common	—	—	—	854	—	—	—
GTCR ABC Holdings, LLC	(9)	Preferred	—	—	—	1	854	854	0.11
Lal Group Holdings, LLC	(9)	Common	—	—	—	146	151	159	0.02
Lal Group Holdings, LLC	(9)	Preferred	—	—	—	146	151	161	0.02
							1,156	1,174	0.15
Chemicals
Americhem, Inc.	(9)	Common	—	—	—	2	245	326	0.04
Buckman Laboratories	(9)	LP Units	—	—	—	372	373	372	0.05
							618	698	0.09
Commercial Services and Supplies
Low Voltage Holdings Inc.	(9)	LP Units	—	—	—	1	1,050	1,408	0.17
REP Summit Coinvest IV, L.P.	(9)(12)	LP Units	—	—	—	323	324	294	0.04
							1,374	1,702	0.21

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Containers and Packaging
KPCI Co-Invest 2, LP	(9)	LP Units	—	—	—	1	$726	$613	0.08%
Proampac PG Parent LLC	(9)(12)	Preferred	N/A	13.00% PIK	—	250	253	252	0.03
TCB Holdings I LLC	(9)(12)	Preferred	N/A	14.00% PIK	—	5,000	5,574	5,424	0.67
							6,553	6,289	0.78
Diversified Consumer Services
EXPG Holdings, L.P.	(3)(9)	Common	—	—	—	—	172	169	0.02
Lido Co-Invest L.P.	(9)	LP Units	—	—	—	145	145	145	0.02
Seahawk Holdings, LP	(9)	LP Units	—	—	—	1	1,301	1,628	0.20
							1,618	1,942	0.24
Financial Services
GTCR Momentum Aggregator LP	(9)	Preferred	—	—	—	259	288	286	0.03
Opalite Holdings, L.P.	(3)(9)	LP Units	—	—	—	—	409	409	0.05
TA Investors Thunderbolt, L.P.	(7)(9)	LP Units	—	—	—	417	349	297	0.04
							1,046	992	0.12
Health Care Technology
DeLorean Topco, L.P.	(9)	Common	—	—	—	435	435	391	0.05
F&M Buyer LLC	(9)	Common	—	—	—	365	365	410	0.05
FH VH Parent, L.P.	(9)	Common	—	—	—	196	282	335	0.04
Goldeneye Parent, LLC	(3)(9)	LP Units	—	—	—	—	417	469	0.06
Goldeneye Parent, LLC	(9)	LP Units	—	—	—	20	—	39	—
Novacap TMT VI Co-Investment (Invita) LP	(7)(9)	LP Units	—	—	—	229	241	220	0.03
Unlimited Technology Holdings, LLC	(9)	LP Units	—	—	—	552	552	430	0.05
							2,292	2,294	0.28
Healthcare Equipment and Supplies
REP RS Coinvest IV, L.P.	(7)(9)	LP Units	—	—	—	423	381	419	0.05
							381	419	0.05
Healthcare Providers and Services
ACG Parent Holdings, LP	(3)(9)	Common	—	—	—	—	279	282	0.04
ACG Parent Holdings, LP	(9)	Preferred	—	—	—	3	3	28	—
Cyan Investors LP	(7)(9)	LP Units	—	—	—	610	535	485	0.06
DCA TopCo LP	(9)(12)	LP Units	—	—	—	7	81	81	0.01
EPFS Acquisition Holdings, LP	(3)(9)	Common	—	—	—	—	156	228	0.03
MRO Corporation	(3)(9)	Common	—	—	—	—	239	266	0.03
New ACI Holdings LLC	(3)(9)(12)	Common	—	—	—	—	55	55	0.01
SCHP Holdings, L.P.	(9)	LP Units	—	—	—	3	331	355	0.04
							1,679	1,780	0.22

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Insurance
BayPine Regal Co-Invest, LP	(9)	LP Units	—	—	—	538	$538	$538	0.07%
Iris Specialty Acquisition LLC	(9)	Common	—	—	—	1,235	1,235	1,182	0.14
							1,773	1,720	0.21
IT Services
OMERS Apollo Investment Holdings, LLC	(9)	LP Units	—	—	—	1,369	1,369	886	0.11
							1,369	886	0.11
Professional Services
Monarch Buyer, Inc.	(9)	LP Units	—	—	—	1,376	1,395	1,383	0.17
							1,395	1,383	0.17
Software
CB ML Co-Invest, L.P.	(9)	Common	—	—	—	1,031	1,035	1,278	0.16
Five Arrows Supernova Falt Co-Invest Scsp	(6)(9)	Common	—	—	—	418	425	418	0.05
Five Arrows Supernova Falt Co-Invest Scsp	(6)(9)	Common	—	—	—	4	4	4	—
GT Silver Co-Invest SCSp	(3)(9)	LP Units	—	—	—	—	718	718	0.09
Noble Aggregator LP	(9)	Common	—	—	—	2	1,506	1,058	0.13
Scorpion Holdings, LLC	(9)	LP Units	—	—	—	1	1,121	914	0.11
Scorpion Holdings, LLC	(9)	LP Units	—	—	—	1,000	—	—	—
							4,809	4,390	0.54
Specialty Retail
SCW Holdings III Corp.	(9)	LP Units	—	—	—	1	500	691	0.09
							500	691	0.09
Textiles, Apparel and Luxury Goods
Gloves Buyer, Inc.	(9)	Common	—	—	—	1	162	275	0.03
							162	275	0.03
Transportation Infrastructure
VRS Parent Holdings LP	(9)	Common	—	—	—	3	286	374	0.05
							286	374	0.05
Total Equity Investments							27,639	27,505	3.40
Total Investments - non-controlled/non-affiliated							1,729,309	1,710,182	211.34

Short-term Investments
BlackRock Liquidity T-Fund - Institutional Shares	(11)						$23,289	$23,289	2.88%
Total Short-term Investments							23,289	23,289	2.88
Total Investments at fair value							$1,752,598	$1,733,471	214.22%
1.

Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments.

2.

The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”), Prime Rate (“Prime” or “P”), Canadian Overnight Repo Rate Average (“CORRA” or “C”), Sterling Overnight Index Average (“SONIA” or “SON”), Euro Interbank Offered Rate (“EURIBOR” or “E”) or other relevant benchmark, which reset daily, monthly, quarterly, semiannually or annually. For each such investment, the Company has provided the spread over reference rates and the current contractual interest rate in effect on June 30, 2026. Certain investments are subject to an interest rate floor, or rate cap. Certain investments contain a Payment-in-Kind (“PIK”) provision. SOFR based contracts may include a credit spread adjustment, which is included within the stated all-in interest rate, if applicable, that is charged in addition to the base rate and the stated spread.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

3.	Investments with par value / shares less than 500 shown as zero.
4.

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

5.

These investments were not valued using unobservable inputs and are not considered Level 3 investments. Fair value was determined in good faith by the Adviser as the Company’s valuation designee, subject to the oversight of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

6.

The investment is not a qualifying asset, in whole or in part, under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of June 30, 2026, non-qualifying assets represented 5.03% of total assets as calculated in accordance with regulatory requirements.

7.

Position or portion thereof is an unfunded investment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded investment may be subject to a commitment termination date that may expire prior to the maturity date stated. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these investments and there can be no assurance that such conditions will be satisfied. See the following page and Note 7 to the Consolidated Financial Statements for more information on the Company’s unfunded commitments.

8.	Position or portion thereof is pledged as collateral under the Morgan Stanley Facility.
9.

Security exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of June 30, 2026, the aggregate fair value of these securities is $27,505 or 3.40% of the Company’s net assets. The acquisition dates of these restricted securities are as follows:

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Portfolio Company	Investment	Acquisition Date
ACG Parent Holdings, LP	Common	July 25, 2025
ACG Parent Holdings, LP	Preferred	July 25, 2025
Americhem, Inc.	Common	February 28, 2025
BayPine Regal Co-Invest, LP	LP Units	June 1, 2026
Buckman Laboratories	LP Units	July 1, 2025
CB ML Co-Invest, L.P.	Common	October 24, 2025
Clarity Technologies Holdings, LP	Common	September 25, 2025
Cyan Investors LP	LP Units	November 19, 2025
DCA TopCo LP	LP Units	June 2, 2026
DeLorean Topco, L.P.	Common	December 16, 2024
EPFS Acquisition Holdings, LP	Common	July 31, 2025
EXPG Holdings, L.P.	Common	December 10, 2025
F&M Buyer LLC	Common	March 18, 2025
FH VH Parent, L.P.	Common	October 31, 2025
Five Arrows Supernova Falt Co-Invest Scsp	Common	May 12, 2026
Five Arrows Supernova Falt Co-Invest Scsp	Common	May 12, 2026
Gloves Buyer, Inc.	Common	June 6, 2025
Goldeneye Parent, LLC	LP Units	March 31, 2025
Goldeneye Parent, LLC	LP Units	March 31, 2025
GT Silver Co-Invest SCSp	LP Units	June 25, 2026
GTCR ABC Buyer, LLC	Common	April 14, 2026
GTCR ABC Holdings, LLC	Preferred	April 14, 2026
GTCR Momentum Aggregator LP	Preferred	July 2, 2025
Iris Specialty Acquisition LLC	Common	November 20, 2025
KPCI Co-Invest 2, LP	LP Units	September 26, 2025
Lal Group Holdings, LLC	Common	August 6, 2025
Lal Group Holdings, LLC	Preferred	August 6, 2025
Lido Co-Invest L.P.	LP Units	April 2, 2026
Low Voltage Holdings Inc.	LP Units	April 28, 2025
Monarch Buyer, Inc.	LP Units	June 2, 2025
MRO Corporation	Common	June 3, 2025
New ACI Holdings LLC	Common	June 29, 2026
Noble Aggregator LP	Common	October 14, 2025
Novacap TMT VI Co-Investment (Invita) LP	LP Units	August 12, 2025
OMERS Apollo Investment Holdings, LLC	LP Units	December 30, 2024
Opalite Holdings, L.P.	LP Units	April 21, 2026
Proampac PG Parent LLC	Preferred	March 6, 2026
REP RS Coinvest IV, L.P.	LP Units	February 2, 2026
REP Summit Coinvest IV, L.P.	LP Units	December 31, 2025
SCHP Holdings, L.P.	LP Units	October 24, 2025
Scorpion Holdings, LLC	LP Units	December 27, 2024
Scorpion Holdings, LLC	LP Units	December 27, 2024
SCW Holdings III Corp.	LP Units	March 17, 2025
Seahawk Holdings, LP	LP Units	December 19, 2024
TA Investors Thunderbolt, L.P.	LP Units	January 29, 2026
TCB Holdings I LLC	Preferred	January 31, 2025
Unlimited Technology Holdings, LLC	LP Units	March 12, 2025
VRS Parent Holdings LP	Common	July 18, 2025
10.

These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting the Company to do so (see Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC).

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

11.

Short-term investments amounting to $23,289 are invested in money market funds (BlackRock Liquidity T-Fund - Institutional Shares) and are categorized as Level 1 under the ASC 820 fair value level hierarchy as of June 30, 2026.

12.	Position or portion thereof is or can be pledged as collateral under the Revolving Credit Facility (as defined below).
13.	Loan includes interest floor of 1.00%.
14.	Loan includes interest floor of 0.75%.
15.	Loan includes interest floor of 0.50%.
16.	Loan includes interest floor of 0.00%.
17.	Loan is on non-accrual status.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

As of June 30, 2026, the Company had the following commitments to fund various revolving and delayed draw loans. Such commitments, also included in the Consolidated Schedule of Investments above, are subject to the satisfaction of certain conditions set forth in the documents governing these loans. See Note 7 to the Consolidated Financial Statements for more information on the Company’s unfunded commitments.

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
365RM Holdco, LLC	Delayed Draw Term Loan	5/8/2028	$152	$(1)
365RM Holdco, LLC	Revolver	5/6/2033	223	(1)
AAH Topco., LLC	Delayed Draw Term Loan	4/1/2027	1,085	(3)
AB Centers Acquisition Corporation	Delayed Draw Term Loan	7/2/2026	229	(1)
AB Centers Acquisition Corporation	Revolver	7/2/2031	428	(1)
ABC Legal Holdings, LLC	Delayed Draw Term Loan	8/14/2027	393	(4)
ABC Legal Holdings, LLC	Revolver	8/13/2032	255	(3)
Alert Media, Inc.	Revolver	4/12/2028	90	—
Alta Buyer, LLC	Revolver	2/18/2033	837	(2)
AMBA Buyer, Inc.	Revolver	7/30/2027	223	—
AMP Purchaser, LLC	Revolver	4/1/2033	286	(1)
American Residential Services LLC	Revolver	1/31/2030	870	(4)
Americhem, Inc.	Delayed Draw Term Loan	2/28/2027	2,690	(13)
Americhem, Inc.	Revolver	3/1/2032	1,906	(10)
Amerilife Holdings LLC	Delayed Draw Term Loan	6/18/2026	—	—
Amerilife Holdings LLC	Delayed Draw Term Loan	3/1/2027	912	(2)
Amerilife Holdings LLC	Revolver	8/31/2028	417	(1)
Ampirical Solutions, LLC	Delayed Draw Term Loan	9/30/2027	2,655	—
Ampirical Solutions, LLC	Revolver	9/30/2032	708	—
Analytic Partners, LP	Revolver	4/4/2030	502	(1)
Apex Service Partners, LLC	Delayed Draw Term Loan	11/21/2027	2,148	(11)
Apex Service Partners, LLC	Revolver	10/24/2029	357	—
Aprio Advisory Group, LLC	Delayed Draw Term Loan	4/26/2027	933	(5)
Aprio Advisory Group, LLC	Revolver	8/1/2031	1,638	(8)
AQ Sunshine, Inc.	Delayed Draw Term Loan	6/1/2028	1,297	(6)
AQ Sunshine, Inc.	Revolver	7/24/2032	685	(3)
AQA Acquisition Holding, Inc.	Revolver	3/3/2028	100	(19)
Arax MidCo, LLC	Delayed Draw Term Loan	3/24/2028	593	(3)
Arax MidCo, LLC	Revolver	3/24/2032	107	(1)
Ares Holdings, LLC	Delayed Draw Term Loan	11/12/2027	2,013	—
Ares Holdings, LLC	Revolver	11/18/2029	1,090	—
Arrow Management Acquisition, LLC	Delayed Draw Term Loan	7/27/2027	678	(7)
Arrow Management Acquisition, LLC	Revolver	7/26/2032	180	(2)
Articulate Global, LLC	Revolver	10/25/2032	1,326	(10)
Artifact Bidco, Inc.	Delayed Draw Term Loan	7/27/2027	821	—
Artifact Bidco, Inc.	Revolver	7/26/2030	587	—
Aurora Plastics, LLC	Delayed Draw Term Loan	4/10/2027	1,140	(14)
Ave Holdings III, Corp.	Revolver	2/25/2028	514	(48)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Bamboo US BidCo LLC	Revolver	10/1/2029	$537	$(16)
Banker’s Toolbox, Inc.	Delayed Draw Term Loan	10/11/2027	1,085	(8)
BC Group Holdings, Inc.	Delayed Draw Term Loan	8/21/2027	2,156	(11)
BCPE North Star US Holdco 2, Inc.	Revolver	3/10/2028	84	(1)
Bells Parent, Inc.	Revolver	4/25/2033	218	(1)
Bellwether Buyer, L.L.C.	Delayed Draw Term Loan	10/16/2027	1,873	—
Bellwether Buyer, L.L.C.	Revolver	4/15/2032	871	—
Blackbird Purchaser, Inc.	Delayed Draw Term Loan	12/19/2026	65	(1)
Blackbird Purchaser, Inc.	Revolver	12/19/2029	49	(1)
Blackhawk Industrial Distribution, Inc.	Revolver	5/30/2027	396	(40)
Blades Buyer, Inc.	Delayed Draw Term Loan	11/13/2027	1,594	(8)
Blades Buyer, Inc.	Revolver	3/28/2028	305	(2)
Bridges Consumer Healthcare Intermediate LLC	Delayed Draw Term Loan	12/21/2026	2,447	(12)
Bridges Consumer Healthcare Intermediate LLC	Revolver	12/22/2031	894	(4)
Bulab Holdings, Inc.	Delayed Draw Term Loan	7/1/2027	1,931	(19)
Bulab Holdings, Inc.	Revolver	7/1/2032	1,862	(19)
Carr, Riggs & Ingram Capital, L.L.C.	Delayed Draw Term Loan	11/18/2026	940	(14)
Carr, Riggs & Ingram Capital, L.L.C.	Revolver	11/18/2031	558	(8)
CCI Buyer, Inc.	Revolver	5/13/2032	580	(3)
CDL Parent, Inc.	Delayed Draw Term Loan	11/5/2027	1,608	(12)
Cerity Partners Equity Holding LLC	Delayed Draw Term Loan	12/20/2027	9,449	(89)
Cerity Partners Equity Holding LLC	Revolver	7/28/2031	711	(7)
CFGI Holdings, LLC	Revolver	11/2/2029	270	(3)
CFs Brands, LLC	Revolver	10/2/2029	214	—
ClearCapital Holdings, LLC	Delayed Draw Term Loan	7/6/2027	184	(5)
ClearCapital Holdings, LLC	Revolver	6/30/2032	410	(11)
Clearwater Analytics Holdings, Inc.	Delayed Draw Term Loan	12/25/2028	1,691	—
Clearwater Analytics Holdings, Inc.	Revolver	6/27/2033	1,099	—
Cloud Software Group, Inc.	Revolver	9/28/2029	100	—
Cold Chain Technologies, LLC	Revolver	7/2/2028	417	—
Concord Global Acquisition, LLC	Delayed Draw Term Loan	12/28/2026	1,098	(11)
Concord Global Acquisition, LLC	Revolver	12/29/2031	686	(7)
Conservice Midco, LLC	Revolver	2/25/2033	1,032	(3)
Continental Buyer, Inc.	Delayed Draw Term Loan	4/22/2028	518	(1)
Continental Buyer, Inc.	Revolver	4/2/2031	1,769	(4)
CPC/Cirtec Holdings, Inc.	Revolver	10/31/2028	390	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	$858	$(4)
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	1,020	(4)
Crimson FLS Acquisition, Inc.	Delayed Draw Term Loan	2/19/2028	2,432	(18)
Crimson FLS Acquisition, Inc.	Revolver	2/18/2033	1,564	(12)
Crisis Prevention Institute, Inc.	Revolver	4/9/2029	100	—
Crown Laundry, LLC	Delayed Draw Term Loan	5/29/2027	290	(1)
Crown Laundry, LLC	Revolver	5/28/2031	470	(1)
CRS Midco Holdings, LLC	Delayed Draw Term Loan	12/31/2027	1,154	(9)
CRS Midco Holdings, LLC	Revolver	12/31/2032	692	(5)
CVP Holdco, Inc.	Revolver	6/28/2030	686	(5)
CVR Management, LLC	Delayed Draw Term Loan	1/4/2027	111	—
Cyan Investors LP	LP Units	N/A	74	—
DeLorean Purchaser, Inc.	Revolver	12/16/2031	653	(8)
DS Admiral Bidco, LLC	Revolver	6/26/2029	100	(5)
DT Intermediate Holdco, Inc.	Delayed Draw Term Loan	9/14/2026	1,339	(44)
DT1 Midco Corp	Delayed Draw Term Loan	6/4/2027	2,522	(38)
DT1 Midco Corp	Revolver	12/30/2030	1,183	(18)
Dwyer Instruments, LLC	Revolver	7/20/2029	107	—
Eagan Parent, Inc.	Delayed Draw Term Loan	9/8/2027	1,441	(22)
Eagan Parent, Inc.	Revolver	9/8/2032	769	(12)
Eclipse Buyer, Inc.	Delayed Draw Term Loan	9/7/2026	1,333	(27)
Eclipse Buyer, Inc.	Revolver	9/8/2031	676	(14)
Edgeco Buyer, Inc.	Revolver	6/1/2028	51	—
Edition Holdings, Inc.	Delayed Draw Term Loan	12/20/2027	2,417	(36)
Edition Holdings, Inc.	Revolver	12/20/2032	968	(15)
Edpo, LLC	Delayed Draw Term Loan	8/29/2027	828	—
Edpo, LLC	Revolver	12/8/2028	545	—
Emburse, Inc.	Delayed Draw Term Loan	5/29/2027	1,316	(16)
Emburse, Inc.	Revolver	5/28/2032	1,316	(20)
Empower Payments Investor, LLC	Delayed Draw Term Loan	2/22/2028	1,722	(17)
Empower Payments Investor, LLC	Revolver	3/12/2030	163	(2)
Empyrean Solutions, LLC	Delayed Draw Term Loan	11/25/2026	553	—
Empyrean Solutions, LLC	Revolver	11/26/2031	207	—
Ensemble RCM, LLC	Revolver	2/10/2031	457	(1)
Enthusiast Auto Holdings, LLC	Revolver	12/19/2027	64	—
EPFS Buyer, Inc.	Delayed Draw Term Loan	7/31/2027	213	(5)
EPFS Buyer, Inc.	Revolver	7/31/2031	522	(13)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Essential Services Holding Corporation	Revolver	6/17/2030	$138	$(2)
Experigreen Intermediate Holdings, Inc.	Delayed Draw Term Loan	12/10/2027	1,620	(16)
Experigreen Intermediate Holdings, Inc.	Revolver	12/10/2032	1,056	(11)
F&M Buyer LLC	Delayed Draw Term Loan	3/19/2027	1,194	(12)
F&M Buyer LLC	Revolver	3/18/2032	522	(5)
FL Hawk Intermediate Holdings, Inc.	Revolver	2/22/2029	334	—
Flint Opco, LLC	Delayed Draw Term Loan	6/27/2027	2,060	(10)
Flint Opco, LLC	Delayed Draw Term Loan	6/6/2028	297	(1)
Flint Opco, LLC	Revolver	8/15/2029	212	(1)
Flow Control Solutions, Inc.	Revolver	3/29/2029	832	(4)
Foundation Risk Partners, Corp.	Delayed Draw Term Loan	2/26/2027	1,288	(6)
Fourth Enterprises, LLC	Delayed Draw Term Loan	3/21/2027	2,079	(36)
Fourth Enterprises, LLC	Revolver	3/21/2031	959	(17)
FR Vision Holdings Inc	Delayed Draw Term Loan	9/26/2027	1,867	(33)
FR Vision Holdings Inc	Revolver	1/22/2030	223	(3)
Frazier & Deeter Advisory, LLC	Delayed Draw Term Loan	2/22/2028	1,082	(8)
Frazier & Deeter Advisory, LLC	Revolver	5/2/2031	195	(1)
Galway Borrower LLC	Delayed Draw Term Loan	2/7/2028	823	(7)
Galway Borrower LLC	Revolver	9/29/2028	293	(3)
Gloves Buyer, Inc.	Revolver	5/22/2030	322	—
Goldeneye Parent, LLC	Revolver	3/31/2032	1,744	(26)
Goodlife Fitness Centres Inc.	Revolver	4/1/2033	1,160	(5)
GSV Holding, LLC	Revolver	10/18/2030	217	—
GTCR ABC Buyer, LLC	Delayed Draw Term Loan	4/15/2028	1,282	(6)
GTCR ABC Buyer, LLC	Revolver	4/14/2033	641	(3)
GTCR BC Purchaser, Inc.	Delayed Draw Term Loan	11/22/2027	1,129	(14)
GTCR BC Purchaser, Inc.	Revolver	11/19/2031	602	(8)
Harvey Tool Company, LLC	Delayed Draw Term Loan	8/6/2027	3,424	(34)
Harvey Tool Company, LLC	Revolver	8/6/2032	1,179	(12)
Hasa Acquisition, LLC	Delayed Draw Term Loan	11/14/2026	3,866	(77)
Hasa Acquisition, LLC	Revolver	1/10/2029	511	(10)
HeartLand PPC Buyer, LLC	Delayed Draw Term Loan	11/12/2027	3,014	(45)
HeartLand PPC Buyer, LLC	Revolver	12/12/2029	566	(8)
Heights Buyer, LLC	Delayed Draw Term Loan	6/25/2027	1,254	(6)
Heights Buyer, LLC	Revolver	8/25/2028	743	—
Hercules Borrower LLC	Delayed Draw Term Loan	9/16/2026	2,092	(5)
Hercules Borrower LLC	Revolver	12/15/2028	589	(1)
Higginbotham Insurance Agency, Inc	Delayed Draw Term Loan	12/11/2027	340	(1)
Higher Logic, LLC	Revolver	1/10/2029	380	(1)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
HighTower Holding, LLC	Revolver	2/1/2030	$10	$—
HP RSS Buyer, Inc.	Delayed Draw Term Loan	7/2/2027	1,429	(21)
HSI Halo Acquisition, Inc.	Revolver	6/28/2030	932	(16)
HT Intermediary III, Inc.	Revolver	11/12/2030	363	(2)
Hydraulic Technologies USA LLC	Revolver	6/3/2030	48	(2)
Hyphen Solutions, LLC	Delayed Draw Term Loan	8/6/2027	501	(3)
Hyphen Solutions, LLC	Revolver	8/6/2032	301	(2)
IG Investments Holdings, LLC	Revolver	9/22/2028	293	—
ImageFirst Holdings, LLC	Revolver	3/12/2030	2,800	—
Imagine 360 LLC	Delayed Draw Term Loan	9/20/2026	767	(10)
Imagine 360 LLC	Revolver	9/30/2028	327	(4)
IMO Investor Holdings, Inc.	Revolver	5/11/2028	370	(4)
Inhabitiq Inc.	Delayed Draw Term Loan	1/11/2027	697	(5)
Inhabitiq Inc.	Revolver	1/12/2032	436	(3)
Innovative Systems L.L.C.	Delayed Draw Term Loan	8/21/2027	1,163	(17)
Innovative Systems L.L.C.	Revolver	8/20/2032	484	(8)
Integrated Power Services Holdings, Inc.	Delayed Draw Term Loan	1/28/2028	2,017	(25)
Integrated Power Services Holdings, Inc.	Revolver	11/22/2030	1,064	(13)
Invictus Buyer, LLC	Revolver	6/3/2031	1,210	—
Iris Specialty Acquisition LLC	Delayed Draw Term Loan	11/20/2028	1,124	(8)
Iris Specialty Acquisition LLC	Revolver	11/20/2032	840	(6)
JKC Parent, Inc.	Delayed Draw Term Loan	6/2/2027	281	(3)
JKC Parent, Inc.	Revolver	2/13/2032	52	(1)
Kaseya Inc.	Revolver	3/20/2030	761	(156)
Kenco PPC Buyer LLC	Revolver	11/15/2029	230	—
KPA Parent Holdings, Inc.	Delayed Draw Term Loan	3/15/2027	940	(9)
KPA Parent Holdings, Inc.	Revolver	3/12/2032	711	(7)
Kriv Acquisition Inc.	Delayed Draw Term Loan	2/25/2028	3,043	(23)
Kriv Acquisition Inc.	Revolver	7/31/2031	236	(2)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Kwol Acquisition, Inc.	Revolver	12/12/2029	$1,734	$(26)
Lido Advisors, LLC	Delayed Draw Term Loan	5/10/2027	65	—
Lido Advisors, LLC	Revolver	5/10/2032	154	(1)
Lido Purchaser, Inc.	Delayed Draw Term Loan	4/3/2028	639	(1)
Lightbeam Bidco Inc.	Delayed Draw Term Loan	12/6/2027	1,103	(8)
Lightbeam Bidco Inc.	Revolver	5/4/2029	491	(4)
Lighthouse Parent Holdings, Inc.	Delayed Draw Term Loan	5/6/2028	2,358	(24)
Low Voltage Holdings Inc.	Delayed Draw Term Loan	10/28/2027	1,679	(17)
Low Voltage Holdings Inc.	Revolver	4/28/2032	1,421	(14)
Lubricant Engineers	Revolver	9/1/2029	885	(4)
Majesco, LLC	Revolver	1/7/2033	1,027	(21)
Marina Acquisition, Inc.	Revolver	7/1/2030	307	(5)
Maverick Bidco Inc.	Delayed Draw Term Loan	12/3/2027	1,075	(16)
Maverick Bidco Inc.	Revolver	12/2/2031	860	(13)
Mclarens Midco Inc.	Delayed Draw Term Loan	12/19/2027	1,370	(3)
Mclarens Midco Inc.	Revolver	12/19/2027	196	—
MDC Interior Acquisition Inc	Revolver	4/26/2030	42	(1)
Merlin Buyer, Inc.	Revolver	4/16/2031	1,450	(14)
Minotaur Acquisition, Inc.	Revolver	6/3/2030	873	(11)
ML Holdco, LLC	Delayed Draw Term Loan	10/24/2027	1,886	—
Monarch Buyer, Inc.	Delayed Draw Term Loan	6/3/2027	1,610	(16)
Monarch Buyer, Inc.	Revolver	6/2/2032	738	(7)
Monarch Finco, LLC	Delayed Draw Term Loan	5/1/2028	525	—
Monarch Finco, LLC	Revolver	10/29/2032	105	—
Monotype Imaging Holdings Inc.	Revolver	2/28/2030	154	—
Montana Buyer Inc.	Revolver	7/22/2028	307	(5)
Movati Athletic (Group) Inc.	Delayed Draw Term Loan	12/31/2027	646	—
MRI Software LLC	Delayed Draw Term Loan	10/2/2027	197	(1)
MRI Software LLC	Revolver	2/10/2028	243	(2)
MRO Corporation	Delayed Draw Term Loan	6/9/2027	795	—
MRO Corporation	Revolver	6/9/2032	795	—
Nasuni Corporation	Revolver	9/10/2030	1,302	(20)
Navex Global Holdings Corporation	Delayed Draw Term Loan	10/15/2027	2,539	(38)
Navex Global Holdings Corporation	Revolver	10/14/2031	1,922	(29)
Nelipak Holding Company	Delayed Draw Term Loan	3/29/2027	946	(14)
Nelipak Holding Company	Revolver	3/26/2031	1,855	(28)
Net Health Acquisition Corp.	Revolver	7/3/2031	973	—
NFO Orange Buyer, LLC	Delayed Draw Term Loan	1/13/2027	1,224	(6)
NFO Orange Buyer, LLC	Revolver	1/13/2033	367	(2)
NH Kronos Parent, Inc.	Delayed Draw Term Loan	1/31/2028	841	(4)
NH Kronos Parent, Inc.	Revolver	1/31/2033	1,261	(6)
Noble Midco 3 Limited	Delayed Draw Term Loan	6/12/2027	824	(14)
Noble Midco 3 Limited	Revolver	12/10/2030	952	(17)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
North Star Acquisitionco, LLC	Revolver	5/3/2029	$74	$—
Novacap TMT VI Co-Investment (Invita) LP	LP Units	N/A	(11)	—
Oakbridge Insurance Agency, LLC	Delayed Draw Term Loan	6/21/2027	138	(1)
Oakbridge Insurance Agency, LLC	Delayed Draw Term Loan	12/20/2027	2,319	(29)
Oeconnection LLC	Delayed Draw Term Loan	12/26/2028	6,491	(65)
Oeconnection LLC	Revolver	12/23/2032	1,628	(16)
OLO Parent, Inc.	Revolver	9/13/2032	799	(12)
OneSource Virtual, Inc.	Revolver	1/30/2033	1,191	(3)
Onit, Inc.	Delayed Draw Term Loan	1/28/2027	2,786	—
Onit, Inc.	Revolver	1/27/2032	929	—
ONS MSO, LLC	Revolver	7/7/2028	3	—
Onward Acquireco, Inc.	Delayed Draw Term Loan	4/1/2028	2,133	(7)
Onward Acquireco, Inc.	Revolver	4/1/2033	889	(3)
Opalite Buyer, Inc.	Delayed Draw Term Loan	4/21/2028	244	(1)
Opalite Buyer, Inc.	Revolver	4/21/2033	367	(2)
Orsini Pharmaceutical Services, LLC	Revolver	5/22/2030	226	—
Packaging Coordinators Midco, Inc.	Delayed Draw Term Loan	10/16/2027	3,287	(107)
Packaging Coordinators Midco, Inc.	Revolver	10/15/2032	1,242	(40)
Pareto Health Intermediate Holdings, Inc.	Revolver	6/1/2029	156	(1)
Pathstone Family Office LLC	Delayed Draw Term Loan	6/2/2028	999	(2)
Pathstone Family Office LLC	Revolver	5/15/2028	374	(1)
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	534	(4)
Perfectserve, Inc.	Revolver	2/27/2032	475	—
Valeris, Inc.	Revolver	9/19/2031	1,465	(7)
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	1,142	—
Plaskolite PPC Intermediate II LLC	Revolver	2/7/2030	75	(1)
PLZ CORP.	Revolver	3/31/2032	637	(5)
Polyphase Elevator Holding Company	Delayed Draw Term Loan	11/24/2027	255	(1)
Polyphase Elevator Holding Company	Revolver	11/24/2032	575	(3)
Premise Health Holding Corp.	Delayed Draw Term Loan	11/6/2027	509	(1)
Premise Health Holding Corp.	Revolver	11/6/2031	1,008	(3)
Prism Parent Co. Inc.	Delayed Draw Term Loan	9/19/2026	849	(6)
ProAmpac PG Borrower LLC	Revolver	3/6/2031	2,040	(46)
Project Accelerate Parent LLC	Revolver	2/24/2031	100	—
Propio LS, LLC	Revolver	5/10/2030	154	(1)
Psc Parent, Inc.	Revolver	4/3/2030	152	—
Puma Buyer, LLC	Revolver	3/29/2032	2,005	—
Quality Automotive Services, LLC	Delayed Draw Term Loan	7/16/2027	1,217	—
Quality Automotive Services, LLC	Revolver	7/16/2027	257	—
Quick Quack Car Wash Holdings, LLC	Delayed Draw Term Loan	6/12/2027	988	(2)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Red Fox CD Acquisition Corporation	Delayed Draw Term Loan	11/23/2026	$154	$—
REP RS Coinvest IV, L.P.	LP Units	N/A	42	—
RFI Buyer, Inc.	Delayed Draw Term Loan	8/29/2027	1,633	(8)
RFI Buyer, Inc.	Revolver	8/5/2030	564	(3)
Ridge Trail US Bidco, Inc.	Delayed Draw Term Loan	3/31/2027	2,578	(13)
Ridge Trail US Bidco, Inc.	Revolver	3/31/2031	998	(5)
Rimkus Consulting Group, Inc.	Revolver	4/1/2030	901	(27)
Riser Interco, LLC	Delayed Draw Term Loan	4/16/2027	888	(4)
Riser Interco, LLC	Revolver	10/31/2029	334	(2)
Routeware, Inc.	Delayed Draw Term Loan	9/19/2026	1,131	(14)
Routeware, Inc.	Revolver	9/18/2031	273	(3)
Ruppert Landscape, LLC	Delayed Draw Term Loan	4/30/2026	2,486	(12)
Ruppert Landscape, LLC	Revolver	12/3/2029	670	(3)
RxSense Holdings LLC	Revolver	3/12/2027	619	(3)
Ryan, LLC	Revolver	11/7/2030	751	(6)
Saber Parent Holdings Corp.	Delayed Draw Term Loan	12/15/2028	2,029	(20)
Saber Parent Holdings Corp.	Revolver	12/16/2032	665	(7)
Safety Borrower Holdings LLC	Delayed Draw Term Loan	12/19/2027	888	(13)
Safety Borrower Holdings LLC	Revolver	12/19/2032	722	(11)
Sako and Partners Lower Holdings LLC	Revolver	9/15/2028	1,091	—
Saturn Borrower Inc	Revolver	11/13/2028	465	(9)
SCHP Purchaser, Inc.	Revolver	10/22/2032	523	(18)
SCW Holdings III Corp.	Delayed Draw Term Loan	2/10/2028	1,200	(12)
SCW Holdings III Corp.	Revolver	3/17/2031	872	(9)
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/25/2027	5,866	(44)
Seahawk Bidco, LLC	Revolver	12/19/2030	450	(3)
Sentry Acquisition, LLC	Delayed Draw Term Loan	2/2/2028	1,056	—
Sentry Acquisition, LLC	Revolver	2/2/2033	633	—
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	2,618	(7)
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	902	(2)
Soleo Holdings, Inc.	Delayed Draw Term Loan	6/2/2028	1,149	—
Soleo Holdings, Inc.	Revolver	2/2/2032	704	—
Southpaw Ap Buyer, LLC	Delayed Draw Term Loan	7/30/2026	55	—
Southpaw Ap Buyer, LLC	Revolver	3/2/2028	195	(1)
Specialtycare, Inc.	Delayed Draw Term Loan	8/27/2027	1,001	(3)
Specialtycare, Inc.	Revolver	12/18/2029	204	(1)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Spirit RR Holdings, Inc.	Revolver	9/13/2028	$272	$(4)
St Athena Global LLC	Revolver	6/26/2029	507	(6)
Storable, Inc.	Revolver	4/16/2029	100	—
Sugar Ppc Buyer LLC	Delayed Draw Term Loan	7/10/2026	4,760	(48)
Supernova Intermediate Pty Ltd	Delayed Draw Term Loan	5/13/2029	3,336	(8)
Supernova Intermediate Pty Ltd	Revolver	5/12/2033	1,167	(3)
SurfacePrep Buyer, LLC	Delayed Draw Term Loan	1/15/2027	433	(2)
Surfaceprep Buyer, LLC	Revolver	2/4/2030	317	(2)
Swoop Intermediate III, Inc.	Delayed Draw Term Loan	10/12/2027	1,214	(3)
Swoop Intermediate III, Inc.	Revolver	4/12/2032	1,214	(3)
TA Investors Thunderbolt, L.P.	LP Units	N/A	68	—
Tarrytown Acquisition Holdings, LLC	Delayed Draw Term Loan	11/15/2027	671	(7)
Tarrytown Acquisition Holdings, LLC	Revolver	11/12/2032	566	(6)
Taymax Group Acquisition, LLC	Delayed Draw Term Loan	7/29/2027	563	—
Team Acquisition Corporation	Revolver	11/21/2028	7	(4)
TerSera Therapeutics LLC	Revolver	4/4/2030	261	—
The Chartis Group, LLC	Delayed Draw Term Loan	9/17/2026	292	(1)
The Chartis Group, LLC	Revolver	9/17/2031	194	(1)
The Ultimus Group Midco, LLC	Delayed Draw Term Loan	1/1/2028	2,031	—
The Ultimus Group Midco, LLC	Revolver	7/1/2032	762	—
THG Acquisition, LLC	Delayed Draw Term Loan	10/30/2026	170	(1)
THG Acquisition, LLC	Revolver	10/31/2031	249	(1)
Trimech Acquisition Corp.	Delayed Draw Term Loan	2/13/2028	1,370	—
Trimech Acquisition Corp.	Revolver	3/10/2028	1,550	—
Truck-Lite Co., LLC	Delayed Draw Term Loan	12/17/2026	1,130	(8)
Truck-Lite Co., LLC	Delayed Draw Term Loan	6/17/2027	930	(7)
Truck-Lite Co., LLC	Revolver	2/13/2031	176	(1)
Trunk Acquisition, Inc.	Delayed Draw Term Loan	12/20/2026	275	—
Ubeo, LLC	Delayed Draw Term Loan	2/18/2028	925	—
Unlimited Technology Holdings, LLC	Revolver	3/12/2032	747	(11)
US Fitness Holdings, LLC	Delayed Draw Term Loan	9/4/2026	746	—
US Fitness Holdings, LLC	Revolver	9/4/2030	172	—
USHV Management, LLC	Delayed Draw Term Loan	9/9/2027	253	(1)
USHV Management, LLC	Revolver	9/8/2031	472	(2)
USRP Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	140	—
USRP Holdings, Inc.	Revolver	12/31/2029	900	—
Vaco Holdings, LLC	Revolver	1/21/2027	100	(18)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)(Continued)

June 30, 2026

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Valicor PPC Intermediate II LLC	Revolver	1/24/2028	$298	$(1)
Validity, Inc.	Revolver	4/10/2030	392	(4)
Vamos Bidco, Inc	Delayed Draw Term Loan	1/30/2027	1,105	(33)
Vamos Bidco, Inc	Revolver	1/30/2032	276	(8)
Vatica Health, Inc.	Revolver	10/29/2032	445	(12)
Vertex Service Partners, LLC	Delayed Draw Term Loan	10/2/2026	201	(12)
Vessco Midco Holdings, LLC	Delayed Draw Term Loan	7/24/2026	41	—
Vessco Midco Holdings, LLC	Delayed Draw Term Loan	5/3/2028	3,855	(29)
Vessco Midco Holdings, LLC	Revolver	7/24/2031	813	(6)
Victors Purchaser, LLC	Delayed Draw Term Loan	12/23/2027	1,909	(14)
Victors Purchaser, LLC	Revolver	12/23/2032	1,459	(11)
Victory Buyer LLC	Revolver	2/13/2031	100	(1)
VPP Intermediate Holdings, LLC	Delayed Draw Term Loan	1/19/2027	1,209	(6)
VPP Intermediate Holdings, LLC	Revolver	12/1/2027	229	(1)
VRS Buyer, Inc.	Delayed Draw Term Loan	10/10/2027	8	—
VS Buyer, LLC	Revolver	10/11/2030	100	(3)
Wealth Enhancement Group, LLC	Delayed Draw Term Loan	12/30/2026	1,385	(3)
Wealth Enhancement Group, LLC	Delayed Draw Term Loan	8/29/2027	2,428	(6)
Wealth Enhancement Group, LLC	Revolver	10/2/2028	323	(1)
Wipfli Advisory LLC	Delayed Draw Term Loan	4/2/2028	678	(12)
Wipfli Advisory LLC	Revolver	10/1/2032	541	(9)
Wisdom Purchaser, LLC	Revolver	7/24/2032	636	(16)
World Insurance Associates, LLC	Delayed Draw Term Loan	8/14/2026	905	(2)
World Insurance Associates, LLC	Revolver	4/3/2030	209	(1)
WPP Bullet Buyer, LLC	Revolver	12/7/2029	83	(1)
WRE Holding Corp.	Delayed Draw Term Loan	10/1/2027	1,784	(9)
WRE Holding Corp.	Revolver	7/2/2030	161	—
Wu Holdco, Inc.	Delayed Draw Term Loan	4/16/2027	2,497	(19)
Wu Holdco, Inc.	Revolver	4/19/2032	777	(6)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/2/2026	1,537	(15)
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	491	(5)
YLG Holdings, Inc.	Delayed Draw Term Loan	11/26/2026	560	(3)
YLG Holdings, Inc.	Revolver	12/23/2030	1,101	(6)
Zinc Buyer Corporation	Delayed Draw Term Loan	7/24/2026	670	(17)
Zinc Buyer Corporation	Revolver	7/24/2031	722	(18)
Zone Climate Services, Inc.	Revolver	3/9/2028	191	(4)
Total Unfunded Commitments			$345,540	$(3,133)
(1)	Foreign domiciled investments have been converted to U.S. Dollars based on prevailing rates at period-end.

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Investments - non-controlled/non-affiliated
Secured Debt
Aerospace and Defense
Bleriot US Bidco Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.15%	10/31/2030	$4,629	$4,638	$4,657	0.64%
GSP Holdings, LLC	(6)(8)(13)	First Lien Term Loan	S + 6.50%	10.30% (Incl. 0.75% PIK)	11/6/2026	104	104	97	0.01
TransDigm Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.25%	5.92%	3/22/2030	3,678	3,693	3,693	0.50
							8,435	8,447	1.15
Air Freight and Logistics
Kenco PPC Buyer LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.08%	11/15/2029	5,342	5,318	5,342	0.73
Kenco PPC Buyer LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.08%	11/15/2029	359	(2)	—	—
Lightbeam Bidco Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	5/6/2030	4,901	4,901	4,876	0.66
Lightbeam Bidco Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/6/2030	645	645	642	0.09
Lightbeam Bidco Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/6/2030	3,781	1,558	1,557	0.21
Lightbeam Bidco Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	5/4/2029	491	—	(2)	—
							12,420	12,415	1.69
Automobile Components
Enthusiast Auto Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	12/19/2026	5,860	5,860	5,860	0.80
Enthusiast Auto Holdings, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.15%	12/19/2026	64	—	—	—
JHCC Holdings LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	9/9/2027	1,453	1,448	1,453	0.20
JHCC Holdings LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	9/9/2027	421	420	421	0.06
JHCC Holdings LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.90%	9/9/2027	168	109	109	0.01
OAC Holdings I Corp	(8)(13)	First Lien Term Loan	S + 5.00%	8.80%	3/30/2029	185	185	184	0.02
Power Stop, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.75%	8.43%	1/26/2029	197	197	185	0.03
Quality Automotive Services, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.67%	7/16/2027	4,645	4,631	4,634	0.63
Quality Automotive Services, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	7/16/2027	915	913	913	0.12
Quality Automotive Services, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	7/16/2027	2,445	2,439	2,438	0.33
Quality Automotive Services, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	7/16/2027	2,000	120	121	0.02
Quality Automotive Services, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.67%	7/16/2027	257	(1)	(1)	—
Truck-Lite Co., LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	2/13/2032	194	193	193	0.03
Truck-Lite Co., LLC	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.42%	2/13/2032	1,707	1,707	1,703	0.23
Truck-Lite Co., LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	2/13/2032	63	37	37	0.01
Truck-Lite Co., LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	2/13/2032	1,871	729	736	0.10
Truck-Lite Co., LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.75%	9.40%	2/13/2032	930	(3)	(2)	—
Truck-Lite Co., LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	2/13/2031	176	—	—	—
							18,984	18,984	2.59

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Beverages
Pegasus BidCo B.V.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.40%	7/12/2029	$995	$999	$1,000	0.14%
							999	1,000	0.14
Building Products
MDC Interior Acquisition Inc	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	4/26/2030	1,013	1,009	1,003	0.14
MDC Interior Acquisition Inc	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.65%	4/26/2030	42	—	—	—
Surewerx Purchaser III Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.90%	12/28/2029	197	197	197	0.03
WST USA Holdco, Inc.	(6)(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	3/31/2027	1,708	1,708	1,703	0.23
WST USA Holdco, Inc.	(6)(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.50%	3/31/2027	585	250	249	0.03
							3,164	3,152	0.43
Capital Markets
Allworth Financial Group, L.P.	(8)(13)	First Lien Term Loan	S + 4.75%	8.42%	12/23/2027	197	197	197	0.03
Arax MidCo, LLC	(8)(12)(13)	First Lien Term Loan	S + 5.00%	8.65%	4/11/2029	6,732	6,689	6,732	0.92
Arax MidCo, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	4/11/2029	2,627	(7)	—	—
Arax MidCo, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.65%	4/11/2029	431	57	60	0.01
Cub Financing Intermediate, LLC	(8)(15)	First Lien Term Loan	S + 4.75%	8.40%	6/28/2030	3,743	3,727	3,743	0.51
Cub Financing Intermediate, LLC	(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	6/28/2030	1,740	1,724	1,740	0.24
Edgeco Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.15%	6/1/2028	7,391	7,390	7,391	1.01
Edgeco Buyer, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	6/1/2028	876	876	876	0.12
Edgeco Buyer, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	6/1/2028	2,769	2,321	2,334	0.32
Edgeco Buyer, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	6/1/2028	480	480	480	0.06
Edgeco Buyer, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.15%	6/1/2028	304	(1)	—	—
HighTower Holding, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.65%	2/1/2030	110	—	—	—
Lido Advisors, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/10/2032	198	197	198	0.03
Lido Advisors, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/10/2032	3,513	2,063	2,072	0.28
Lido Advisors, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/10/2032	526	522	524	0.07
Lido Advisors, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.42%	5/10/2032	615	304	306	0.04
The Ultimus Group Midco, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	7/1/2032	4,068	4,048	4,048	0.55
The Ultimus Group Midco, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	7/1/2032	1,356	(3)	(7)	—
The Ultimus Group Midco, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	7/1/2032	509	(3)	(3)	—
							30,581	30,691	4.19

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Chemicals
Americhem, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	3/1/2032	$10,448	$10,399	$10,396	1.42%
Americhem, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	3/1/2032	2,691	(6)	(13)	—
Americhem, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	3/1/2032	1,906	(10)	(10)	—
Aurora Plastics, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.52%	8/12/2030	12,431	12,405	12,369	1.69
Aurora Plastics, LLC	(8)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.52%	8/12/2030	1,405	1,405	1,398	0.19
Aurora Plastics, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.52%	8/12/2030	1,140	(3)	(6)	—
Aurorium Global Holdings LLC	(8)(14)	First Lien Term Loan	S + 5.75%	9.55% (Incl. 3.70% PIK)	1/2/2029	99	98	94	0.01
Boulder Scientific Company, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.15%	12/31/2027	97	97	97	0.01
Bulab Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	7/1/2032	8,208	8,168	8,167	1.11
Bulab Holdings, Inc.	(8)(14)	First Lien Term Loan	E + 4.75%	6.78%	7/1/2032	EUR 1,352	1,588	1,580	0.21
Bulab Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	7/1/2032	1,931	(4)	(10)	—
Bulab Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	7/1/2032	1,862	(9)	(9)	—
Charkit Chemical Company, LLC	(8)(13)	First Lien Term Loan	S + 4.88%	8.65%	12/29/2026	100	99	99	0.01
DCG Acquisition Corp.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	6/13/2031	6,991	6,991	6,886	0.94
DCG Acquisition Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	6/13/2031	1,169	829	812	0.11
Hasa Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.15%	1/10/2029	198	198	197	0.03
LTI Holdings, Inc.	(5)(8)(16)	First Lien Term Loan	S + 3.75%	7.42%	7/29/2029	1,975	1,983	1,990	0.27
Lubricant Engineers	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	9/1/2029	197	197	197	0.03
Lubricant Engineers	(8)(12)(13)	First Lien Term Loan	S + 5.25%	8.90%	9/1/2029	7,688	7,670	7,688	1.05
Lubricant Engineers	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	9/1/2029	1,372	—	—	—
Lubricant Engineers	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.90%	9/1/2029	885	(4)	—	—
Lummus Technology Holdings V LLC	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.17%	12/31/2029	1,021	1,017	1,023	0.14
Plaskolite PPC Intermediate II LLC	(8)(13)	First Lien Term Loan	S + 8.00%	11.65% (Incl. 4.00% PIK)	5/9/2030	1,407	1,394	1,337	0.18
Plaskolite PPC Intermediate II LLC	(7)(12)(13)	First Lien Revolver	S + 7.00%	10.65%	2/7/2030	101	10	3	—
Potters Industries LLC	(5)(7)(12)(16)	First Lien Revolver	S + 2.75%	6.50%	9/14/2027	100	—	—	—
Rocket Bidco, Inc.	(6)(8)(14)	First Lien Term Loan	C + 4.75%	7.34%	11/1/2030	CAD 197	143	143	0.02
							54,655	54,428	7.42
Commercial Services and Supplies
Acuren Delaware Holdco, Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	7/30/2031	351	351	353	0.05
Anticimex Global AB	(5)(6)(8)(16)	First Lien Term Loan	S + 2.90%	6.55%	11/17/2031	1,234	1,234	1,241	0.17
Ares Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.42%	11/18/2029	2,945	2,933	2,937	0.40
Ares Holdings, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.40%	11/18/2029	2,366	2,360	2,360	0.32
Ares Holdings, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	11/18/2029	2,013	(2)	(5)	—
Ares Holdings, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.40%	11/18/2029	1,610	(4)	(4)	—
AWP Group Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	12/23/2030	14,215	14,157	14,072	1.92
AWP Group Holdings, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.17%	12/23/2030	320	151	149	0.02
BCPE Empire Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.92%	12/11/2030	921	920	913	0.12
BIFM CA Buyer Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.92%	5/31/2028	649	650	654	0.09
CoolSys, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.75%	8.66%	8/11/2028	197	195	177	0.02
CRS Midco Holdings, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.15%	12/31/2032	3,462	3,444	3,444	0.47
CRS Midco Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	12/31/2032	1,154	(3)	(6)	—
CRS Midco Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	12/31/2032	692	(3)	(3)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies (continued)
Discovery Purchaser Corporation	(5)(6)(8)(15)	First Lien Term Loan	S + 3.75%	7.40%	10/4/2029	$3,466	$3,471	$3,339	0.45%
FL Hawk Intermediate Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.15%	2/22/2030	1,403	1,398	1,403	0.19
FL Hawk Intermediate Holdings, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.15%	2/22/2029	334	(1)	—	—
Fresh Holdco, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.05%	1/24/2026	386	386	386	0.05
HeartLand PPC Buyer, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/12/2029	7,098	7,039	7,063	0.96
HeartLand PPC Buyer, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/12/2029	859	851	855	0.12
HeartLand PPC Buyer, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/12/2029	3,067	44	38	0.01
HeartLand PPC Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/12/2029	904	9	8	—
Hercules Borrower LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/15/2028	5,260	5,256	5,234	0.71
Hercules Borrower LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/15/2028	2,094	(4)	(10)	—
Hercules Borrower LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/15/2028	589	(4)	(3)	—
High Bar Brands Operating, LLC	(6)(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	12/19/2029	197	196	197	0.03
HP RSS Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	12/11/2029	1,309	1,298	1,302	0.18
HP RSS Buyer, Inc.	(12)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/11/2029	274	273	273	0.04
HP RSS Buyer, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/11/2029	3,474	3,412	3,456	0.47
HP RSS Buyer, Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	12/11/2029	280	277	278	0.04
HP RSS Buyer, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	12/11/2029	842	835	838	0.11
HP RSS Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/11/2029	8,524	3,307	3,284	0.45
Low Voltage Holdings Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.40%	4/28/2032	12,029	11,989	11,999	1.64
Low Voltage Holdings Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	4/28/2032	2,268	(7)	(6)	—
Low Voltage Holdings Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	4/28/2032	1,421	(5)	(4)	—
Low Voltage Holdings Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	4/28/2032	CAD 178	—	—	—
Monarch Landscape Holdings, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	10/2/2028	198	196	196	0.03
Onyx-Fire Protection Services Inc.	(6)(8)(12)(14)	First Lien Term Loan	C + 4.50%	6.77%	7/31/2031	CAD 9,057	6,515	6,600	0.90
Onyx-Fire Protection Services Inc.	(6)(7)(12)(14)	First Lien Delayed Draw Term Loan	C + 4.50%	6.77%	7/31/2031	CAD 860	(6)	—	—
Onyx-Fire Protection Services Inc.	(6)(7)(12)(14)	First Lien Revolver	C + 4.50%	6.77%	7/31/2031	CAD 2,149	98	104	0.01
Palmetto Acquisitionco Inc.	(8)(13)	First Lien Term Loan	S + 5.75%	9.40%	9/18/2029	197	197	193	0.03
Pavion Corp.	(8)(14)	First Lien Term Loan	S + 6.00%	9.65% (Incl. 2.25% PIK)	10/30/2030	195	195	193	0.03
Polyphase Elevator Holding Company	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	11/24/2032	6,399	6,375	6,368	0.87
Polyphase Elevator Holding Company	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	11/24/2032	1,025	429	426	0.06
Polyphase Elevator Holding Company	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	11/24/2032	575	(2)	(3)	—
Project Boost Purchaser, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.40%	7/16/2031	1,995	1,973	2,002	0.27
Saber Parent Holdings Corp.	(8)(16)	First Lien Term Loan	S + 4.50%	8.15%	12/16/2032	9,000	8,978	8,978	1.22
Saber Parent Holdings Corp.	(7)(12)(16)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	12/16/2032	2,483	(3)	(6)	—
Saber Parent Holdings Corp.	(7)(12)(16)	First Lien Revolver	S + 4.50%	8.15%	12/16/2032	1,241	(3)	(3)	—
The Hiller Companies, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.67%	6/20/2030	7,376	7,346	7,376	1.01
The Hiller Companies, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	6/20/2030	2,040	1,916	1,931	0.26
The Hiller Companies, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	6/20/2030	1,077	724	729	0.10
The Hiller Companies, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.67%	6/20/2030	1,299	(5)	—	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Commercial Services and Supplies (continued)
Thermostat Purchaser III, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.25%	7.90%	8/31/2028	$198	$198	$197	0.03%
Valet Waste Holdings, Inc.	(8)(12)(13)	First Lien Term Loan	S + 6.00%	9.67%	5/1/2029	6,553	6,498	6,553	0.89
Valet Waste Holdings, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.67%	5/1/2029	5,828	(44)	—	—
WRE Holding Corp.	(8)(14)	First Lien Term Loan	S + 5.00%	8.58%	7/2/2031	2,287	2,278	2,270	0.31
WRE Holding Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.58%	7/2/2031	1,784	(5)	(13)	—
WRE Holding Corp.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.58%	7/2/2031	733	733	727	0.10
WRE Holding Corp.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.58%	7/2/2030	316	(1)	(2)	—
YLG Holdings, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/23/2030	9,336	9,313	9,290	1.27
YLG Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/23/2030	1,373	810	806	0.11
YLG Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/23/2030	1,214	(7)	(6)	—
Zinc Buyer Corporation	(12)(14)	First Lien Term Loan	S + 4.75%	8.40%	7/24/2031	7,209	7,174	7,209	0.98
Zinc Buyer Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	7/24/2031	731	(5)	—	—
Zinc Buyer Corporation	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	7/24/2031	790	(5)	—	—
Zone Climate Services, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.80%	3/9/2028	400	396	395	0.05
Zone Climate Services, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.55%	3/9/2028	636	326	323	0.04
							128,985	129,045	17.60
Construction & Engineering
Ampirical Solutions, LLC	(8)(14)	First Lien Term Loan	S + 4.25%	7.90%	9/30/2032	1,770	1,761	1,752	0.24
Ampirical Solutions, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	7.90%	9/30/2032	2,655	(6)	(27)	—
Ampirical Solutions, LLC	(7)(12)(14)	First Lien Revolver	S + 4.25%	7.90%	9/30/2032	708	(3)	(7)	—
CLS Management Services, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	3/27/2030	197	196	197	0.03
FR Vision Holdings Inc	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	1/20/2031	3,958	3,953	3,928	0.53
FR Vision Holdings Inc	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	1/20/2031	2,134	111	101	0.01
FR Vision Holdings Inc	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	1/20/2031	982	977	975	0.13
FR Vision Holdings Inc	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	1/22/2030	248	—	(2)	—
Hydraulic Technologies USA LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.15%	6/3/2031	828	816	807	0.11
Hydraulic Technologies USA LLC	(7)(12)(13)	First Lien Revolver	S + 5.50%	9.15%	6/3/2030	114	51	50	0.01
Kleinfelder Intermediate LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	9/18/2030	197	197	197	0.03
Mei Buyer LLC	(8)(13)	First Lien Term Loan	S + 4.25%	7.92%	6/29/2029	197	197	197	0.03
Trilon Group, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.40%	5/25/2029	3,875	3,855	3,846	0.52
Trilon Group, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/25/2029	51	50	50	0.01
Trilon Group, LLC	(8)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/25/2029	4,115	4,067	4,084	0.56
Trilon Group, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	5/25/2029	1,995	552	544	0.07
Trilon Group, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.40%	5/25/2029	1,212	(6)	(9)	—
							16,768	16,683	2.28

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Construction Materials
Pearlman Enterprises Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.27%	5/5/2027	$198	$196	$194	0.03%
Red Fox CD Acquisition Corporation	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.65%	3/4/2030	13,587	11,736	11,806	1.61
							11,932	12,000	1.64
Containers and Packaging
Berlin Packaging LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 3.25%	6.92%	6/7/2031	2,983	2,988	2,993	0.41
CFs Brands, LLC	(8)(12)(13)	First Lien Term Loan	S + 5.00%	8.67%	10/2/2030	3,463	3,463	3,463	0.47
CFs Brands, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.67%	10/2/2029	493	263	263	0.04
Clydesdale Acquisition Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.92%	4/1/2032	28	28	28	—
Cold Chain Technologies, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	7/2/2027	10,688	10,681	10,667	1.45
Cold Chain Technologies, LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.90%	7/2/2027	522	294	293	0.04
Engineered Machinery Holdings, Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 3.25%	6.90%	11/26/2032	148	148	149	0.02
Nelipak Holding Company	(8)(13)	First Lien Term Loan	S + 5.50%	9.15%	3/26/2031	6,343	6,343	6,296	0.86
Nelipak Holding Company	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.15%	3/26/2031	2,486	1,529	1,521	0.21
Nelipak Holding Company	(7)(12)(13)	First Lien Revolver	S + 5.50%	9.17%	3/26/2031	1,855	278	264	0.03
Packaging Coordinators Midco, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.40%	10/15/2032	11,496	11,431	11,442	1.56
Packaging Coordinators Midco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	10/15/2032	1,023	(1)	(4)	—
Packaging Coordinators Midco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	10/15/2032	2,526	54	68	0.01
Packaging Coordinators Midco, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	10/15/2032	1,242	(8)	(6)	—
Plastipak Holdings, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.17%	9/24/2032	1,149	1,143	1,153	0.16
PLZ Corp.	(5)(8)(14)	First Lien Term Loan	S + 3.75%	7.53%	8/3/2026	99	96	92	0.01
Pro Mach Group, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	10/15/2032	1,022	1,019	1,029	0.14
Proampac PG Borrower LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.75%	7.53%	6/16/2028	100	51	51	0.01
Ring Container Technologies Group, LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.17%	9/15/2032	2,993	2,998	3,004	0.41
Rohrer Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	8.83%	3/15/2027	198	198	194	0.03
St Athena Global LLC	(6)(8)(14)	First Lien Term Loan	S + 5.25%	8.90%	6/26/2030	3,851	3,818	3,812	0.52
St Athena Global LLC	(6)(8)(14)	First Lien Term Loan	SON + 5.25%	8.82%	6/26/2030	GBP 2,268	2,933	3,026	0.41
St Athena Global LLC	(6)(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	6/26/2030	213	(2)	(2)	—
St Athena Global LLC	(6)(7)(12)(14)	First Lien Revolver	S + 5.25%	8.90%	6/26/2029	590	79	78	0.01
Tank Holding Corp.	(8)(14)	First Lien Term Loan	S + 5.75%	9.52%	3/31/2028	197	195	182	0.02
TricorBraun Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.92%	3/3/2031	5,047	5,035	4,900	0.67
Trident TPI Holdings, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.75%	7.40%	9/15/2028	2,475	2,480	2,383	0.33
Verde Purchaser, LLC	(5)(8)(16)	First Lien Term Loan	S + 4.00%	7.65%	11/30/2030	3,970	3,979	3,975	0.54
							61,513	61,314	8.36

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Distributors
Aurora Parts & Accessories LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.55%	1/13/2029	$99	$98	$98	0.01%
BC Group Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	12/21/2027	4,096	4,074	4,075	0.56
BC Group Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	12/21/2027	7,086	4,879	4,894	0.67
Blackbird Purchaser, Inc.	(12)(14)	First Lien Term Loan	S + 5.75%	9.40%	12/19/2030	108	108	107	0.01
Blackbird Purchaser, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.75%	9.40%	12/19/2030	76	—	(1)	—
Blackbird Purchaser, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.75%	9.40%	12/19/2029	124	87	86	0.01
Blackhawk Industrial Distribution, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.05%	9/17/2026	5,297	5,290	5,019	0.68
Blackhawk Industrial Distribution, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.05%	9/17/2026	113	113	107	0.01
Blackhawk Industrial Distribution, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.25%	9.05%	9/17/2026	1,028	510	460	0.06
Component Hardware Group, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.80%	7/1/2026	91	91	91	0.01
Dealer Tire Financial, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.67%	7/2/2031	1,247	1,242	1,250	0.17
DFS Holding Company, Inc.	(8)(13)	First Lien Term Loan	S + 7.50%	11.15%	1/31/2029	200	198	186	0.03
Vessco Midco Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	7/24/2031	7,315	7,295	7,298	1.00
Vessco Midco Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.08%	7/24/2031	3,965	3,961	3,956	0.54
Vessco Midco Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	7/24/2031	6,293	2,000	2,001	0.27
Vessco Midco Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	7/24/2031	813	(2)	(2)	—
							29,944	29,625	4.03
Diversified Consumer Services
AAH Topco., LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.77%	12/22/2027	2,970	840	849	0.11
American Residential Services LLC	(5)(7)(12)(16)	First Lien Revolver	S + 2.50%	6.15%	1/31/2030	870	—	(17)	—
Apex Service Partners, LLC	(12)(13)	First Lien Term Loan	S + 5.00%	8.65%	10/24/2030	4,801	4,782	4,801	0.65
Apex Service Partners, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	10/24/2030	772	769	772	0.10
Apex Service Partners, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	10/24/2030	3,500	(9)	(26)	—
Apex Service Partners, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.65%	10/24/2029	660	170	173	0.02
Ascend Learning, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.67%	12/11/2028	995	997	1,000	0.14
Ave Holdings III, Corp.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.50%	9.33%	2/25/2028	6,403	6,314	6,051	0.82
Ave Holdings III, Corp.	(7)(12)(14)	First Lien Revolver	S + 5.50%	9.18%	2/25/2028	514	(7)	(28)	—
AVG Intermediate Holdings LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.75%	3/16/2027	197	195	196	0.03
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	7/16/2027	910	907	906	0.12
Cop Hometown Acquisitions, Inc. (fka Cop Airco Acquisitions, Inc.)	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	7/16/2027	3,959	3,944	3,940	0.54

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services (continued)
CVP Holdco, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	6/30/2031	$6,459	$6,449	$6,443	0.88%
CVP Holdco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	6/30/2031	1,715	390	392	0.05
CVP Holdco, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	6/28/2030	686	(1)	(2)	—
Essential Services Holding Corporation	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	6/17/2031	2,014	2,010	2,009	0.27
Essential Services Holding Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	6/17/2031	395	(1)	(1)	—
Essential Services Holding Corporation	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	6/17/2030	247	98	98	0.01
Experigreen Intermediate Holdings, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/10/2032	8,348	8,306	8,306	1.13
Experigreen Intermediate Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/10/2032	2,066	(5)	(10)	—
Experigreen Intermediate Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/10/2032	1,056	(5)	(5)	—
Fitness International LLC	(5)(8)(16)	First Lien Term Loan	S + 4.50%	8.17%	2/12/2029	10,771	10,770	10,817	1.47
Flint Opco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	8/15/2030	6,259	2,631	2,654	0.36
FSHS I, LLC	(8)(14)	First Lien Term Loan	S + 5.50%	9.17%	11/18/2028	197	196	196	0.03
GS Seer Group Borrower, LLC	(8)(13)	First Lien Term Loan	S + 6.75%	10.40%	4/29/2030	99	97	95	0.01
GSV Holding, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.40% (Incl. 3.13% PIK)	10/18/2030	4,995	4,974	4,970	0.68
GSV Holding, LLC	(7)(12)(13)	First Lien Revolver	S + 7.38%	11.03% (Incl. 3.13% PIK)	10/18/2030	217	(1)	—	—
Health Buyer LLC	(12)(14)	First Lien Term Loan	S + 4.75%	8.40%	4/29/2030	654	654	651	0.09
Health Buyer LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	4/29/2030	2,643	(10)	(13)	—
Home Service Topco IV, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.08%	12/31/2027	2,468	2,462	2,462	0.34
Home Service Topco IV, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.08%	12/31/2027	2,134	—	(5)	—
Innovetive Petcare, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.77%	6/30/2028	5,405	5,405	5,365	0.73
Innovetive Petcare, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.77%	6/30/2028	7,731	7,720	7,673	1.05
Innovetive Petcare, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.77%	6/30/2028	1,997	650	639	0.09
Intel 471 INC.	(12)(13)	First Lien Term Loan	S + 5.25%	8.90%	9/27/2028	200	200	200	0.03
Learning Care Group (US) No. 2 Inc.	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.65%	8/11/2028	415	414	347	0.05
Quick Quack Car Wash Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	6/10/2031	198	198	198	0.03
Quick Quack Car Wash Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	6/10/2031	3,378	697	706	0.10
Quick Quack Car Wash Holdings, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	6/10/2031	1,659	1,659	1,659	0.23
Seahawk Bidco, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.40%	12/19/2031	5,775	5,757	5,775	0.79
Seahawk Bidco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/19/2031	1,810	1,410	1,424	0.19
Seahawk Bidco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/19/2031	6,499	—	—	—
Seahawk Bidco, LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.40%	12/19/2030	545	(2)	—	—
Southern Veterinary Partners, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.15%	12/4/2031	1,683	1,685	1,682	0.23
Taymax Group Acquisition, LLC	(8)(13)	First Lien Term Loan	S + 6.00%	9.77%	7/30/2027	197	197	197	0.03
Taymax Group Acquisition, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.52%	7/30/2027	844	181	181	0.02
Trackforce Acquireco, Inc.	(12)(14)	First Lien Term Loan	S + 5.00%	8.65%	6/23/2028	200	200	200	0.03
University Support Services LLC	(5)(8)(15)	First Lien Term Loan	S + 2.75%	6.42%	2/10/2029	2,368	2,339	2,294	0.31
US Fitness Holdings, LLC	(8)(12)(14)	First Lien Term Loan	S + 5.50%	9.15%	9/4/2031	9,681	9,644	9,681	1.32
US Fitness Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.50%	9.15%	9/4/2031	1,255	(8)	—	—
US Fitness Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 5.50%	9.15%	9/4/2030	172	(1)	—	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services (continued)
Vertex Service Partners, LLC	(8)(14)	First Lien Term Loan	S + 10.14%	9.65% (Incl. 4.14% PIK)	11/8/2030	$200	$200	$194	0.03%
Vertex Service Partners, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 9.08%	8.90% (Incl. 3.83% PIK)	11/8/2030	250	49	36	—
VPP Intermediate Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.52%	12/1/2027	1,847	1,840	1,842	0.25
VPP Intermediate Holdings, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.52%	12/1/2027	2,226	2,218	2,220	0.30
VPP Intermediate Holdings, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.42%	12/1/2027	2,617	2,608	2,611	0.36
VPP Intermediate Holdings, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.92%	12/1/2027	3,208	1,243	1,238	0.17
VPP Intermediate Holdings, LLC	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.52%	12/1/2027	229	(1)	(1)	—
							104,418	104,035	14.19
Diversified Telecommunication Services
Coral-US Co-Borrower LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 3.25%	6.90%	1/31/2032	2,000	1,977	1,966	0.27
Guardian US Holdco LLC	(5)(8)(15)	First Lien Term Loan	S + 3.50%	7.15%	1/31/2030	2,222	2,228	2,228	0.30
Virgin Media Bristol LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 3.18%	6.86%	3/31/2031	2,000	1,989	1,985	0.27
Zacapa S.a r.l.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.75%	7.40%	3/22/2029	2,984	2,989	2,990	0.41
							9,183	9,169	1.25
Electrical Equipment
Infinite Bidco LLC	(5)(8)(15)	First Lien Term Loan	S + 6.25%	9.90%	3/2/2028	99	99	99	0.01
Power Grid Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/2/2030	10,702	10,693	10,702	1.46
Power Grid Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/2/2030	890	89	89	0.01
							10,881	10,890	1.48
Electronic Equipment, Instruments and Components
Dwyer Instruments, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	7/20/2029	3,850	3,820	3,812	0.52
Dwyer Instruments, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	7/20/2029	504	499	499	0.07
Dwyer Instruments, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	7/20/2029	706	246	246	0.03
Excelitas Technologies Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.92%	8/13/2029	2,522	(10)	—	—
Phoenix 1 Buyer Corp.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	11/20/2030	5,784	5,784	5,784	0.79
Phoenix 1 Buyer Corp.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	11/20/2029	1,142	—	—	—
Wildcat Topco, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	11/17/2031	1,278	1,273	1,278	0.17
Wildcat Topco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	11/17/2031	270	(1)	—	—
Wildcat Topco, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	11/17/2031	270	(1)	—	—
							11,610	11,619	1.58
Energy Equipment and Services
CRCI Longhorn Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	8/27/2031	6,057	6,033	6,057	0.83
CRCI Longhorn Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	8/27/2031	1,530	(6)	—	—
CRCI Longhorn Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	8/27/2031	1,020	(4)	—	—
Integrated Power Services Holdings, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.75%	8.53%	11/22/2028	8,293	8,288	8,272	1.13
Integrated Power Services Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.53%	11/22/2028	4,137	(10)	(10)	—
Phillips & Temro Industries Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.80%	3/12/2027	190	190	188	0.02
							14,491	14,507	1.98

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services
1364720 B.C. LTD.	(6)(8)(14)	First Lien Term Loan	C + 4.50%	7.09%	9/9/2028	CAD 8,931	$6,314	$6,475	0.88%
1364720 B.C. LTD.	(6)(12)(14)	First Lien Delayed Draw Term Loan	C + 4.50%	7.09%	9/9/2028	CAD 5,586	4,056	4,050	0.55
Aprio Advisory Group, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	8/1/2031	8,292	8,273	8,286	1.13
Aprio Advisory Group, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	8/1/2031	5,164	2,708	2,727	0.37
Aprio Advisory Group, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	8/1/2031	3,249	3,244	3,246	0.44
Aprio Advisory Group, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	8/1/2031	1,638	(3)	(1)	—
Ascensus Group Holdings, Inc.	(5)(6)(8)(15)	First Lien Term Loan	S + 3.00%	6.67%	11/24/2032	2,740	2,747	2,740	0.37
Cerity Partners Equity Holding LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.15%	7/28/2031	11,753	11,753	11,723	1.60
Cerity Partners Equity Holding LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	7/28/2029	4,646	(19)	(12)	—
Cerity Partners Equity Holding LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	7/28/2031	9,174	(11)	(23)	—
Cerity Partners Equity Holding LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	7/28/2031	1,368	216	216	0.03
CFGI Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	11/2/2027	5,839	5,808	5,810	0.79
CFGI Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	11/2/2027	270	(1)	(1)	—
Cherry Bekaert Advisory LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	6/28/2030	10,409	10,362	10,358	1.41
Cherry Bekaert Advisory LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	6/28/2030	1,156	615	618	0.08
ClearCapital Holdings, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	6/30/2032	2,151	2,137	2,140	0.29
ClearCapital Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	6/30/2032	1,024	(3)	(5)	—
ClearCapital Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	6/30/2032	410	(3)	(2)	—
Contractual Buyer, LLC	(8)(14)	First Lien Term Loan	S + 5.75%	9.40%	10/10/2030	197	197	197	0.03
Focus Financial Partners, LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.50%	6.17%	9/15/2031	5,043	5,031	5,057	0.69
Foreside Financial Group, LLC	(12)(13)	First Lien Term Loan	S + 5.25%	9.05%	9/30/2027	563	563	562	0.08
Foreside Financial Group, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	9.05%	9/30/2027	11,639	1,616	1,589	0.22
Frazier & Deeter Advisory, LLC	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.15%	5/3/2032	2,814	2,805	2,785	0.38
Frazier & Deeter Advisory, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	5/3/2032	319	(2)	(3)	—
Frazier & Deeter Advisory, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	5/2/2031	325	(2)	(3)	—
GTCR Everest Borrower, LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.40%	9/5/2031	383	382	385	0.05
Heights Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.50%	8/25/2028	5,294	5,294	5,294	0.72
Heights Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.75%	8/25/2028	921	917	916	0.12
Heights Buyer, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.50%	8/25/2028	867	859	867	0.12
Heights Buyer, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.75%	8/25/2028	1,254	(3)	(6)	—
Heights Buyer, LLC	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.50%	8/25/2028	764	—	—	—
Kestra Advisor Services Holdings A, Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 3.00%	6.67%	3/22/2031	2,203	2,205	2,210	0.30
Kriv Acquisition Inc.	(8)(12)(13)	First Lien Term Loan	S + 5.00%	8.65%	7/31/2031	495	494	492	0.07
Kriv Acquisition Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	7/31/2031	1,998	(7)	(10)	—
Kriv Acquisition Inc.	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.65%	7/31/2031	186	14	14	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Financial Services (continued)
Minotaur Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.67%	6/3/2030	$8,594	$8,521	$8,572	1.17%
Minotaur Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.67%	5/10/2030	3,228	3,212	3,220	0.44
Minotaur Acquisition, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	6/3/2030	1,455	1,428	1,451	0.20
Minotaur Acquisition, Inc.	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	6/3/2030	1,392	1,381	1,389	0.19
Minotaur Acquisition, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.67%	6/3/2030	873	(7)	(2)	—
Monarch Finco, LLC	(8)(15)	First Lien Term Loan	S + 4.25%	7.90%	10/29/2032	5,247	5,221	5,222	0.71
Monarch Finco, LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.25%	7.90%	10/29/2032	1,573	520	516	0.07
Monarch Finco, LLC	(7)(12)(15)	First Lien Revolver	S + 4.25%	7.90%	10/29/2032	105	(1)	(1)	—
NAB Holdings, LLC	(5)(8)(15)	First Lien Term Loan	S + 2.50%	6.15%	11/23/2028	2,487	2,465	2,384	0.33
Neon Maple Purchaser Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.50%	6.17%	11/17/2031	4,963	4,982	4,975	0.68
Osaic Holdings, Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 3.00%	6.58%	7/30/2032	2,370	2,372	2,383	0.33
Osttra Group Ltd.	(5)(6)(8)(16)	First Lien Term Loan	S + 3.50%	7.15%	10/8/2032	721	717	725	0.10
Pathstone Family Office LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.77%	5/15/2029	3,762	3,747	3,753	0.51
Pathstone Family Office LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.77%	5/15/2029	1,454	(8)	(4)	—
Pathstone Family Office LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.77%	5/15/2028	374	89	89	0.01
Petrus Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	10/17/2029	197	197	197	0.03
Project Accelerate Parent LLC	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.90%	2/24/2031	100	—	—	—
Ryan, LLC	(5)(8)(15)	First Lien Term Loan	S + 3.50%	7.17%	11/5/2032	5,000	4,975	4,944	0.67
Ryan, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.67%	11/7/2030	751	—	(8)	—
The Chartis Group, LLC	(8)(14)	First Lien Term Loan	S + 4.25%	7.90%	9/17/2031	1,253	1,248	1,253	0.17
The Chartis Group, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	7.90%	9/17/2031	387	62	64	0.01
The Chartis Group, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	9/17/2031	194	(1)	—	—
Wealth Enhancement Group, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	10/2/2028	198	197	198	0.03
Wealth Enhancement Group, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	10/2/2028	12,103	3,912	3,934	0.54
Wealth Enhancement Group, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.15%	10/2/2028	323	—	—	—
Wipfli Advisory LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	10/1/2032	2,165	2,159	2,154	0.29
Wipfli Advisory LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	10/1/2032	812	(1)	(4)	—
Wipfli Advisory LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	10/1/2032	541	(1)	(3)	—
							125,942	126,092	17.20
Food Products
BCPE North Star US Holdco 2, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.75%	7.42%	3/10/2028	100	21	25	—
Fiesta Purchaser, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	2/12/2031	4,143	4,153	4,146	0.57
RB Holdings Interco, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.80%	5/4/2028	197	195	197	0.03
Sigma Holdco B.V.	(5)(6)(8)(16)	First Lien Term Loan	S + 3.75%	7.49%	12/31/2027	3,334	3,339	3,234	0.44
Sugar Ppc Buyer LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.33%	10/2/2031	6,789	2,002	1,996	0.27
WPP Bullet Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	12/7/2030	5,117	5,087	5,079	0.69
WPP Bullet Buyer, LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.90%	12/7/2029	83	(1)	(1)	—
							14,796	14,676	2.00

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Gas Utilities
Edpo, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	12/10/2029	$11,551	$11,544	$11,522	1.57%
Edpo, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	12/10/2029	1,657	(4)	(4)	—
Edpo, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	12/8/2028	744	133	134	0.02
							11,673	11,652	1.59
Ground Transportation
AMS Parent, LLC	(5)(8)(14)	First Lien Term Loan	S + 4.75%	8.66%	10/25/2028	197	195	191	0.03
							195	191	0.03
Health Care Technology
Acentra Holdings, LLC	(8)(15)	First Lien Term Loan	S + 5.50%	9.15%	12/17/2029	76	75	76	0.01
Acentra Holdings, LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 5.50%	9.15%	12/17/2029	220	—	—	—
Athenahealth Group Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.25%	6.90%	2/15/2027	100	—	—	—
Caerus US 1 Inc.	(6)(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	5/25/2029	197	195	197	0.03
Continental Buyer, Inc.	(8)(12)(14)	First Lien Term Loan	S + 4.50%	8.17%	4/2/2031	6,703	6,703	6,703	0.91
Continental Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	4/2/2031	3,889	3,879	3,889	0.53
Continental Buyer, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	4/2/2031	1,818	1,811	1,818	0.25
Continental Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	4/2/2031	741	(1)	—	—
Continental Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	4/2/2031	1,769	(3)	—	—
Cotiviti, Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	3/26/2032	4,911	4,866	4,727	0.64
DeLorean Purchaser, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/16/2031	4,324	4,295	4,291	0.58
DeLorean Purchaser, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/16/2031	653	(5)	(5)	—
Empower Payments Investor, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	3/12/2031	8,545	8,528	8,525	1.16
Empower Payments Investor, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	3/12/2031	2,103	2,090	2,099	0.29
Empower Payments Investor, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	3/12/2031	995	(2)	(2)	—
Empower Payments Investor, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	3/12/2030	163	—	—	—
Ensemble RCM, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.75%	6/27/2028	100	—	—	—
F&M Buyer LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	3/18/2032	3,582	3,565	3,582	0.49
F&M Buyer LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	3/18/2032	1,194	(3)	—	—
F&M Buyer LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	3/18/2032	522	(3)	—	—
Goldeneye Parent, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	3/31/2032	11,988	11,960	11,988	1.64
Goldeneye Parent, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	3/31/2032	1,744	(4)	—	—
HT Intermediary III, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	11/12/2030	6,237	6,212	6,206	0.85
HT Intermediary III, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	11/12/2030	1,527	(3)	(8)	—
HT Intermediary III, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	11/12/2030	573	(2)	(3)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Health Care Technology (continued)
IMO Investor Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.58%	5/11/2029	$3,538	$3,538	$3,538	0.48%
IMO Investor Holdings, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.58%	5/11/2029	307	307	307	0.04
IMO Investor Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	5/11/2028	370	—	—	—
Invictus Buyer, LLC	(12)(14)	First Lien Term Loan	S + 4.50%	8.15%	6/3/2031	7,741	7,741	7,741	1.06
Invictus Buyer, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	6/3/2031	3,266	—	—	—
Invictus Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	6/3/2031	1,210	—	—	—
Net Health Acquisition Corp.	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	7/3/2031	9,005	8,961	8,959	1.22
Net Health Acquisition Corp.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	7/3/2031	973	(4)	(5)	—
SDS Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.50%	9/30/2027	197	197	197	0.03
Swoop Intermediate III, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.17%	4/12/2032	5,161	5,149	5,149	0.70
Swoop Intermediate III, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	4/12/2032	3,643	(4)	(9)	—
Swoop Intermediate III, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.17%	4/12/2032	1,214	(3)	(3)	—
Unlimited Technology Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	3/12/2032	5,572	5,558	5,572	0.76
Unlimited Technology Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	3/12/2032	747	(2)	—	—
Vatica Health, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.33%	10/29/2032	4,451	4,429	4,430	0.60
Vatica Health, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.33%	10/29/2032	445	(2)	(2)	—
Wisdom Purchaser, LLC	(8)(15)	First Lien Term Loan	S + 4.50%	8.15%	7/24/2032	6,152	6,136	6,136	0.84
Wisdom Purchaser, LLC	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.15%	7/24/2032	636	(2)	(2)	—
Zelis Cost Management Buyer, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 2.75%	6.40%	1/17/2029	100	—	(1)	—
							96,152	96,090	13.11
Healthcare Equipment and Supplies
Alcor Scientific LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.27%	1/31/2028	200	200	200	0.03
Aspen Medical Products, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.42%	6/10/2028	1,828	1,828	1,828	0.25
Belmont Instrument, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	8/19/2028	197	197	197	0.03
Blades Buyer, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.42%	3/28/2028	200	200	199	0.03
Blades Buyer, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	3/28/2028	3,816	(7)	(13)	—
Blades Buyer, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	3/28/2028	7	7	7	—
Blades Buyer, Inc.	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.42%	3/28/2028	305	(1)	(1)	—
Cadence, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.30%	5/21/2028	197	197	196	0.03
CDL Parent, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.40%	12/7/2028	2,993	2,981	2,978	0.41
CDL Parent, Inc.	(12)(13)	First Lien Term Loan	S + 4.75%	8.42%	12/7/2028	14,380	14,308	14,308	1.95
CDL Parent, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/7/2028	1,644	31	27	—
CPC/Cirtec Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	1/30/2029	1,648	1,643	1,648	0.21
CPC/Cirtec Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	10/31/2028	558	87	89	0.01
GTCR BC Purchaser, Inc.	(6)(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	11/19/2032	5,268	5,229	5,230	0.71

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Equipment and Supplies (continued)
GTCR BC Purchaser, Inc.	(6)(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	11/19/2032	$1,129	$(4)	$(8)	—%
GTCR BC Purchaser, Inc.	(6)(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	11/19/2031	602	(5)	(4)	—
Resonetics, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.50%	7.15%	6/18/2029	100	—	—	—
Tarrytown Acquisition Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	11/12/2032	2,991	2,976	2,976	0.41
Tarrytown Acquisition Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	11/12/2032	808	(2)	(4)	—
Tarrytown Acquisition Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	11/12/2032	566	(3)	(3)	—
TIDI Legacy Products, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	12/19/2029	197	197	197	0.03
							30,059	30,047	4.10
Healthcare Providers and Services
123Dentist Inc.	(6)(12)(14)	First Lien Delayed Draw Term Loan	C + 5.00%	7.27%	8/10/2029	CAD 10,059	7,138	7,329	1.00
AB Centers Acquisition Corporation	(8)(14)	First Lien Term Loan	S + 5.25%	8.92%	7/2/2031	7,241	7,210	7,214	0.98
AB Centers Acquisition Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.92%	7/2/2031	451	158	160	0.02
AB Centers Acquisition Corporation	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.92%	7/2/2031	428	(2)	(2)	—
ACI Group Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 6.00%	9.75% (Incl. 3.25% PIK)	8/2/2028	207	206	198	0.03
Arrow Management Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	7/26/2032	2,197	2,186	2,175	0.30
Arrow Management Acquisition, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	7/26/2032	785	(2)	(8)	—
Arrow Management Acquisition, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	7/23/2032	262	88	86	0.01
Azalea TopCo, Inc.	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.67%	4/30/2031	1,493	1,494	1,497	0.20
Cardiology Management Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.40%	1/31/2029	197	197	195	0.03
Community Medical Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 4.50%	8.33%	12/15/2028	99	97	99	0.01
Crown Laundry, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	5/28/2031	2,668	2,655	2,654	0.36
Crown Laundry, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	5/28/2031	435	(1)	(2)	—
Crown Laundry, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	5/28/2031	507	(3)	(3)	—
CVR Management, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	1/4/2027	9	9	9	—
CVR Management, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	1/4/2027	111	—	—	—
CVR Management, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	1/4/2027	197	197	197	0.03
DCA Investment Holding LLC	(8)(14)(17)	First Lien Term Loan	S + 8.41%	12.06%	4/3/2028	197	195	174	0.02
Docs, MSO, LLC	(8)(14)	First Lien Term Loan	S + 5.75%	9.52%	6/1/2028	99	98	98	0.01
ENT MSO, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	12/31/2028	158	158	158	0.02
EPFS Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	7/31/2031	6,040	6,010	6,009	0.82
EPFS Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	7/31/2031	1,029	(2)	(5)	—
EPFS Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	7/31/2031	686	(3)	(3)	—
Eyesouth Eye Care Holdco, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.27%	10/5/2029	2,112	2,112	2,091	0.28
Eyesouth Eye Care Holdco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.27%	10/5/2029	4,283	3,888	3,882	0.53
Golden State Buyer, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.75%	8.52%	3/21/2027	197	197	197	0.03
ImageFirst Holdings, LLC	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.65%	3/12/2032	2,494	2,494	2,500	0.34
ImageFirst Holdings, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.65%	3/12/2030	2,800	—	—	—
IvyRehab Intermediate II, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.75%	4/23/2029	197	197	197	0.03
JKC Parent, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	2/13/2032	376	375	374	0.05

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Healthcare Providers and Services (continued)
JKC Parent, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	2/13/2032	$130	$129	$130	0.02%
JKC Parent, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	2/13/2032	702	(2)	(4)	—
JKC Parent, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	2/13/2032	87	16	16	—
MRO Corporation	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	6/9/2032	9,115	9,049	9,070	1.24
MRO Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	6/9/2032	795	(3)	(4)	—
MRO Corporation	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	6/9/2032	795	(5)	(4)	—
OB Hospitalist Group, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	9.02%	9/27/2027	197	197	197	0.03
OIS Management Services, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	11/16/2028	3,792	3,736	3,745	0.51
OIS Management Services, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	11/16/2028	3,119	3,073	3,080	0.42
ONS MSO, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.40%	7/7/2028	211	210	200	0.03
ONS MSO, LLC	(7)(12)(13)	First Lien Revolver	S + 6.25%	9.90%	7/7/2028	24	8	8	—
Onsite Holdings, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.25%	12/28/2027	197	197	196	0.03
Orsini Pharmaceutical Services, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	5/22/2031	3,334	3,319	3,334	0.45
Orsini Pharmaceutical Services, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	5/22/2030	226	(1)	—	—
Phantom Purchaser, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	9/19/2031	2,959	2,954	2,952	0.40
Phantom Purchaser, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	9/19/2031	1,465	(6)	(7)	—
Phynet Dermatology LLC	(8)(13)	First Lien Term Loan	S + 6.50%	10.15%	10/20/2029	202	202	196	0.03
Premise Health Holding Corp.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	11/8/2032	9,036	9,021	8,993	1.23
Premise Health Holding Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	11/8/2032	1,271	(3)	(6)	—
Premise Health Holding Corp.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	11/6/2031	1,008	(1)	(5)	—
RxSense Holdings LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	3/12/2027	4,078	4,078	4,078	0.55
RxSense Holdings LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.65%	3/12/2027	619	—	—	—
SCHP Purchaser, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.17%	10/22/2032	3,140	3,124	3,124	0.43
SCHP Purchaser, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.17%	10/22/2032	523	(3)	(3)	—
Smile Doctors LLC	(8)(14)	First Lien Term Loan	S + 5.90%	9.65%	12/23/2028	99	99	98	0.01
Soleo Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	1/30/2032	4,795	4,786	4,795	0.65
Soleo Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	1/30/2032	704	(1)	—	—
Soleo Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	1/30/2032	704	(2)	—	—
Specialized Dental Holdings II, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.42%	11/1/2028	198	198	197	0.03
Specialtycare, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	12/18/2029	6,154	6,121	6,139	0.84
Specialtycare, Inc.	(7)(12)(16)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	12/18/2029	1,353	347	348	0.05
Specialtycare, Inc.	(7)(12)(16)	First Lien Revolver	S + 3.75%	7.40%	12/18/2029	204	—	—	—
TurningPoint Healthcare Solutions, LLC	(8)(13)	First Lien Term Loan	S + 4.75%	8.52%	7/14/2027	197	197	197	0.03
United Digestive MSO Parent, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.40%	3/30/2029	197	197	197	0.03
USHV Management, LLC	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.65%	9/8/2032	3,416	3,401	3,399	0.46
USHV Management, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	9/8/2032	895	229	226	0.03
USHV Management, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	9/8/2031	549	85	85	0.01
Valeris, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	9/19/2031	8,850	8,808	8,806	1.20
WCG Intermediate Corp.	(5)(8)(13)	First Lien Term Loan	S + 3.00%	6.67%	2/25/2032	2,433	2,421	2,441	0.33
							103,521	103,684	14.14

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Hotels, Restaurants and Leisure
BJH Holdings III Corp.	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	8/19/2027	$197	$197	$197	0.03%
Movati Athletic (Group) Inc.	(6)(8)(13)	First Lien Term Loan	C + 4.50%	7.09%	5/29/2030	CAD 7,457	5,340	5,352	0.73
Movati Athletic (Group) Inc.	(6)(7)(12)(13)	First Lien Delayed Draw Term Loan	C + 4.50%	7.09%	5/29/2030	CAD 918	(7)	(10)	—
Southpaw Ap Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.30%	3/2/2028	2,769	2,766	2,762	0.37
Southpaw Ap Buyer, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.50%	9.30%	3/2/2028	624	566	567	0.08
Southpaw Ap Buyer, LLC	(7)(12)(13)	First Lien Revolver	S + 5.50%	9.30%	3/2/2028	252	57	57	0.01
							8,919	8,925	1.22
Household Durables
Stanton Carpet Intermediate Holdings II, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.80%	10/1/2027	200	200	200	0.03
							200	200	0.03
Household Products
TPC US Parent, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.55%	2/23/2026	198	198	194	0.03
Wu Holdco, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	4/19/2032	10,239	10,214	10,213	1.39
Wu Holdco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	4/19/2032	2,497	(3)	(6)	—
Wu Holdco, Inc.	(7)(12)(16)	First Lien Revolver	S + 4.75%	8.40%	4/19/2032	777	65	65	0.01
							10,474	10,466	1.43
Industrial Conglomerates
FCG Acquisitions, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.25%	6.92%	3/31/2028	2,969	2,974	2,984	0.41
Harvey Tool Company, LLC	(8)(14)	First Lien Term Loan	E + 5.00%	7.03%	8/6/2032	EUR 617	715	722	0.10
Harvey Tool Company, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	8/6/2032	9,199	9,199	9,084	1.24
Harvey Tool Company, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	10/26/2027	3,424	(5)	(43)	(0.01)
Harvey Tool Company, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	10/26/2027	1,179	—	(15)	—
Indicor, LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 2.75%	6.40%	11/22/2029	2,486	2,493	2,504	0.34
							15,376	15,236	2.08
Insurance
Acrisure, LLC	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.67%	11/6/2030	1,995	1,997	1,996	0.27
Allied Benefits Systems Intermediate LLC	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.65%	10/31/2030	3,965	3,965	3,955	0.54
AMBA Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	9.00%	7/30/2027	3,568	3,552	3,551	0.48
AMBA Buyer, Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	9.00%	7/30/2027	856	852	851	0.12
AMBA Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	9.00%	7/30/2027	223	(1)	(1)	—
Amerilife Holdings LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	8/31/2029	3,300	3,293	3,292	0.45
Amerilife Holdings LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	8/31/2029	13,288	11,611	11,611	1.58
Amerilife Holdings LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	8/31/2028	556	91	91	0.01
Amynta Agency Borrower Inc. (Amynta Warranty Borrower Inc.)	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	12/29/2031	1,995	1,990	2,002	0.27
AQ Sunshine, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	7/24/2031	198	197	197	0.03
Ardonagh Midco 3 Limited	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.33%	2/15/2031	4,963	4,963	4,962	0.68
Bellwether Buyer, L.L.C.	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	4/15/2032	4,182	4,174	4,172	0.57
Bellwether Buyer, L.L.C.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	4/15/2032	2,178	(2)	(5)	—
Bellwether Buyer, L.L.C.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	4/15/2032	871	(2)	(2)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Insurance (continued)
Beyond Risk Parent Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	10/8/2027	$6,367	$515	$524	0.07%
Broadstreet Partners, Inc.	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	6/13/2031	2,489	2,493	2,500	0.34
Foundation Risk Partners, Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	10/29/2030	4,294	2,489	2,504	0.34
Galway Borrower LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	9/29/2028	197	196	196	0.03
HIG Operations Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	6/11/2031	6,697	6,697	6,681	0.91
HIG Operations Holdings, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	6/11/2031	1,077	(1)	(2)	—
Imagine 360 LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	9/30/2028	1,386	1,381	1,386	0.19
Imagine 360 LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	9/30/2028	767	(3)	—	—
Imagine 360 LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	9/30/2028	327	(2)	—	—
Integrity Marketing Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	8/25/2028	7,584	7,561	7,546	1.03
Iris Specialty Acquisition LLC	(8)(15)	First Lien Term Loan	S + 4.50%	8.15%	11/20/2032	7,326	7,308	7,309	1.00
Iris Specialty Acquisition LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	11/20/2032	1,235	(2)	(3)	—
Iris Specialty Acquisition LLC	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.15%	11/20/2032	1,087	(3)	(3)	—
Mclarens Midco Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.55%	12/19/2027	2,563	2,563	2,551	0.35
Mclarens Midco Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.55%	12/19/2027	662	660	658	0.09
Mclarens Midco Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.55%	12/19/2027	896	896	891	0.12
Mclarens Midco Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.50%	12/19/2027	287	—	(1)	—
Oakbridge Insurance Agency, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	11/1/2029	197	197	197	0.03
Oakbridge Insurance Agency, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	11/1/2029	2,319	(6)	(12)	—
Oakbridge Insurance Agency, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	11/1/2029	2,580	949	958	0.13
OneDigital Borrower LLC	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.67%	7/2/2031	2,487	2,487	2,497	0.34
Pareto Health Intermediate Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.75%	8.33%	6/1/2030	2,725	2,714	2,711	0.37
Pareto Health Intermediate Holdings, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.33%	6/1/2030	653	(1)	(3)	—
Patriot Growth Insurance Services, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.80%	10/16/2028	7,974	7,944	7,974	1.09
Patriot Growth Insurance Services, LLC	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.80%	10/16/2028	1,395	1,389	1,395	0.19
Patriot Growth Insurance Services, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.75%	10/16/2028	534	(2)	—	—
Riser Interco, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	10/31/2029	586	586	583	0.08
Riser Interco, LLC	(8)(14)	First Lien Term Loan	SON + 4.75%	8.32%	10/31/2029	GBP 985	1,303	1,321	0.18
Riser Interco, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	10/31/2029	1,493	(2)	(7)	—
Riser Interco, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	10/31/2029	520	28	26	—
Simplicity Financial Marketing Group Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/31/2031	6,718	6,689	6,685	0.91
Simplicity Financial Marketing Group Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/31/2031	1,801	853	850	0.11
Simplicity Financial Marketing Group Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/31/2031	903	(5)	(5)	—
THG Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	10/31/2031	2,939	2,939	2,939	0.40
THG Acquisition, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	10/31/2031	659	191	191	0.02
THG Acquisition, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	10/31/2031	330	43	43	0.01
Trucordia Insurance Holdings, LLC	(5)(8)(16)	First Lien Term Loan	S + 3.25%	6.92%	6/17/2032	270	269	269	0.04
World Insurance Associates, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	4/3/2030	4,052	4,051	4,042	0.55
World Insurance Associates, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	4/3/2030	2,859	1,599	1,599	0.22
World Insurance Associates, LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.65%	4/3/2030	209	(1)	(1)	—
							103,642	103,661	14.14

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
IT Services
BigTime Software, Inc.	(12)(14)	First Lien Term Loan	S + 6.25%	9.90%	6/30/2028	$200	$200	$200	0.03%
Cardinal Parent, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.50%	8.30%	11/12/2027	197	188	193	0.02
DT1 Midco Corp	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.67%	12/30/2031	7,682	7,658	7,643	1.04
DT1 Midco Corp	(8)(14)	First Lien Term Loan	S + 5.00%	8.67%	12/30/2031	758	755	754	0.10
DT1 Midco Corp	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	12/30/2031	2,540	10	5	—
DT1 Midco Corp	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.67%	12/30/2030	1,183	(3)	(6)	—
Govdelivery Holdings, LLC	(8)(14)	First Lien Term Loan	S + 5.50%	9.15% (Incl. 2.00% PIK)	1/17/2031	202	201	202	0.03
Marco Technologies, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.92%	11/24/2026	200	200	200	0.03
Medallia, Inc.	(8)(14)	First Lien Term Loan	S + 6.50%	10.18% (Incl. 4.00% PIK)	10/29/2028	105	103	87	0.01
Noble Midco 3 Limited	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	6/10/2031	5,056	5,056	5,030	0.68
Noble Midco 3 Limited	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	6/10/2031	824	—	(4)	—
Noble Midco 3 Limited	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/10/2030	1,120	84	78	0.01
Oeconnection LLC	(8)(12)(15)	First Lien Term Loan	S + 4.50%	8.17%	12/23/2032	12,569	12,542	12,590	1.72
Oeconnection LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	12/23/2032	6,491	(5)	11	—
Oeconnection LLC	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.17%	12/23/2032	1,628	(3)	3	—
PDI TA Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.50%	9.15%	2/3/2031	205	205	205	0.03
Ridge Trail US Bidco, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.08%	9/30/2031	8,599	8,546	8,534	1.16
Ridge Trail US Bidco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.08%	9/30/2031	2,995	(19)	(22)	—
Ridge Trail US Bidco, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.08%	3/31/2031	998	263	262	0.04
Safety Borrower Holdings LLC	(8)(12)(13)	First Lien Term Loan	S + 4.75%	8.42%	12/19/2032	5,779	5,774	5,765	0.79
Safety Borrower Holdings LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	12/19/2032	888	(1)	(2)	—
Safety Borrower Holdings LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.42%	12/19/2032	765	43	42	0.01
Saturn Borrower Inc	(8)(13)	First Lien Term Loan	S + 6.00%	9.65%	11/13/2028	3,881	3,859	3,852	0.52
Saturn Borrower Inc	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 6.00%	9.65%	11/13/2028	1,422	(4)	(11)	—
Saturn Borrower Inc	(7)(12)(13)	First Lien Revolver	S + 6.00%	9.65%	11/13/2028	640	157	157	0.02
Spirit RR Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	9/13/2028	3,219	3,214	3,219	0.44
Spirit RR Holdings, Inc.	(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	9/13/2028	463	462	463	0.06
Spirit RR Holdings, Inc.	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	9/13/2028	266	266	266	0.04
Spirit RR Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	9/13/2028	272	—	—	—
Storable, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 2.75%	6.40%	4/16/2029	100	—	—	—
Trunk Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.75%	9.52%	2/19/2030	1,992	1,987	1,992	0.27
Trunk Acquisition, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.75%	9.52%	2/19/2030	1,832	1,551	1,557	0.21
VS Buyer, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 2.25%	5.90%	10/11/2030	100	—	—	—
Welocalize, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.68%	6/23/2026	198	197	198	0.03
							53,486	53,463	7.29

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Life Sciences Tools & Services
Kwol Acquisition, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.67%	12/12/2029	$6,082	$6,082	$6,051	0.82%
Kwol Acquisition, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	12/12/2029	11,113	1,839	1,820	0.25
Kwol Acquisition, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.67%	12/12/2029	1,871	(5)	(9)	—
LSCS Holdings, Inc.	(5)(8)(16)	First Lien Term Loan	S + 4.50%	8.15%	3/4/2032	1,489	1,482	1,461	0.20
Sotera Health Holdings, LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.50%	6.15%	5/30/2031	1,787	1,787	1,799	0.25
							11,185	11,122	1.52
Machinery
CD&R Hydra Buyer, Inc.	(5)(8)(16)	First Lien Term Loan	S + 4.00%	7.77%	3/25/2031	1,975	1,985	1,977	0.27
Dynatect Group Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.25%	9/29/2028	191	191	191	0.03
Flow Control Solutions, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	3/29/2029	5,235	1,893	1,925	0.26
Flow Control Solutions, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	3/29/2029	936	396	401	0.05
Madison IAQ LLC	(5)(8)(15)	First Lien Term Loan	S + 2.75%	6.40%	11/8/2032	788	780	794	0.11
Merlin Buyer, Inc.	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.65%	12/14/2028	3,879	3,870	3,869	0.53
Merlin Buyer, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.75%	7.40%	12/14/2026	1,450	(9)	(14)	—
Process Equipment, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.08%	9/6/2026	197	197	195	0.03
Process Insights Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 6.25%	9.90%	7/18/2029	197	197	180	0.02
RFI Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.25%	8/5/2030	3,468	3,451	3,451	0.47
RFI Buyer, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.25%	8/5/2030	2,601	(6)	(13)	—
RFI Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.25%	8/5/2030	600	(3)	(3)	—
SPX Flow, Inc.	(5)(8)(15)	First Lien Term Loan	S + 2.75%	6.42%	4/5/2029	556	556	558	0.07
Victory Buyer LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.75%	7.53%	11/19/2028	100	52	53	0.01
							13,550	13,564	1.85

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Media
MH Sub I, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.25%	7.92%	12/31/2031	$2,475	$2,453	$2,130	0.29%
Planet US Buyer LLC	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.65%	2/7/2031	2,376	2,381	2,394	0.33
Red Ventures, LLC (New Imagitas, Inc.)	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	3/4/2030	1,708	1,706	1,645	0.22
							6,540	6,169	0.84
Oil, Gas and Consumable Fuels
CPPIB OVM Member U.S. LLC	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.15%	8/20/2031	3,101	3,101	3,123	0.43
Valicor PPC Intermediate II LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.67%	7/24/2028	5,104	5,095	5,066	0.69
Valicor PPC Intermediate II LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	7/24/2028	437	436	434	0.06
Valicor PPC Intermediate II LLC	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.67%	1/24/2028	710	183	181	0.02
							8,815	8,804	1.20
Personal Care Products
Apothecary Products, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.58%	7/27/2026	189	189	188	0.03
Swanson Health Products, Incorporated	(8)(13)	First Lien Term Loan	S + 5.75%	9.66%	6/30/2027	183	183	182	0.02
							372	370	0.05
Pharmaceuticals
Amneal Pharmaceuticals LLC	(5)(6)(8)(15)	First Lien Term Loan	S + 3.50%	7.17%	8/1/2032	1,506	1,506	1,521	0.21
Bamboo US BidCo LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	9/30/2030	2,993	2,993	2,963	0.40
Bamboo US BidCo LLC	(8)(13)	First Lien Term Loan	E + 5.00%	7.03%	9/30/2030	EUR 2,694	2,944	3,133	0.43
Bamboo US BidCo LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	9/30/2030	714	589	587	0.08
Bamboo US BidCo LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	9/30/2030	1,174	1,169	1,163	0.16
Bamboo US BidCo LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.90%	10/1/2029	826	—	(8)	—
Bridges Consumer Healthcare Intermediate LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.83%	12/22/2031	4,661	4,641	4,661	0.64
Bridges Consumer Healthcare Intermediate LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.83%	12/22/2031	2,221	1,770	1,774	0.24
Bridges Consumer Healthcare Intermediate LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.83%	12/22/2031	2,000	(4)	—	—
Bridges Consumer Healthcare Intermediate LLC	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.83%	12/22/2031	894	(4)	—	—
Exactcare Parent, Inc.	(8)(13)	First Lien Term Loan	S + 5.50%	9.15%	11/5/2029	197	197	197	0.03
Puma Buyer, LLC	(8)(15)	First Lien Term Loan	S + 4.25%	7.90%	3/29/2032	11,640	11,602	11,612	1.58
Puma Buyer, LLC	(7)(12)(15)	First Lien Revolver	S + 4.25%	7.90%	3/29/2032	2,005	(7)	(5)	—
Tersera Therapeutics, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.92%	4/4/2029	2,480	2,470	2,480	0.34
Tersera Therapeutics, LLC	(8)(13)	First Lien Term Loan	S + 5.75%	9.42%	4/4/2029	3,835	3,835	3,835	0.52
Tersera Therapeutics, LLC	(7)(12)(13)	First Lien Revolver	S + 5.75%	9.42%	4/4/2029	116	—	—	—
							33,701	33,913	4.63

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Professional Services
ABC Legal Holdings, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	8/13/2032	$1,308	$1,302	$1,302	0.18%
ABC Legal Holdings, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	8/13/2032	393	(1)	(2)	—
ABC Legal Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	8/13/2032	255	(1)	(1)	—
Access CIG, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.67%	8/19/2030	1,244	1,244	1,203	0.16
Analytic Partners, LP	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	4/4/2030	3,873	3,867	3,873	0.53
Analytic Partners, LP	(7)(12)(16)	First Lien Revolver	S + 4.50%	8.17%	4/4/2030	502	(2)	—	—
Applied Technical Services, LLC	(8)(14)	First Lien Term Loan	S + 5.25%	8.90%	4/8/2031	6,360	6,332	6,360	0.87
Applied Technical Services, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	4/8/2031	645	218	225	0.03
Applied Technical Services, LLC	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.90%	4/8/2031	645	46	52	0.01
AQ Carver Buyer, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 5.25%	9.00%	8/2/2028	100	—	—	—
Carr, Riggs & Ingram Capital, L.L.C.	(8)(15)	First Lien Term Loan	S + 4.25%	7.90%	11/18/2031	2,853	2,842	2,853	0.39
Carr, Riggs & Ingram Capital, L.L.C.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.25%	7.90%	11/18/2031	1,456	387	391	0.05
Carr, Riggs & Ingram Capital, L.L.C.	(7)(12)(15)	First Lien Revolver	S + 4.25%	7.90%	11/18/2031	667	(3)	—	—
Clinical Education Alliance, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.80%	12/21/2026	99	98	99	0.01
Crisis Prevention Institute, Inc.	(5)(7)(12)(15)	First Lien Revolver	S + 4.75%	8.40%	4/9/2029	100	—	—	—
Disa Holdings Corp.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	9/9/2028	2,825	2,825	2,796	0.38
Disa Holdings Corp.	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	9/9/2028	550	550	545	0.07
Disa Holdings Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	9/9/2028	586	570	564	0.08
DTI Holdco, Inc.	(5)(8)(14)	First Lien Term Loan	S + 4.00%	7.65%	4/26/2029	729	626	683	0.09
Foreigner Bidco Inc.	(8)(13)	First Lien Term Loan	S + 5.50%	9.18%	4/19/2028	200	200	200	0.03
Grant Thornton Advisors LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	6/2/2031	3,319	3,321	3,330	0.45
Grant Thornton Advisors LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 3.00%	6.67%	6/2/2031	249	250	251	0.03
HSI Halo Acquisition, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	6/30/2031	7,747	7,732	7,747	1.06
HSI Halo Acquisition, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	6/30/2031	1,394	692	695	0.09
HSI Halo Acquisition, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	6/28/2030	932	(2)	—	—
IG Investments Holdings, LLC	(12)(14)	First Lien Term Loan	S + 5.00%	8.65%	9/22/2028	2,582	2,582	2,582	0.35
IG Investments Holdings, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	9/22/2028	293	—	—	—
Iris Buyer LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	10/2/2030	197	195	197	0.03

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Professional Services (continued)
KENE Acquisition, Inc. (aka Entrust)	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	2/7/2031	$1,788	$1,783	$1,783	0.24%
KENE Acquisition, Inc. (aka Entrust)	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	2/7/2031	2,419	(3)	(6)	—
KENE Acquisition, Inc. (aka Entrust)	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	2/7/2031	346	60	60	0.01
Keng Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.15%	8/1/2029	197	195	197	0.03
Marina Acquisition, Inc.	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	7/1/2030	2,125	2,107	2,077	0.28
Marina Acquisition, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.00%	8.65%	7/1/2030	307	22	18	—
MHE Intermediate Holdings, LLC	(8)(13)	First Lien Term Loan	S + 6.00%	9.80%	7/21/2027	200	200	200	0.03
Monarch Buyer, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.15%	6/2/2032	4,910	4,886	4,885	0.67
Monarch Buyer, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	6/2/2032	2,051	148	143	0.02
Monarch Buyer, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.75%	8.40%	6/2/2032	923	(4)	(5)	—
OMNIA Partners, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.75%	6.40%	12/31/2032	4,125	4,136	4,146	0.57
Propio LS, LLC	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	5/10/2030	7,264	7,229	7,227	0.99
Propio LS, LLC	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	5/10/2030	200	87	87	0.01
Rimkus Consulting Group, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.90%	4/1/2031	8,872	8,872	8,605	1.17
Rimkus Consulting Group, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	4/1/2031	2,246	534	468	0.06
Rimkus Consulting Group, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.90%	4/1/2030	1,201	300	264	0.04
Ruppert Landscape, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	12/3/2029	4,587	4,579	4,564	0.62
Ruppert Landscape, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	12/3/2029	6,408	2,533	2,552	0.35
Ruppert Landscape, LLC	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	12/3/2029	604	604	601	0.08
Ruppert Landscape, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	12/3/2029	865	235	234	0.03
Sedgwick Claims Management Services, Inc. (Lightning Cayman Merger Sub, Ltd.)	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.17%	7/31/2031	2,970	2,976	2,983	0.41
Skopima Consilio Parent LLC	(5)(8)(15)	First Lien Term Loan	S + 3.75%	7.42%	5/12/2028	3,329	3,334	3,050	0.42
TRC Companies LLC	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.67%	12/8/2028	2,975	2,976	2,988	0.41
USRP Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.67%	12/31/2029	8,587	8,556	8,587	1.17
USRP Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	12/31/2029	2,766	1,213	1,223	0.17
USRP Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.67%	12/31/2029	900	(3)	—	—
Vaco Holdings, LLC	(5)(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	1/21/2027	100	—	(18)	—
Vensure Employer Services, Inc.	(8)(15)	First Lien Term Loan	S + 5.00%	8.65%	9/27/2031	2,439	2,431	2,427	0.33
Vensure Employer Services, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	9/27/2031	39	—	—	—
VT Topco, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.67%	8/9/2030	992	990	980	0.13
YA Intermediate Holdings II, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.58%	10/1/2031	5,365	5,342	5,365	0.73
YA Intermediate Holdings II, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	10/1/2031	2,255	335	341	0.05
YA Intermediate Holdings II, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.58%	10/1/2031	1,084	275	280	0.04
							102,798	102,251	13.95
Real Estate Management and Development
Sako and Partners Lower Holdings LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.15%	9/15/2028	10,134	10,108	10,084	1.38
Sako and Partners Lower Holdings LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.15%	9/15/2028	1,091	280	278	0.04
							10,388	10,362	1.42

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software
365 Retail Markets, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.15%	12/23/2028	$3,836	$3,836	$3,836	0.52%
365 Retail Markets, LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	12/23/2028	904	904	904	0.12
365 Retail Markets, LLC	(8)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	12/23/2028	1,735	1,735	1,735	0.24
Adelaide Borrower, LLC	(12)(14)	First Lien Term Loan	S + 6.75%	10.40% (Incl. 3.38% PIK)	5/8/2030	203	201	202	0.03
Ahead DB Holdings, LLC	(5)(8)(14)	First Lien Term Loan	S + 2.50%	6.15%	2/1/2031	1,983	1,983	1,984	0.27
Alta Buyer, LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.65%	12/21/2027	180	180	180	0.02
AQA Acquisition Holding, Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.25%	6.90%	3/3/2028	100	—	—	—
Articulate Global, LLC	(8)(15)	First Lien Term Loan	S + 4.25%	7.92%	10/25/2032	13,256	13,223	13,224	1.80
Articulate Global, LLC	(7)(12)(15)	First Lien Revolver	S + 4.25%	7.92%	10/25/2032	1,326	(3)	(3)	—
Artifact Bidco, Inc.	(8)(15)	First Lien Term Loan	S + 4.15%	7.80%	7/28/2031	3,354	3,333	3,354	0.46
Artifact Bidco, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.15%	7.80%	7/28/2031	821	(5)	—	—
Artifact Bidco, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.15%	7.80%	7/26/2030	587	(3)	—	—
Banker’s Toolbox, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	7/27/2029	2,362	2,362	2,353	0.32
Banker’s Toolbox, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	7/27/2029	2,170	(4)	(8)	—
Bluecat Networks (USA) Inc.	(6)(8)(14)	First Lien Term Loan	S + 5.75%	9.40%	8/8/2028	1,471	1,463	1,471	0.20
Boxer Parent Company Inc.	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.65%	7/30/2031	4,963	4,967	4,955	0.68
Camelot U.S. Acquisition LLC	(5)(6)(8)(16)	First Lien Term Loan	S + 2.75%	6.42%	1/31/2031	4,260	4,268	4,212	0.57
Catalis Intermediate, Inc.	(8)(14)	First Lien Term Loan	S + 5.50%	9.30%	8/4/2027	99	98	99	0.01
Central Parent LLC	(5)(8)(16)	First Lien Term Loan	S + 3.25%	6.90%	7/6/2029	3,445	3,426	2,929	0.40
Cloud Software Group, Inc.	(5)(6)(7)(12)(16)	First Lien Revolver	S + 3.25%	6.90%	9/28/2029	100	—	—	—
Concord Global Acquisition, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	12/29/2031	3,946	3,929	3,946	0.54
Concord Global Acquisition, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	12/29/2031	1,715	408	412	0.05
Concord Global Acquisition, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	12/26/2031	686	(3)	—	—
Connectwise LLC	(5)(8)(15)	First Lien Term Loan	S + 3.50%	7.41%	9/29/2028	2,743	2,750	2,700	0.37
Digital.AI Software Holdings, Inc.	(8)(13)	First Lien Term Loan	S + 6.00%	9.65%	8/10/2028	99	99	98	0.01
DS Admiral Bidco, LLC	(5)(7)(12)(16)	First Lien Revolver	S + 3.75%	7.40%	6/26/2029	100	—	(2)	—
DT Intermediate Holdco, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65% (Incl. 2.25% PIK)	2/22/2030	3,405	3,392	3,389	0.46
DT Intermediate Holdco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 6.00%	9.65%	2/22/2030	1,658	(6)	(8)	—
Eagan Parent, Inc.	(8)(15)	First Lien Term Loan	S + 4.25%	7.90%	9/8/2032	5,765	5,752	5,751	0.78
Eagan Parent, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	9/8/2032	1,441	(2)	(4)	—
Eagan Parent, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.15%	9/8/2032	769	(2)	(2)	—
Eclipse Buyer, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.17%	9/8/2031	7,862	7,832	7,862	1.07
Eclipse Buyer, Inc.	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.42%	9/8/2031	1,333	(6)	—	—
Eclipse Buyer, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.75%	8.42%	9/8/2031	676	(3)	—	—
e-Discovery AcquireCo, LLC	(8)(13)	First Lien Term Loan	S + 6.25%	9.90%	8/29/2029	200	200	199	0.03
Edition Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	12/20/2032	9,885	9,866	9,866	1.34
Edition Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	12/20/2032	4,110	(3)	(8)	—
Edition Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	12/20/2032	1,005	(2)	(2)	—
Emburse, Inc.	(8)(14)	First Lien Term Loan	S + 4.25%	7.90%	5/28/2032	7,368	7,350	7,350	1.00
Emburse, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.25%	7.90%	5/28/2032	1,316	(2)	(3)	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
Emburse, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.25%	7.90%	5/28/2032	$1,316	$(3)	$(3)	—%
Empyrean Solutions, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	11/26/2031	1,382	1,377	1,382	0.19
Empyrean Solutions, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	11/26/2031	553	(1)	—	—
Empyrean Solutions, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.15%	11/26/2031	207	(1)	—	—
ESG Investments, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.30%	3/11/2028	2,089	2,089	2,089	0.28
Fourth Enterprises, LLC	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	3/21/2031	10,692	10,645	10,639	1.45
Fourth Enterprises, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	3/21/2031	2,079	(9)	(10)	—
Fourth Enterprises, LLC	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	3/21/2031	959	72	72	0.01
Genesys Cloud Services Holdings I, LLC	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.17%	1/30/2032	3,621	3,605	3,618	0.49
GS Acquisitionco, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	5/25/2028	199	74	71	0.01
Higher Logic, LLC	(8)(14)	First Lien Term Loan	S + 5.25%	8.90%	1/10/2029	4,522	4,504	4,522	0.62
Higher Logic, LLC	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.90%	1/10/2029	380	(2)	—	—
Hyphen Solutions, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	8/6/2032	2,707	2,701	2,707	0.37
Hyphen Solutions, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	8/6/2032	501	(1)	—	—
Hyphen Solutions, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.17%	8/6/2032	301	(1)	—	—
Inhabitiq Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	1/12/2032	2,498	2,493	2,498	0.34
Inhabitiq Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	1/12/2032	697	(1)	—	—
Inhabitiq Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	1/12/2032	436	(1)	—	—
Innovative Systems L.L.C.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	8/20/2032	3,391	3,375	3,375	0.46
Innovative Systems L.L.C.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	8/20/2032	1,453	(3)	(7)	—
Innovative Systems L.L.C.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	8/20/2032	484	(2)	(2)	—
Kaseya Inc.	(5)(7)(12)(16)	First Lien Revolver	S + 3.00%	6.65%	3/20/2030	761	(4)	—	—
Kipu Buyer, LLC	(8)(13)	First Lien Term Loan	S + 4.25%	7.90%	1/27/2028	197	197	197	0.03
KPA Parent Holdings, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.17%	3/12/2032	7,112	7,078	7,112	0.97
KPA Parent Holdings, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	3/12/2032	1,016	(2)	—	—
KPA Parent Holdings, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.50%	8.17%	3/12/2032	711	(4)	—	—
Litera Bidco LLC	(8)(13)	First Lien Term Loan	S + 5.00%	8.67%	5/1/2028	198	197	197	0.03
Mastery Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	9/7/2029	198	197	197	0.03
Maverick Bidco Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	12/2/2031	21,502	21,449	21,449	2.93
Maverick Bidco Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	12/2/2031	1,075	(1)	(3)	—
Maverick Bidco Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	12/2/2031	860	(2)	(2)	—
McAfee Corp.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.67%	3/1/2029	3,713	3,717	3,438	0.47
ML Holdco, LLC	(8)(15)	First Lien Term Loan	S + 4.50%	8.15%	10/25/2032	7,249	7,233	7,232	0.99
ML Holdco, LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	10/25/2032	1,886	(2)	(5)	—
Monotype Imaging Holdings Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.92%	2/28/2031	1,217	1,220	1,217	0.17
Monotype Imaging Holdings Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.92%	2/28/2031	103	27	26	—
Monotype Imaging Holdings Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.92%	2/28/2030	154	—	—	—
Montana Buyer Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.42%	7/22/2029	2,636	2,632	2,636	0.36
Montana Buyer Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.42%	7/22/2028	307	(1)	—	—
MRI Software LLC	(8)(12)(13)	First Lien Term Loan	S + 4.75%	8.40%	2/10/2028	6,911	6,893	6,911	0.94
MRI Software LLC	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	2/10/2028	1,286	1,276	1,286	0.17
MRI Software LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	2/10/2028	441	53	53	0.01

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software (continued)
MRI Software LLC	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.40%	2/10/2028	$324	$61	$65	0.01%
Nasuni Corporation	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	9/10/2030	6,250	6,210	6,203	0.85
Nasuni Corporation	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	9/10/2030	1,302	(8)	(10)	—
Navex Global Holdings Corporation	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	10/14/2032	10,417	10,404	10,392	1.42
Navex Global Holdings Corporation	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	10/14/2032	2,539	(3)	(6)	—
Navex Global Holdings Corporation	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	10/14/2031	1,922	—	(5)	—
North Star Acquisitionco, LLC	(8)(13)	First Lien Term Loan	C + 4.50%	6.77%	5/3/2029	CAD 1,544	1,115	1,125	0.15
North Star Acquisitionco, LLC	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	5/3/2029	4,374	4,366	4,374	0.60
North Star Acquisitionco, LLC	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 4.50%	8.17%	5/3/2029	275	263	264	0.04
North Star Acquisitionco, LLC	(7)(12)(13)	First Lien Revolver	S + 4.50%	8.17%	5/3/2029	780	(1)	—	—
OLO Parent, Inc.	(8)(15)	First Lien Term Loan	S + 4.50%	8.28%	9/13/2032	8,831	8,810	8,808	1.20
OLO Parent, Inc.	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.15%	9/13/2032	799	(2)	(2)	—
Onit, Inc.	(8)(14)	First Lien Term Loan	S + 4.75%	8.40%	1/27/2032	6,316	6,289	6,316	0.86
Onit, Inc.	(8)(14)	First Lien Term Loan	S + 4.50%	8.15%	1/27/2032	2,007	2,003	2,003	0.27
Onit, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	1/27/2032	2,786	(6)	—	—
Onit, Inc.	(7)(12)(14)	First Lien Revolver	S + 4.75%	8.40%	1/27/2032	929	(5)	—	—
Pegasus Transtech Holding, LLC	(8)(13)	First Lien Term Loan	S + 6.00%	9.67%	11/17/2026	197	197	194	0.03
Perforce Software, Inc.	(8)(15)	First Lien Term Loan	S + 4.75%	8.42%	3/21/2031	2,015	2,017	1,711	0.23
Prism Parent Co. Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.67%	9/19/2028	5,509	5,428	5,454	0.74
Prism Parent Co. Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.67%	9/19/2028	1,414	545	551	0.07
Proofpoint, Inc.	(5)(8)(15)	First Lien Term Loan	S + 3.00%	6.65%	8/31/2028	990	990	997	0.14
Renaissance Holding Corp	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.67%	4/5/2030	1,975	1,975	1,730	0.24
Routeware, Inc.	(12)(13)	First Lien Term Loan	S + 5.25%	8.90%	9/18/2031	3,182	3,169	3,182	0.43
Routeware, Inc.	(7)(12)(13)	First Lien Delayed Draw Term Loan	S + 5.25%	8.90%	9/18/2031	1,477	187	193	0.03
Routeware, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.92%	9/18/2031	341	67	68	0.01
Spartan Bidco PTY LTD	(6)(12)(14)	First Lien Term Loan	S + 6.50%	10.30%	1/24/2028	4,843	4,824	4,819	0.66
Spartan Bidco PTY LTD	(6)(7)(12)(14)	First Lien Revolver	S + 6.50%	10.27%	1/24/2028	385	128	130	0.02
Thunder Purchaser, Inc.	(8)(13)	First Lien Term Loan	S + 5.25%	9.05%	6/30/2028	198	198	198	0.03
Trimech Acquisition Corp.	(8)(13)	First Lien Term Loan	S + 4.75%	8.40%	3/10/2028	4,055	4,037	4,045	0.55
Trimech Acquisition Corp.	(12)(13)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	3/10/2028	2,462	2,440	2,455	0.33
Trimech Acquisition Corp.	(7)(12)(13)	First Lien Revolver	S + 4.75%	8.40%	3/10/2028	1,550	232	238	0.03
UKG Inc.	(5)(8)(16)	First Lien Term Loan	S + 2.50%	6.15%	2/10/2031	1,995	1,995	1,999	0.27
Ungerboeck Systems International, LLC	(12)(13)	First Lien Term Loan	S + 5.25%	8.90%	4/30/2027	198	197	197	0.03
Validity, Inc.	(8)(15)	First Lien Term Loan	S + 5.25%	8.90%	4/12/2032	1,827	1,793	1,809	0.25
Validity, Inc.	(7)(12)(16)	First Lien Revolver	S + 4.75%	8.40%	4/10/2030	392	—	—	—
Vamos Bidco, Inc	(8)(15)	First Lien Term Loan	S + 4.75%	8.40%	1/30/2032	2,639	2,627	2,633	0.36
Vamos Bidco, Inc	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.75%	8.40%	1/30/2032	1,105	(2)	(3)	—
Vamos Bidco, Inc	(7)(12)(15)	First Lien Revolver	S + 4.75%	8.40%	1/30/2032	332	(2)	(1)	—
WatchGuard Technologies, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.92%	7/2/2029	197	196	198	0.03
							239,310	238,187	32.49

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Specialty Retail
Mavis Tire Express Services Topco, Corp.	(5)(8)(14)	First Lien Term Loan	S + 3.00%	6.67%	5/4/2028	$869	$865	$874	0.12%
SCW Holdings III Corp.	(8)(12)(14)	First Lien Term Loan	S + 5.00%	8.65%	3/17/2032	5,595	5,579	5,595	0.76
SCW Holdings III Corp.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	3/17/2032	558	(2)	—	—
SCW Holdings III Corp.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	3/17/2031	872	(3)	—	—
Shock Doctor Intermediate, LLC	(8)(13)	First Lien Term Loan	S + 5.50%	9.15%	11/20/2029	195	195	195	0.03
							6,634	6,664	0.91
Technology Hardware, Storage and Peripherals
TA TT Buyer, LLC	(5)(8)(15)	First Lien Term Loan	S + 4.75%	8.40%	4/2/2029	198	197	193	0.03
Ubeo, LLC	(8)(13)	First Lien Term Loan	S + 5.25%	8.90%	7/3/2028	197	197	197	0.03
Victors Purchaser, LLC	(8)(12)(15)	First Lien Term Loan	S + 4.50%	8.15%	12/23/2032	9,621	9,621	9,597	1.31
Victors Purchaser, LLC	(8)(15)	First Lien Term Loan	S + 4.50%	8.15%	12/23/2032	2,447	2,447	2,444	0.33
Victors Purchaser, LLC	(7)(12)(15)	First Lien Delayed Draw Term Loan	S + 4.50%	8.15%	12/23/2032	1,909	—	(2)	—
Victors Purchaser, LLC	(7)(12)(15)	First Lien Revolver	S + 4.50%	8.17%	12/23/2032	1,617	135	134	0.02
							12,597	12,563	1.72
Textiles, Apparel and Luxury Goods
Gloves Buyer, Inc.	(5)(8)(15)	First Lien Term Loan	S + 4.00%	7.67%	5/21/2032	4,000	3,981	3,988	0.54
Gloves Buyer, Inc.	(5)(7)(12)(15)	First Lien Revolver	S + 1.50%	5.17%	5/22/2030	420	28	28	—
Team Acquisition Corporation	(7)(12)(13)	First Lien Revolver	S + 7.00%	10.65%	11/21/2028	100	63	47	0.01
Varsity Brands, Inc.	(5)(8)(16)	First Lien Term Loan	S + 3.00%	6.65%	8/26/2031	4,977	4,994	5,002	0.68
							9,066	9,065	1.23
Trading Companies and Distributors
Kele Holdco, Inc.	(8)(13)	First Lien Term Loan	S + 4.50%	8.17%	2/20/2028	198	198	198	0.03
Painters Supply and Equipment Co.	(8)(13)	First Lien Term Loan	S + 5.50%	9.25%	8/10/2027	198	196	192	0.02
Surfaceprep Buyer, LLC	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	2/4/2030	1,892	1,892	1,882	0.26
SurfacePrep Buyer, LLC	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	2/4/2030	3,028	2,284	2,275	0.31
Surfaceprep Buyer, LLC	(12)(14)	First Lien Delayed Draw Term Loan	S + 5.00%	8.65%	2/4/2030	359	359	358	0.05
Surfaceprep Buyer, LLC	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	2/4/2030	362	45	43	0.01
							4,974	4,948	0.68
Transportation Infrastructure
Psc Parent, Inc.	(8)(14)	First Lien Term Loan	S + 5.25%	8.92%	4/3/2031	1,613	1,613	1,613	0.22
Psc Parent, Inc.	(7)(12)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.92%	4/3/2031	387	202	203	0.03
Psc Parent, Inc.	(8)(14)	First Lien Delayed Draw Term Loan	S + 5.25%	8.92%	4/3/2031	269	269	269	0.04
Psc Parent, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.25%	8.92%	4/3/2030	292	124	124	0.02
VRS Buyer, Inc.	(5)(8)(16)	First Lien Term Loan	S + 3.50%	7.15%	10/12/2032	3,402	3,385	3,416	0.47
VRS Buyer, Inc.	(5)(7)(12)(16)	First Lien Delayed Draw Term Loan	S + 3.50%	7.15%	10/12/2032	348	(1)	1	—
							5,592	5,626	0.78

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Wireless Telecommunication Services
Alert Media, Inc.	(12)(13)	First Lien Term Loan	S + 6.25%	9.90% (Incl. 8.91% PIK)	4/12/2027	$464	$463	$464	0.06%
Alert Media, Inc.	(7)(12)(13)	First Lien Revolver	S + 5.25%	8.90%	4/12/2027	109	—	—	—
CCI Buyer, Inc.	(8)(14)	First Lien Term Loan	S + 5.00%	8.65%	5/13/2032	9,901	9,852	9,852	1.34
CCI Buyer, Inc.	(7)(12)(14)	First Lien Revolver	S + 5.00%	8.65%	5/13/2032	580	—	(3)	—
							10,315	10,313	1.40
Total Secured Debt Investments							1,579,235	1,576,308	215.03

Unsecured Debt Investments
Diversified Consumer Services
Apex Service Partners Intermediate 2, LLC	(12)(16)	Subordinated Unsecured Delayed Draw Term Loan	N/A	14.25% PIK	4/23/2031	$830	$822	$824	0.11%
							822	824	0.11
Healthcare Equipment and Supplies
GTCR BC Intermediate II, Inc.	(6)(12)(16)	Subordinated Unsecured Term Loan	N/A	12.75% PIK	11/20/2034	2,965	2,892	2,893	0.39
							2,892	2,893	0.39
IT Services
OEC Holdco, LLC	(12)(16)	Subordinated Unsecured Term Loan	N/A	11.00% PIK	12/30/2035	5,000	4,900	4,900	0.67
							4,900	4,900	0.67
Total Unsecured Debt Investments							8,614	8,617	1.17

Equity Investments
Automobile Components
Clarity Technologies Holdings, LP	(9)	Common	—	—	—	6	$628	$628	0.09%
							628	628	0.09
Capital Markets
Lal Group Holdings, LLC	(9)	Common	—	—	—	146	151	151	0.02
Lal Group Holdings, LLC	(9)	Preferred	—	7.00% PIK	—	146	151	149	0.02
							302	300	0.04
Chemicals
Americhem, Inc.	(9)	Common	—	—	—	2	245	307	0.04
Buckman Laboratories	(9)	Common	—	—	—	372	373	372	0.05
							618	679	0.09
Commercial Services and Supplies
Low Voltage Holdings Inc.	(9)	Common	—	—	—	1	1,050	1,258	0.17
REP Summit Coinvest IV, L.P.	(9)(12)	LP Units	—	—	—	323	324	323	0.04
							1,374	1,581	0.21
Containers and Packaging
KPCI Co-Invest 2, LP	(9)	Common	—	—	—	1	726	803	0.11
TCB Holdings I LLC	(9)(12)	Preferred	—	14.00% PIK	—	5	5,200	5,136	0.70
							5,926	5,939	0.81

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Diversified Consumer Services
EXPG Holdings, L.P.	(3)(9)	Common	—	—	—	—	$172	$172	0.02%
Seahawk Holdings, LP	(9)	LP Units	—	—	—	1	1,301	1,364	0.19
							1,473	1,536	0.21
Electronic Equipment, Instruments and Components
NSI Parent LP	(9)	LP Units	—	—	—	52	52	51	0.01
							52	51	0.01
Financial Services
GTCR Momentum Aggregator LP	(9)	Preferred	—	12.00% PIK	—	259	273	266	0.04
							273	266	0.04
Health Care Technology
DeLorean Topco, L.P.	(9)	Common	—	—	—	435	435	447	0.06
F&M Buyer LLC	(9)	Common	—	—	—	365	365	445	0.06
FH VH Parent, L.P.	(9)	Common	—	—	—	196	282	282	0.04
Goldeneye Parent, LLC	(3)(9)	Preferred	—	—	—	—	417	417	0.06
Goldeneye Parent, LLC	(9)	Common	—	—	—	20	—	95	0.01
Novacap TMT VI Co-Investment (Invita) LP	(9)	Common	—	—	—	229	202	199	0.03
Unlimited Technology Holdings, LLC	(9)	Common	—	—	—	552	552	853	0.12
							2,253	2,738	0.38
Healthcare Equipment and Supplies
Cyan Investors LP	(6)(9)	LP Units	—	—	—	610	535	535	0.07
							535	535	0.07
Healthcare Providers and Services
ACG Parent Holdings, LP	(3)(9)	Common	—	—	—	—	279	272	0.04
ACG Parent Holdings, LP	(9)	Preferred	—	8.00% PIK	—	3	3	36	—
EPFS Acquisition Holdings, LP	(3)(9)	Common	—	—	—	—	156	202	0.03
MRO Corporation	(3)(9)	Common	—	—	—	—	239	269	0.04
SCHP Holdings, L.P.	(9)	Common	—	—	—	3	331	331	0.04
							1,008	1,110	0.15
Insurance
Iris Specialty Acquisition LLC	(9)	Common	—	—	—	1,235	1,235	1,235	0.17
							1,235	1,235	0.17
IT Services
OMERS Apollo Investment Holdings, LLC	(9)	Preferred	—	—	—	1,369	1,369	1,390	0.19
							1,369	1,390	0.19
Professional Services
Monarch Buyer, Inc.	(9)	Common	—	—	—	1,376	1,376	1,605	0.22
							1,376	1,605	0.22

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments (1)	Footnotes	Asset Type	Reference Rate and Spread (2)	Interest Rate	Maturity Date	Par Amount / Shares	Amortized Cost (4)	Fair Value	Percentage of Net Assets
Software
CB ML Co-Invest, L.P.	(9)	Common	—	—	—	1,031	$1,035	$1,031	0.14%
Noble Aggregator LP	(9)	Common	—	—	—	2	1,506	1,506	0.21
Scorpion Holdings, LLC	(9)	Preferred	—	8.00% PIK	—	1	1,121	1,107	0.15
Scorpion Holdings, LLC	(9)	Common	—	—	—	1,000	—	—	—
							3,662	3,644	0.50
Specialty Retail
SCW Holdings III Corp.	(9)	LP Units	—	—	—	1	500	739	0.10
							500	739	0.10
Textiles, Apparel and Luxury Goods
Gloves Buyer, Inc.	(9)	Common	—	—	—	1	162	275	0.04
							162	275	0.04
Transportation Infrastructure
VRS Parent Holdings LP	(9)	Common	—	—	—	3	286	326	0.04
							286	326	0.04
Total Equity Investments							23,032	24,577	3.36
Total Investments - non-controlled/non-affiliated							1,610,881	1,609,502	219.56

Short-term Investments
BlackRock Liquidity T-Fund - Institutional Shares	(11)						$56,001	$56,001	7.64%
Total Short-term Investments							56,001	56,001	7.64
Total Investments at fair value							$1,666,882	$1,665,503	227.20%
1.

Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments.

2.

The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”), Prime Rate (“Prime” or “P”), Canadian Overnight Repo Rate Average (“CORRA” or “C”), Sterling Overnight Index Average (“SONIA” or “SON”), Euro Interbank Offered Rate (“EURIBOR” or “E”) or other relevant benchmark, which reset daily, monthly, quarterly, semiannually or annually. For each such investment, the Company has provided the spread over reference rates and the current contractual interest rate in effect on December 31, 2025. Certain investments are subject to an interest rate floor, or rate cap. Certain investments contain a Payment-in-Kind (“PIK”) provision. SOFR based contracts may include a credit spread adjustment, which is included within the stated all-in interest rate, if applicable, that is charged in addition to the base rate and the stated spread.

3.	Investments with par value / shares less than 500 shown as zero.
4.

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

5.

These investments were not valued using unobservable inputs and are not considered Level 3 investments. Fair value was determined in good faith by the Adviser as the Company’s valuation designee, subject to the oversight of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

6.

The investment is not a qualifying asset, in whole or in part, under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2025, non-qualifying assets represented 6.89% of total assets as calculated in accordance with regulatory requirements.

7.

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied. See the following page and Note 7 to the Consolidated Financial Statements for more information on the Company’s unfunded commitments.

8.	Position or portion thereof is pledged as collateral under the Morgan Stanley Facility.
9.

Security exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2025, the aggregate fair value of these securities is $24,577 or 3.35% of the Company’s net assets. The acquisition dates of these restricted securities are as follows:

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Portfolio Company	Investment	Acquisition Date
ACG Parent Holdings, LP	Common	July 25, 2025
ACG Parent Holdings, LP	Preferred	July 25, 2025
Americhem, Inc.	Common	February 28, 2025
Buckman Laboratories	Common	July 1, 2025
CB ML Co-Invest, L.P.	Common	October 24, 2025
Clarity Technologies Holdings, LP	Common	September 25, 2025
Cyan Investors LP	Common	November 19, 2025
DeLorean Topco, L.P.	Common	December 16, 2024
EPFS Acquisition Holdings, LP	Common	July 31, 2025
EXPG Holdings, L.P.	Common	December 10, 2025
F&M Buyer LLC	Common	March 18, 2025
FH VH Parent, L.P.	Common	October 31, 2025
Gloves Buyer, Inc.	Common	June 6, 2025
Goldeneye Parent, LLC	Preferred	March 31, 2025
Goldeneye Parent, LLC	Common	March 31, 2025
GTCR Momentum Aggregator LP	Preferred	July 2, 2025
KPCI Co-Invest 2, LP	Common	September 26, 2025
Lal Group Holdings, LLC	Common	August 6, 2025
Lal Group Holdings, LLC	Preferred	August 6, 2025
Low Voltage Holdings Inc.	Common	April 28, 2025
Monarch Buyer, Inc.	Common	June 2, 2025
Noble Aggregator LP	Common	October 14, 2025
Novacap TMT VI Co-Investment (Invita) LP	Common	August 12, 2025
NSI Parent LP	Common	December 23, 2024
OMERS Apollo Investment Holdings, LLC	Common	December 30, 2024
Iris Specialty Acquisition LLC	Common	November 20, 2025
MRO Corporation	Common	June 3, 2025
REP Summit Coinvest IV, L.P.	Common	December 31, 2025
SCHP Holdings, L.P.	Common	October 24, 2025
Scorpion Holdings, LLC	Preferred	December 27, 2024
Scorpion Holdings, LLC	Common	December 27, 2024
SCW Holdings III Corp.	Common	March 17, 2025
Seahawk Holdings, LP	Common	December 19, 2024
TCB Holdings I LLC	Preferred	January 31, 2025
Unlimited Technology Holdings, LLC	Common	March 12, 2025
VRS Parent Holdings LP	Common	July 18, 2025

10.

These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting the Company to do so (see Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC).

11.

Short-term investments amounting to $56,001 are invested in money market funds (BlackRock Liquidity T-Fund - Institutional Shares) and would be categorized as Level 1 under the ASC 820 fair value level hierarchy as of December 31, 2025.

12.	Position or portion thereof is or can be pledged as collateral under the Revolving Credit Facility (as defined below).
13.	Loan includes interest floor of 1.00%.
14.	Loan includes interest floor of 0.75%.
15.	Loan includes interest floor of 0.50%.
16.	Loan includes interest floor of 0.00%.
17.	Loan is on non-accrual status.

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

As of December 31, 2025, the Company had the following commitments to fund various revolving and delayed draw loans. Such commitments, also included in the Consolidated Schedule of Investments above, are subject to the satisfaction of certain conditions set forth in the documents governing these loans. See Note 7 to the Consolidated Financial Statements for more information on the Company’s unfunded commitments.

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
AAH Topco., LLC	Delayed Draw Term Loan	4/1/2027	$2,121	$—
AB Centers Acquisition Corporation	Delayed Draw Term Loan	7/2/2026	290	(1)
AB Centers Acquisition Corporation	Revolver	7/2/2031	428	(2)
ABC Legal Holdings, LLC	Delayed Draw Term Loan	8/14/2027	393	(2)
ABC Legal Holdings, LLC	Revolver	8/13/2032	255	(1)
Acentra Holdings, LLC	Delayed Draw Term Loan	3/20/2026	220	—
Alert Media, Inc.	Revolver	4/12/2027	109	—
AMBA Buyer, Inc.	Revolver	7/30/2027	223	(1)
American Residential Services LLC	Revolver	1/31/2030	870	(17)
Americhem, Inc.	Delayed Draw Term Loan	2/28/2027	2,690	(13)
Americhem, Inc.	Revolver	3/1/2032	1,906	(10)
Amerilife Holdings LLC	Delayed Draw Term Loan	6/18/2026	1,644	(4)
Amerilife Holdings LLC	Revolver	8/31/2028	463	(1)
Ampirical Solutions, LLC	Delayed Draw Term Loan	9/30/2027	2,655	(27)
Ampirical Solutions, LLC	Revolver	9/30/2032	708	(7)
Analytic Partners, LP	Revolver	4/4/2030	502	—
Apex Service Partners, LLC	Delayed Draw Term Loan	11/21/2027	3,500	(26)
Apex Service Partners, LLC	Revolver	10/24/2029	487	—
Applied Technical Services, LLC	Delayed Draw Term Loan	4/8/2026	420	—
Applied Technical Services, LLC	Revolver	4/8/2031	594	—
Aprio Advisory Group, LLC	Delayed Draw Term Loan	4/26/2027	2,433	(2)
Aprio Advisory Group, LLC	Revolver	8/1/2031	1,638	(1)
AQ Carver Buyer, Inc.	Revolver	8/2/2028	100	—
AQA Acquisition Holding, Inc.	Revolver	3/3/2028	100	—
Arax MidCo, LLC	Delayed Draw Term Loan	11/30/2026	2,627	—
Arax MidCo, LLC	Revolver	4/11/2029	371	—
Ares Holdings, LLC	Delayed Draw Term Loan	11/12/2027	2,013	(5)
Ares Holdings, LLC	Revolver	11/18/2029	1,610	(4)
Arrow Management Acquisition, LLC	Delayed Draw Term Loan	7/27/2027	785	(8)
Arrow Management Acquisition, LLC	Revolver	7/23/2032	173	(2)
Articulate Global, LLC	Revolver	10/25/2032	1,326	(3)
Artifact Bidco, Inc.	Delayed Draw Term Loan	7/27/2027	821	—
Artifact Bidco, Inc.	Revolver	7/26/2030	587	—
Athenahealth Group Inc.	Revolver	2/15/2027	100	—
Aurora Plastics, LLC	Delayed Draw Term Loan	4/10/2027	1,140	(6)
Ave Holdings III, Corp.	Revolver	2/25/2028	514	(28)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
AWP Group Holdings, Inc.	Revolver	12/23/2030	$168	$(2)
Bamboo US BidCo LLC	Delayed Draw Term Loan	11/20/2026	120	(1)
Bamboo US BidCo LLC	Revolver	10/1/2029	826	(8)
Banker’s Toolbox, Inc.	Delayed Draw Term Loan	10/11/2027	2,170	(8)
BC Group Holdings, Inc.	Delayed Draw Term Loan	8/21/2027	2,156	(11)
BCPE North Star US Holdco 2, Inc.	Revolver	3/10/2028	75	—
Bellwether Buyer, L.L.C.	Delayed Draw Term Loan	10/16/2027	2,178	(5)
Bellwether Buyer, L.L.C.	Revolver	4/15/2032	871	(2)
Beyond Risk Parent Holdings, Inc.	Delayed Draw Term Loan	4/9/2026	5,843	—
Blackbird Purchaser, Inc.	Delayed Draw Term Loan	12/19/2026	76	(1)
Blackbird Purchaser, Inc.	Revolver	12/19/2029	37	—
Blackhawk Industrial Distribution, Inc.	Revolver	9/17/2026	514	(27)
Blades Buyer, Inc.	Delayed Draw Term Loan	11/13/2027	3,816	(13)
Blades Buyer, Inc.	Revolver	3/28/2028	305	(1)
Bridges Consumer Healthcare Intermediate LLC	Delayed Draw Term Loan	12/21/2026	447	—
Bridges Consumer Healthcare Intermediate LLC	Delayed Draw Term Loan	3/31/2027	2,000	—
Bridges Consumer Healthcare Intermediate LLC	Revolver	12/22/2031	894	—
Bulab Holdings, Inc.	Delayed Draw Term Loan	7/1/2027	1,931	(10)
Bulab Holdings, Inc.	Revolver	7/1/2032	1,862	(9)
Carr, Riggs & Ingram Capital, L.L.C.	Delayed Draw Term Loan	11/18/2026	1,065	—
Carr, Riggs & Ingram Capital, L.L.C.	Revolver	11/18/2031	667	—
CCI Buyer, Inc.	Revolver	5/13/2032	580	(3)
CDL Parent, Inc.	Delayed Draw Term Loan	11/5/2027	1,609	(8)
Cerity Partners Equity Holding LLC	Delayed Draw Term Loan	1/22/2027	4,646	(12)
Cerity Partners Equity Holding LLC	Delayed Draw Term Loan	12/20/2027	9,174	(23)
Cerity Partners Equity Holding LLC	Revolver	7/28/2031	1,149	(3)
CFGI Holdings, LLC	Revolver	11/2/2027	270	(1)
CFs Brands, LLC	Revolver	10/2/2029	230	—
Cherry Bekaert Advisory LLC	Delayed Draw Term Loan	10/21/2027	533	(3)
ClearCapital Holdings, LLC	Delayed Draw Term Loan	7/6/2027	1,024	(5)
ClearCapital Holdings, LLC	Revolver	6/30/2032	410	(2)
Cloud Software Group, Inc.	Revolver	9/28/2029	100	—
Cold Chain Technologies, LLC	Revolver	7/2/2027	228	—
Concord Global Acquisition, LLC	Delayed Draw Term Loan	12/28/2026	1,304	—
Concord Global Acquisition, LLC	Revolver	12/26/2031	686	—
Continental Buyer, Inc.	Delayed Draw Term Loan	4/22/2028	741	—
Continental Buyer, Inc.	Revolver	4/2/2031	1,769	—
CPC/Cirtec Holdings, Inc.	Revolver	10/31/2028	468	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	$1,530	$—
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	1,020	—
Crisis Prevention Institute, Inc.	Revolver	4/9/2029	100	—
Crown Laundry, LLC	Delayed Draw Term Loan	5/29/2027	435	(2)
Crown Laundry, LLC	Revolver	5/28/2031	507	(3)
CRS Midco Holdings, LLC	Delayed Draw Term Loan	12/31/2027	1,154	(6)
CRS Midco Holdings, LLC	Revolver	12/31/2032	692	(3)
CVP Holdco, Inc.	Delayed Draw Term Loan	6/29/2026	1,319	(3)
CVP Holdco, Inc.	Revolver	6/28/2030	686	(2)
CVR Management, LLC	Delayed Draw Term Loan	1/4/2027	111	—
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	339	(5)
DeLorean Purchaser, Inc.	Revolver	12/16/2031	653	(5)
Disa Holdings Corp.	Delayed Draw Term Loan	3/1/2026	17	—
DS Admiral Bidco, LLC	Revolver	6/26/2029	100	(2)
DT Intermediate Holdco, Inc.	Delayed Draw Term Loan	9/14/2026	1,658	(8)
DT1 Midco Corp	Delayed Draw Term Loan	6/4/2027	2,522	(13)
DT1 Midco Corp	Revolver	12/30/2030	1,183	(6)
Dwyer Instruments, LLC	Revolver	7/20/2029	453	(5)
Eagan Parent, Inc.	Delayed Draw Term Loan	9/8/2027	1,441	(4)
Eagan Parent, Inc.	Revolver	9/8/2032	769	(2)
Eclipse Buyer, Inc.	Delayed Draw Term Loan	9/7/2026	1,333	—
Eclipse Buyer, Inc.	Revolver	9/8/2031	676	—
Edgeco Buyer, Inc.	Delayed Draw Term Loan	12/20/2026	434	—
Edgeco Buyer, Inc.	Revolver	6/1/2028	304	—
Edition Holdings, Inc.	Delayed Draw Term Loan	12/20/2027	4,110	(8)
Edition Holdings, Inc.	Revolver	12/20/2032	1,005	(2)
Edpo, LLC	Delayed Draw Term Loan	8/29/2027	1,657	(4)
Edpo, LLC	Revolver	12/8/2028	607	(2)
Emburse, Inc.	Delayed Draw Term Loan	5/29/2027	1,316	(3)
Emburse, Inc.	Revolver	5/28/2032	1,316	(3)
Empower Payments Investor, LLC	Delayed Draw Term Loan	10/21/2027	995	(2)
Empower Payments Investor, LLC	Revolver	3/12/2030	163	—
Empyrean Solutions, LLC	Delayed Draw Term Loan	11/25/2026	553	—
Empyrean Solutions, LLC	Revolver	11/26/2031	207	—
Ensemble RCM, LLC	Revolver	6/27/2028	100	—
Enthusiast Auto Holdings, LLC	Revolver	12/19/2026	64	—
EPFS Buyer, Inc.	Delayed Draw Term Loan	7/31/2027	1,029	(5)
EPFS Buyer, Inc.	Revolver	7/31/2031	686	(3)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Essential Services Holding Corporation	Delayed Draw Term Loan	6/17/2026	$395	$(1)
Essential Services Holding Corporation	Revolver	6/17/2030	148	—
Excelitas Technologies Corp.	Delayed Draw Term Loan	5/1/2026	2,522	—
Experigreen Intermediate Holdings, Inc.	Delayed Draw Term Loan	12/10/2027	2,066	(10)
Experigreen Intermediate Holdings, Inc.	Revolver	12/10/2032	1,056	(5)
Eyesouth Eye Care Holdco, LLC	Delayed Draw Term Loan	4/1/2026	358	(4)
F&M Buyer LLC	Delayed Draw Term Loan	3/19/2027	1,194	—
F&M Buyer LLC	Revolver	3/18/2032	522	—
FL Hawk Intermediate Holdings, Inc.	Revolver	2/22/2029	334	—
Flint Opco, LLC	Delayed Draw Term Loan	6/1/2026	3,605	—
Flow Control Solutions, Inc.	Delayed Draw Term Loan	6/28/2026	3,310	—
Flow Control Solutions, Inc.	Revolver	3/29/2029	535	—
Foreside Financial Group, LLC	Delayed Draw Term Loan	3/13/2026	10,020	(25)
Foundation Risk Partners, Corp.	Delayed Draw Term Loan	2/26/2027	1,789	—
Fourth Enterprises, LLC	Delayed Draw Term Loan	3/21/2027	2,079	(10)
Fourth Enterprises, LLC	Revolver	3/21/2031	882	(4)
FR Vision Holdings Inc	Delayed Draw Term Loan	9/26/2027	2,018	(15)
FR Vision Holdings Inc	Revolver	1/22/2030	248	(2)
Frazier & Deeter Advisory, LLC	Delayed Draw Term Loan	5/2/2027	319	(3)
Frazier & Deeter Advisory, LLC	Revolver	5/2/2031	325	(3)
Gloves Buyer, Inc.	Revolver	5/22/2030	392	(1)
Goldeneye Parent, LLC	Revolver	3/31/2032	1,744	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	125	(2)
GSV Holding, LLC	Revolver	10/18/2030	217	—
GTCR BC Purchaser, Inc.	Delayed Draw Term Loan	11/22/2027	1,129	(8)
GTCR BC Purchaser, Inc.	Revolver	11/19/2031	602	(4)
Harvey Tool Company, LLC	Delayed Draw Term Loan	6/28/2026	3,424	(43)
Harvey Tool Company, LLC	Revolver	10/26/2027	1,179	(15)
Health Buyer LLC	Delayed Draw Term Loan	5/15/2026	2,643	(13)
HeartLand PPC Buyer, LLC	Delayed Draw Term Loan	11/12/2027	3,014	(14)
HeartLand PPC Buyer, LLC	Revolver	12/12/2029	891	(4)
Heights Buyer, LLC	Delayed Draw Term Loan	6/25/2027	1,254	(6)
Heights Buyer, LLC	Revolver	8/25/2028	764	—
Hercules Borrower LLC	Delayed Draw Term Loan	9/16/2026	2,092	(10)
Hercules Borrower LLC	Revolver	12/15/2028	589	(3)
HIG Operations Holdings, Inc.	Delayed Draw Term Loan	12/11/2027	1,077	(3)
Higher Logic, LLC	Revolver	1/10/2029	380	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
HighTower Holding, LLC	Revolver	2/1/2030	$110	$—
Home Service Topco IV, Inc.	Delayed Draw Term Loan	2/18/2026	2,134	(5)
HP RSS Buyer, Inc.	Delayed Draw Term Loan	7/2/2027	5,197	(26)
HSI Halo Acquisition, Inc.	Delayed Draw Term Loan	6/28/2026	699	—
HSI Halo Acquisition, Inc.	Revolver	6/28/2030	932	—
HT Intermediary III, Inc.	Delayed Draw Term Loan	11/13/2026	1,527	(8)
HT Intermediary III, Inc.	Revolver	11/12/2030	573	(3)
Hydraulic Technologies USA LLC	Revolver	6/3/2030	62	(2)
Hyphen Solutions, LLC	Delayed Draw Term Loan	8/6/2027	501	—
Hyphen Solutions, LLC	Revolver	8/6/2032	301	—
IG Investments Holdings, LLC	Revolver	9/22/2028	293	—
ImageFirst Holdings, LLC	Revolver	3/12/2030	2,800	—
Imagine 360 LLC	Delayed Draw Term Loan	9/20/2026	767	—
Imagine 360 LLC	Revolver	9/30/2028	327	—
IMO Investor Holdings, Inc.	Revolver	5/11/2028	370	—
Inhabitiq Inc.	Delayed Draw Term Loan	1/11/2027	697	—
Inhabitiq Inc.	Revolver	1/12/2032	436	—
Innovative Systems L.L.C.	Delayed Draw Term Loan	8/21/2027	1,453	(7)
Innovative Systems L.L.C.	Revolver	8/20/2032	484	(2)
Innovetive Petcare, Inc.	Delayed Draw Term Loan	7/23/2027	1,342	(10)
Integrated Power Services Holdings, Inc.	Delayed Draw Term Loan	5/7/2026	4,137	(10)
Invictus Buyer, LLC	Delayed Draw Term Loan	6/4/2026	3,266	—
Invictus Buyer, LLC	Revolver	6/3/2031	1,210	—
Iris Specialty Acquisition LLC	Delayed Draw Term Loan	11/20/2028	1,235	(3)
Iris Specialty Acquisition LLC	Revolver	11/20/2032	1,087	(3)
JHCC Holdings LLC	Revolver	9/9/2027	59	—
JKC Parent, Inc.	Delayed Draw Term Loan	6/2/2027	702	(4)
JKC Parent, Inc.	Revolver	2/13/2032	71	—
Kaseya Inc.	Revolver	3/20/2030	761	—
Kenco PPC Buyer LLC	Revolver	11/15/2029	359	—
KENE Acquisition, Inc. (aka Entrust)	Delayed Draw Term Loan	12/18/2027	2,419	(6)
KENE Acquisition, Inc. (aka Entrust)	Revolver	2/7/2031	285	(1)
KPA Parent Holdings, Inc.	Delayed Draw Term Loan	3/15/2027	1,016	—
KPA Parent Holdings, Inc.	Revolver	3/12/2032	711	—
Kriv Acquisition Inc.	Delayed Draw Term Loan	10/1/2027	1,998	(10)
Kriv Acquisition Inc.	Revolver	7/31/2031	171	(1)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Kwol Acquisition, Inc.	Delayed Draw Term Loan	8/25/2027	$9,237	$(46)
Kwol Acquisition, Inc.	Revolver	12/12/2029	1,871	(9)
Lido Advisors, LLC	Delayed Draw Term Loan	5/10/2027	1,431	(4)
Lido Advisors, LLC	Revolver	5/10/2032	307	(1)
Lightbeam Bidco Inc.	Delayed Draw Term Loan	12/6/2027	2,206	(11)
Lightbeam Bidco Inc.	Revolver	5/4/2029	491	(2)
Low Voltage Holdings Inc.	Delayed Draw Term Loan	10/28/2027	2,268	(6)
Low Voltage Holdings Inc.	Revolver	4/28/2032	1,421	(4)
Low Voltage Holdings Inc.	Revolver	4/28/2032	129	—
Lubricant Engineers	Delayed Draw Term Loan	3/31/2027	1,372	—
Lubricant Engineers	Revolver	9/1/2029	885	—
Marina Acquisition, Inc.	Revolver	7/1/2030	283	(6)
Maverick Bidco Inc.	Delayed Draw Term Loan	12/3/2027	1,075	(3)
Maverick Bidco Inc.	Revolver	12/2/2031	860	(2)
Mclarens Midco Inc.	Revolver	12/19/2027	287	(1)
MDC Interior Acquisition Inc	Revolver	4/26/2030	42	—
Merlin Buyer, Inc.	Revolver	12/14/2026	1,450	(15)
Minotaur Acquisition, Inc.	Revolver	6/3/2030	873	(2)
ML Holdco, LLC	Delayed Draw Term Loan	10/24/2027	1,886	(5)
Monarch Buyer, Inc.	Delayed Draw Term Loan	6/3/2027	1,897	(9)
Monarch Buyer, Inc.	Revolver	6/2/2032	923	(5)
Monarch Finco, LLC	Delayed Draw Term Loan	5/1/2028	1,049	(5)
Monarch Finco, LLC	Revolver	10/29/2032	105	(1)
Monotype Imaging Holdings Inc.	Delayed Draw Term Loan	2/28/2026	76	—
Monotype Imaging Holdings Inc.	Revolver	2/28/2030	154	—
Montana Buyer Inc.	Revolver	7/22/2028	307	—
Movati Athletic (Group) Inc.	Delayed Draw Term Loan	12/31/2027	669	(10)
MRI Software LLC	Delayed Draw Term Loan	10/2/2027	388	—
MRI Software LLC	Revolver	2/10/2028	259	—
MRO Corporation	Delayed Draw Term Loan	6/9/2027	795	(4)
MRO Corporation	Revolver	6/9/2032	795	(4)
Nasuni Corporation	Revolver	9/10/2030	1,302	(10)
Navex Global Holdings Corporation	Delayed Draw Term Loan	10/15/2027	2,539	(6)
Navex Global Holdings Corporation	Revolver	10/14/2031	1,922	(5)
Nelipak Holding Company	Delayed Draw Term Loan	3/29/2027	946	(7)
Nelipak Holding Company	Revolver	3/26/2031	1,577	(12)
Net Health Acquisition Corp.	Revolver	7/3/2031	973	(5)
Noble Midco 3 Limited	Delayed Draw Term Loan	6/12/2027	824	(4)
Noble Midco 3 Limited	Revolver	12/10/2030	1,036	(5)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
North Star Acquisitionco, LLC	Delayed Draw Term Loan	5/1/2026	$11	$—
North Star Acquisitionco, LLC	Revolver	5/3/2029	780	—
Oakbridge Insurance Agency, LLC	Delayed Draw Term Loan	6/21/2027	1,623	—
Oakbridge Insurance Agency, LLC	Delayed Draw Term Loan	12/20/2027	2,319	(12)
Oeconnection LLC	Delayed Draw Term Loan	12/30/2026	6,491	11
Oeconnection LLC	Revolver	12/23/2032	1,628	3
OLO Parent, Inc.	Revolver	9/13/2032	799	(2)
Onit, Inc.	Delayed Draw Term Loan	1/28/2027	2,786	—
Onit, Inc.	Revolver	1/27/2032	929	—
ONS MSO, LLC	Revolver	7/7/2028	15	(1)
Onyx-Fire Protection Services Inc.	Delayed Draw Term Loan	7/31/2026	626	—
Onyx-Fire Protection Services Inc.	Revolver	7/31/2031	1,462	—
Orsini Pharmaceutical Services, LLC	Revolver	5/22/2030	226	—
Packaging Coordinators Midco, Inc.	Delayed Draw Term Loan	4/23/2026	2,446	(11)
Packaging Coordinators Midco, Inc.	Delayed Draw Term Loan	10/16/2027	1,023	(5)
Packaging Coordinators Midco, Inc.	Revolver	10/15/2032	1,242	(6)
Pareto Health Intermediate Holdings, Inc.	Delayed Draw Term Loan	12/31/2027	653	(3)
Pathstone Family Office LLC	Delayed Draw Term Loan	6/22/2026	1,454	(4)
Pathstone Family Office LLC	Revolver	5/15/2028	284	(1)
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	534	—
Phantom Purchaser, Inc.	Revolver	9/19/2031	1,465	(7)
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	1,142	—
Plaskolite PPC Intermediate II LLC	Revolver	2/7/2030	90	(7)
Polyphase Elevator Holding Company	Delayed Draw Term Loan	11/24/2027	595	(3)
Polyphase Elevator Holding Company	Revolver	11/24/2032	575	(3)
Potters Industries LLC	Revolver	9/14/2027	100	—
Power Grid Holdings, Inc.	Revolver	12/2/2030	801	—
Premise Health Holding Corp.	Delayed Draw Term Loan	11/6/2027	1,271	(6)
Premise Health Holding Corp.	Revolver	11/6/2031	1,008	(5)
Prism Parent Co. Inc.	Delayed Draw Term Loan	9/19/2026	849	(8)
Proampac PG Borrower LLC	Revolver	6/16/2028	49	—
Project Accelerate Parent LLC	Revolver	2/24/2031	100	—
Propio LS, LLC	Revolver	5/10/2030	112	(1)
Psc Parent, Inc.	Delayed Draw Term Loan	4/3/2026	185	—
Psc Parent, Inc.	Revolver	4/3/2030	167	—
Puma Buyer, LLC	Revolver	3/29/2032	2,005	(5)
Quality Automotive Services, LLC	Delayed Draw Term Loan	7/16/2027	1,874	(5)
Quality Automotive Services, LLC	Revolver	7/16/2027	257	(1)
Quick Quack Car Wash Holdings, LLC	Delayed Draw Term Loan	6/12/2027	2,672	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Red Fox CD Acquisition Corporation	Delayed Draw Term Loan	11/23/2026	$1,713	$(9)
Resonetics, LLC	Revolver	6/18/2029	100	—
RFI Buyer, Inc.	Delayed Draw Term Loan	8/29/2027	2,601	(13)
RFI Buyer, Inc.	Revolver	8/5/2030	600	(3)
Ridge Trail US Bidco, Inc.	Delayed Draw Term Loan	3/31/2027	2,995	(22)
Ridge Trail US Bidco, Inc.	Revolver	3/31/2031	729	(5)
Rimkus Consulting Group, Inc.	Delayed Draw Term Loan	4/1/2026	1,711	(51)
Rimkus Consulting Group, Inc.	Revolver	4/1/2030	901	(27)
Riser Interco, LLC	Delayed Draw Term Loan	4/16/2027	1,493	(7)
Riser Interco, LLC	Revolver	10/31/2029	492	(2)
Routeware, Inc.	Delayed Draw Term Loan	9/19/2026	1,284	—
Routeware, Inc.	Revolver	9/18/2031	273	—
Ruppert Landscape, LLC	Delayed Draw Term Loan	4/30/2026	3,824	(19)
Ruppert Landscape, LLC	Revolver	12/3/2029	627	(3)
RxSense Holdings LLC	Revolver	3/12/2027	619	—
Ryan, LLC	Revolver	11/7/2030	751	(8)
Saber Parent Holdings Corp.	Delayed Draw Term Loan	12/15/2028	2,483	(6)
Saber Parent Holdings Corp.	Revolver	12/16/2032	1,241	(3)
Safety Borrower Holdings LLC	Delayed Draw Term Loan	12/19/2027	888	(2)
Safety Borrower Holdings LLC	Revolver	12/19/2032	722	(2)
Sako and Partners Lower Holdings LLC	Revolver	9/15/2028	807	(4)
Saturn Borrower Inc	Delayed Draw Term Loan	1/24/2027	1,422	(11)
Saturn Borrower Inc	Revolver	11/13/2028	478	(4)
SCHP Purchaser, Inc.	Revolver	10/22/2032	523	(3)
SCW Holdings III Corp.	Delayed Draw Term Loan	3/18/2027	558	—
SCW Holdings III Corp.	Revolver	3/17/2031	872	—
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/19/2026	386	—
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/25/2027	6,499	—
Seahawk Bidco, LLC	Revolver	12/19/2030	545	—
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	942	(5)
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	902	(5)
Soleo Holdings, Inc.	Delayed Draw Term Loan	2/2/2027	704	—
Soleo Holdings, Inc.	Revolver	1/30/2032	704	—
Southpaw Ap Buyer, LLC	Delayed Draw Term Loan	5/1/2026	55	—
Southpaw Ap Buyer, LLC	Revolver	3/2/2028	195	—
Spartan Bidco PTY LTD	Revolver	1/24/2028	253	(1)
Specialtycare, Inc.	Delayed Draw Term Loan	8/27/2027	1,001	(3)
Specialtycare, Inc.	Revolver	12/18/2029	204	(1)

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Spirit RR Holdings, Inc.	Revolver	9/13/2028	$272	$—
St Athena Global LLC	Delayed Draw Term Loan	6/26/2026	213	(2)
St Athena Global LLC	Revolver	6/26/2029	507	(5)
Storable, Inc.	Revolver	4/16/2029	100	—
Sugar Ppc Buyer LLC	Delayed Draw Term Loan	7/10/2026	4,760	(24)
SurfacePrep Buyer, LLC	Delayed Draw Term Loan	1/15/2027	737	(4)
Surfaceprep Buyer, LLC	Revolver	2/4/2030	317	(2)
Swoop Intermediate III, Inc.	Delayed Draw Term Loan	10/12/2027	3,643	(9)
Swoop Intermediate III, Inc.	Revolver	4/12/2032	1,214	(3)
Tarrytown Acquisition Holdings, LLC	Delayed Draw Term Loan	11/15/2027	808	(4)
Tarrytown Acquisition Holdings, LLC	Revolver	11/12/2032	566	(3)
Taymax Group Acquisition, LLC	Delayed Draw Term Loan	7/29/2027	662	(2)
Team Acquisition Corporation	Revolver	11/21/2028	37	(6)
Tersera Therapeutics, LLC	Revolver	4/4/2029	116	—
The Chartis Group, LLC	Delayed Draw Term Loan	9/17/2026	323	—
The Chartis Group, LLC	Revolver	9/17/2031	194	—
The Hiller Companies, LLC	Delayed Draw Term Loan	6/22/2026	109	—
The Hiller Companies, LLC	Delayed Draw Term Loan	7/17/2027	348	—
The Hiller Companies, LLC	Revolver	6/20/2030	1,299	—
The Ultimus Group Midco, LLC	Delayed Draw Term Loan	1/1/2028	1,356	(7)
The Ultimus Group Midco, LLC	Revolver	7/1/2032	509	(3)
THG Acquisition, LLC	Delayed Draw Term Loan	10/30/2026	468	—
THG Acquisition, LLC	Revolver	10/31/2031	287	—
Trilon Group, LLC	Delayed Draw Term Loan	3/13/2027	1,436	(11)
Trilon Group, LLC	Revolver	5/25/2029	1,212	(9)
Trimech Acquisition Corp.	Revolver	3/10/2028	1,308	(3)
Truck-Lite Co., LLC	Delayed Draw Term Loan	2/13/2026	26	—
Truck-Lite Co., LLC	Delayed Draw Term Loan	12/17/2026	1,130	(3)
Truck-Lite Co., LLC	Delayed Draw Term Loan	6/17/2027	930	(2)
Truck-Lite Co., LLC	Revolver	2/13/2031	176	—
Trunk Acquisition, Inc.	Delayed Draw Term Loan	12/20/2026	275	—
Unlimited Technology Holdings, LLC	Revolver	3/12/2032	747	—
US Fitness Holdings, LLC	Delayed Draw Term Loan	9/4/2026	1,255	—
US Fitness Holdings, LLC	Revolver	9/4/2030	172	—
USHV Management, LLC	Delayed Draw Term Loan	9/9/2027	665	(3)
USHV Management, LLC	Revolver	9/8/2031	461	(2)
USRP Holdings, Inc.	Delayed Draw Term Loan	8/28/2026	1,543	—
USRP Holdings, Inc.	Revolver	12/31/2029	900	—
Vaco Holdings, LLC	Revolver	1/21/2027	100	(18)
Valet Waste Holdings, Inc.	Delayed Draw Term Loan	3/8/2026	5,828	—

ANTARES PRIVATE CREDIT FUND

CONSOLIDATED SCHEDULE OF INVESTMENTS (Continued)

December 31, 2025

(in thousands)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment (1)	Fair Value (1)
Valicor PPC Intermediate II LLC	Revolver	1/24/2028	$525	$(3)
Validity, Inc.	Revolver	4/10/2030	392	—
Vamos Bidco, Inc	Delayed Draw Term Loan	1/30/2027	1,105	(3)
Vamos Bidco, Inc	Revolver	1/30/2032	332	(1)
Vatica Health, Inc.	Revolver	10/29/2032	445	(2)
Vensure Employer Services, Inc.	Delayed Draw Term Loan	9/27/2026	39	—
Vertex Service Partners, LLC	Delayed Draw Term Loan	10/2/2026	201	(11)
Vessco Midco Holdings, LLC	Delayed Draw Term Loan	7/24/2026	4,278	(10)
Vessco Midco Holdings, LLC	Revolver	7/24/2031	813	(2)
Victors Purchaser, LLC	Delayed Draw Term Loan	12/23/2027	1,909	(2)
Victors Purchaser, LLC	Revolver	12/23/2032	1,479	(4)
Victory Buyer LLC	Revolver	11/19/2028	47	—
VPP Intermediate Holdings, LLC	Delayed Draw Term Loan	1/19/2027	1,954	(10)
VPP Intermediate Holdings, LLC	Revolver	12/1/2027	229	(1)
VRS Buyer, Inc.	Delayed Draw Term Loan	10/10/2027	348	1
VS Buyer, LLC	Revolver	10/11/2030	100	—
WST USA Holdco, Inc.	Delayed Draw Term Loan	12/30/2025	335	(1)
Wealth Enhancement Group, LLC	Delayed Draw Term Loan	12/30/2026	8,169	—
Wealth Enhancement Group, LLC	Revolver	10/2/2028	323	—
Wildcat Topco, Inc.	Delayed Draw Term Loan	11/16/2026	270	—
Wildcat Topco, Inc.	Revolver	11/17/2031	270	—
Wipfli Advisory LLC	Delayed Draw Term Loan	4/2/2028	812	(4)
Wipfli Advisory LLC	Revolver	10/1/2032	541	(3)
Wisdom Purchaser, LLC	Revolver	7/24/2032	636	(2)
World Insurance Associates, LLC	Delayed Draw Term Loan	8/14/2026	1,254	(3)
World Insurance Associates, LLC	Revolver	4/3/2030	209	(1)
WPP Bullet Buyer, LLC	Revolver	12/7/2029	83	(1)
WRE Holding Corp.	Delayed Draw Term Loan	10/1/2027	1,784	(13)
WRE Holding Corp.	Revolver	7/2/2030	316	(2)
Wu Holdco, Inc.	Delayed Draw Term Loan	4/16/2027	2,497	(6)
Wu Holdco, Inc.	Revolver	4/19/2032	710	(2)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/2/2026	1,915	—
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	804	—
YLG Holdings, Inc.	Delayed Draw Term Loan	11/26/2026	560	(3)
YLG Holdings, Inc.	Revolver	12/23/2030	1,214	(6)
Zelis Cost Management Buyer, Inc.	Revolver	1/17/2029	100	(1)
Zinc Buyer Corporation	Delayed Draw Term Loan	7/24/2026	731	—
Zinc Buyer Corporation	Revolver	7/24/2031	790	—
Zone Climate Services, Inc.	Revolver	3/9/2028	302	(5)
Total Unfunded Commitments			$427,220	$(1,475)
(1)	Foreign domiciled investments have been converted to U.S. Dollars based on prevailing rates at period-end.

See accompanying notes to the consolidated financial statements.

ANTARES PRIVATE CREDIT FUND

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(in thousands, except share/per share data, percentages and as otherwise noted)

Note 1. Business and Organization

Antares Private Credit Fund (the “Company”) is a Delaware statutory trust formed on May 1, 2023 which commenced investment operations on November 5, 2024. The Company was organized to provide risk-adjusted returns and current income to shareholders by investing primarily in loans to borrowers in the United States and Canada. The Company’s investment strategy focuses primarily on private credit investments structured as portfolio loans to U.S. borrowers. A “portfolio loan” is a senior secured loan, which may be first lien, second lien or unitranche loans, consisting of term loans, related delayed draw term loans and/or revolving loans. Each tranche of a senior secured loan acquired by the Company is referred to as a portfolio loan. The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company has elected to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by Antares Capital Credit Advisers LLC (the “Adviser”). The Adviser is a registered investment adviser with the U.S. Securities and Exchange Commission (the “SEC”).

The Company is a non-exchange traded, perpetual-life BDC, whose Common Shares are not listed for trading on a stock exchange or other securities market and is an investment vehicle with indefinite duration.

While the Company’s investment strategy primarily focuses on companies in the United States, the Company intends to also invest in companies in Canada, Europe and other locations outside the United States, subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies”. The Company may also invest in preferred equity or debt investments that may be accompanied by equity-related securities (such as options or warrants) and/or select common equity investments.

The Company’s investment strategy also includes a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds, which may be used primarily to maintain liquidity for the Company’s share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. The Company may also invest in publicly traded securities of larger corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities subject to compliance with BDC requirements.

The Company is currently offering on a continuous basis up to $2.0 billion of its Common Shares pursuant to an offering registered with the Securities and Exchange Commission (the “Offering”). The Company expects to offer to sell any combination of three classes of Common Shares, Class I shares, Class D shares, and Class S shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the Common Shares was $25.00 per share for Class I shares; no Class S or Class D shares have been issued as of June 30, 2026. Thereafter, the purchase price per share for each class of Common Shares will equal the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. The Company may also engage in private offerings of its Common Shares.

The Company may enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge against interest rate, currency, and/or other credit related risks through the use of futures, swaps, options and forward contracts. These hedging activities will be subject to the applicable legal and regulatory compliance requirements; however, there can be no assurance any hedging strategy employed will be successful. The Company may also seek to borrow capital in local currencies as a means of hedging non-U.S. dollar denominated investments.

Engaging in commodity interest transactions such as swap transactions or futures contracts for the Company may cause the Adviser to fall within the definition of “commodity pool operator” under the Commodity Exchange Act (the “CEA”) and related Commodity Futures Trading Commission (the “CFTC”) regulations. The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA and the CFTC regulations in connection with its management of the Company and, therefore, is not subject to CFTC registration or regulation under the CEA as a commodity pool operator with respect to its management of the Company.

The Company has formed wholly owned subsidiaries for the purpose of holding certain investments in portfolio companies. As of June 30, 2026, the Company’s wholly owned subsidiaries include: APCF Funding SPV LLC, APCF Masterfund LLC and APCF Equity Holdings LLC (collectively, the “Subsidiaries”). The Company consolidates its wholly owned subsidiaries in these consolidated financial statements from the date of the commencement of operations of the Company.

Note 2. Significant Accounting Policies

Basis of Presentation

Interim consolidated financial statements and related financial information have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the requirements for reporting on Form 10-Q and Articles 6-10 of Regulation S-X. The Company is considered an Investment Company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”), and pursuant to Regulation S-X. The current period’s results of operations will not necessarily be indicative of results that ultimately are achieved for the year ended December 31, 2026. In the opinion of management, all adjustments, which are of normal recurring nature, considered necessary for the fair statement of the consolidated financial statements for the periods presented, have been included.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the accounts of the wholly owned subsidiaries in the consolidated financial statements. All intercompany balances have been eliminated.

Segment Reporting

In accordance with ASC Topic 280, Segment Reporting (“ASC 280”), the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future economic and market conditions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Although the Company’s estimates contemplate current conditions and how they expect them to change in the future, it is reasonably possible that actual results could differ from those estimates and such difference could be material.

Cash

Cash consists of demand deposits and are carried at cost, which approximates fair value. The Company deposits its cash with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit.

Organization and Offering Expenses

Organization costs include costs relating to the formation and organization of the Company, and are expensed as incurred. Unreimbursed organization costs are included in “Due to affiliates” on the Consolidated Statements of Assets and Liabilities. For both the three and six months ended June 30, 2026, the Company did not incur any organization costs. For the three and six months ended June 30, 2025, the Company incurred $95 and $119 in organization costs, respectively.

Costs associated with the Offering are capitalized and included as deferred offering costs on the Consolidated Statements of Assets and Liabilities and are amortized over a twelve-month period from the date of incurrence. For the three and six months ended June 30, 2026, the Company incurred $195 and $700 of offering costs, respectively, and amortized $337 and $640, respectively. For the three and six months ended June 30, 2025, the Company incurred $208 and $887 of offering costs, respectively, and amortized $468 and $944, respectively.

As of June 30, 2026 and December 31, 2025, $585 and $525, respectively, in deferred offering costs were included on the Consolidated Statements of Assets and Liabilities.

Investments

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Short-term investments

Short-term investments consist of highly liquid investments, such as money market funds, with original maturities of three months or less.

Valuation of Investments

The Company is required to report its investments for which current market values are not readily available at fair value. The Company values its investments in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments for which market quotations are readily available are typically valued using mid-market pricing (i.e., mid-point of average bid and ask prices). The Adviser obtains these market quotations from independent pricing services, if available; otherwise from at least two principal market makers or primary market dealers. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser performs, from time to time, price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment.

Where prices or inputs are not available, or, in the judgment of the Adviser, not reliable, valuation approaches based on the facts and circumstances of the particular investment are utilized. Securities that are not publicly traded or for which market prices are not readily available, as the case for a substantial portion of the Company’s investments, are valued at fair value as determined in good faith by the Adviser as the Company’s valuation designee under Rule 2a-5 under the 1940 Act, pursuant to the Company’s valuation policy, and under the oversight of the Board of Trustees (the “Board”), based on, among other things, the input of the Company’s management and the audit committee. In addition, the Adviser has retained independent valuation firms to review valuations on a rotational basis. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

With respect to investments for which market quotations are not readily available, the Adviser undertakes a multi-step valuation process each quarter, among other procedures, as described below:

●	The valuation process begins with each investment being preliminarily reviewed by the Adviser’s valuation team in consultation with the Adviser’s investment professionals responsible for each portfolio investment;
●	At least once annually the valuation for each investment (subject to a de minimis threshold) is reviewed by an independent valuation firm. The independent valuation firms provide a final range of values on such investments to the Adviser. The independent valuation firms also provide analyses to support their valuation methodology and calculations;
●	The Adviser’s valuation committee with respect to the Company (the “Valuation Committee”) reviews each valuation recommendation to confirm they have been calculated in accordance with the valuation policy and confirms the independent valuation firms’ valuation ranges when utilized are reasonable;
●	The Adviser’s Valuation Committee then determines fair value marks for each of the Company’s portfolio investments; and

●	The Board and audit committee of the Company periodically review the valuation process and provide oversight in accordance with the requirements of Rule 2a-5 under the 1940 Act.

As part of the valuation process, the Company takes into account relevant factors in determining the fair value of the Company’s investments for which reliable market quotations are not readily available, many of which are loans, including and in combination, as relevant, any of: (i) the estimated enterprise value of a portfolio company, generally based on an analysis of discounted cash flows, publicly traded comparable companies and comparable transactions, (ii) the nature and realizable value of any collateral, (iii) the portfolio company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the portfolio company does business, and (v) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Adviser considers whether the pricing indicated by the external event corroborates its valuation.

As of June 30, 2026, independent valuation firms reviewed a substantial majority of the Company’s investment valuations.

The Company’s accounting policy on the fair value of the investments is critical because the determination of fair value involves subjective judgments and estimates. Accordingly, the Company’s consolidated financial statements express the uncertainty with respect to the possible effect of these valuations, and any change in these valuations, on the consolidated financial statements.

Revenue Recognition

The Company generates revenue in the form of interest and fee income on debt investments, capital gains, and dividend income from equity investments in portfolio companies. The senior and subordinated debt investments bear interest at a fixed or floating rate, and is generally payable monthly, quarterly or semi-annually. In some cases, some of the Company’s investments provide for deferred interest payments or payment-in-kind (“PIK”) interest. The principal amount of the debt investments and any accrued but unpaid PIK interest generally become due at the maturity date. Original issue discounts and market discounts or premiums are capitalized, and the Company accretes or amortizes such amounts as interest income. In addition, the Company generates revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees.

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortization of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the debt investments using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt investment, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income, in the current period.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Such income is included in payment-in-kind dividend income on the Consolidated Statements of Operations. Dividend income on common equity securities is recorded on the record date for portfolio companies or on the ex-dividend date for publicly-traded portfolio companies. Such income is included in dividend income on the Consolidated Statements of Operations.

PIK Income

The Company may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in payment-in-kind interest income on the Consolidated Statements of Operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through payment-in-kind interest income. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of distributions, even though the Company has not yet collected cash.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Deferred Financing Costs

Deferred financing costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest and debt expenses over the life of the related debt instrument using the straight-line method. Deferred financing costs related to the Company’s borrowings are presented as an offset against the debt outstanding on the Consolidated Statements of Assets and Liabilities.

Foreign Currency Translations

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the foreign exchange rate on the date of valuation. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may involve certain risks, including without limitation: foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

Income Taxes

The Company has elected to be treated, and intends to qualify annually, as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s shareholders and would not be reflected in the consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more- likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to maintain qualification for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, pursuant to the excise tax distribution requirements, the Company will be subject to a 4% non-deductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of

(1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Distributions

To the extent that the Company has taxable income available, the Company intends to make monthly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of the Company’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time.

Distributions to shareholders by the Company of ordinary income (including “market discount” realized by the Company on the sale of debt securities), and of net short-term capital gains, if any, realized by the Company are generally taxable to U.S. shareholders as ordinary income to the extent such distributions are paid out of the Company’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned the Company’s shares. A distribution of an amount in excess of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Company generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares. The additional shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.

The Company may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Company on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued by the Financial Accounting Standards Board (the “FASB”).

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”), which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, in each relevant expense caption. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Company is currently assessing the impact of this guidance, however, the Company does not expect a material impact on its consolidated financial statements.

Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Agreements and Related Party Transactions

Investment Advisory Agreement

On October 16, 2024, the Board approved an investment advisory agreement with the Adviser (“Investment Advisory Agreement”), pursuant to which the Adviser manages the Company on a day-to-day basis. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for determining the composition of the Company’s portfolio, identifying investment opportunities and making investment decisions, monitoring investments, performing due diligence on prospective portfolio companies, and negotiating, obtaining and managing financing facilities and other forms of leverage.

The Company pays the Adviser fees for its services under the Investment Advisory Agreement. The fees consist of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee are ultimately borne by the Company’s shareholders.

The Adviser agreed to waive all management and incentive fees through the first six months following the effective date of the Company’s registration statement on Form N-2, which was declared effective on February 12, 2025. As of August 13, 2025, coinciding with the end of the fee waiver period, the Company is responsible for the payment of management and incentive fees to the Adviser, pursuant to the terms of the Investment Advisory Agreement.

Management fees

The base management fee is payable monthly in arrears at an annual rate of 1.25% of the Company’s NAV as of the first business day of the applicable month. For the three and six months ended June 30, 2026, the Company incurred management fees of $2,514 and $4,945, respectively. For the three and six months ended June 30, 2025, the Company incurred management fees of $2,039 and $4,004 before impact of waived fees, respectively, and the Adviser elected to waive $2,039 and $4,004, respectively, resulting in no net management fees owed to the Adviser.

As of June 30, 2026 and December 31, 2025, management fees payable balances owed to the Adviser were $2,514 and $2,283, respectively.

Incentive fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of income and a portion is based on a percentage of capital gains, each described below.

Income based incentive fee

The investment income based incentive fee is based on “Pre-Incentive Fee Net Investment Income Returns” meaning dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayment premiums, but excluding fees for providing managerial assistance and fees earned by the Adviser or an affiliate in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the month, minus operating expenses for the month (including the management fee, taxes, any expenses payable under the Investment Advisory Agreement and Administration Agreement (as defined below), any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding the incentive fee and shareholder servicing and /or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of net assets at the end of the preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized). The Company pays an incentive fee quarterly as follows:

●	No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Pre-Incentive Fee Net Investment Income Returns does not exceed the hurdle rate of 1.50% per quarter (6.0% annualized).
●	100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.71% (6.86% annualized).
●	12.5% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.71% (6.86% annualized).

Capital gains incentive fee

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable is equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fee as calculated in accordance with U.S. GAAP. U.S. GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the investment advisory agreement. Such accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee plus the aggregate cumulative unrealized capital appreciation, net of any expense associated with cumulative unrealized capital depreciation or appreciation. If such amount is positive at the end of a period, then U.S. GAAP requires the Company to record a capital gains incentive fee equal to 12.5% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under U.S. GAAP in all prior periods. Gross capital gains incentive fee is net of reversal on accrued capital gains incentive fees. The fees that are payable under the Investment Advisory Agreement for any partial period are appropriately prorated.

For the three and six months ended June 30, 2026, the Company incurred income based incentive fees of $2,494 and $4,983, respectively. For the three and six months ended June 30, 2025, the Company incurred income based incentive fees of $2,399 and $4,668 before the impact of waived fees, respectively, and the Adviser elected to waive $2,399 and $4,668, respectively, resulting in no income based incentive fees owed to the Adviser. For the three and six months ended June 30, 2026 and 2025, the Company did not incur any capital gains incentive fees.

As of June 30, 2026 and December 31, 2025, total incentive fee payable balances were $2,494 and $2,462, respectively.

Licensing Agreement

As part of the Investment Advisory Agreement, the Adviser, on behalf of Antares Holdings LP, agreed to grant the Company a fully paid-up, royalty-free, non-exclusive, non-transferable license to use “Antares” for specified purposes in the Company’s business, during the term of the Investment Advisory Agreement. Other than with respect to this limited license, the Company will have no legal right to the “Antares” name.

Administration Agreement

On October 16, 2024, the Board approved the administration agreement (the “Administration Agreement”) with Antares Capital Credit Advisers LLC (in such role, the “Administrator”). Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of the Company’s Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

The Company reimburses the Administrator for its costs, expenses and allocable portion of overhead (including compensation of personnel performing administrative duties) in connection with the services performed for the Company pursuant to the terms of the Administration Agreement. For the three and six months ended June 30, 2026, the Company incurred administrative service fees of $231 and $413, respectively. For the three and six months ended June 30, 2025, the Company incurred administrative service fees of $176 and $332, respectively.

Sub-administration Agreement

In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company reimburses the Administrator for any services performed for the Company by such affiliate or third party.

The Administrator engaged U.S. Bancorp Fund Services, LLC to assist with sub-administration and fund accounting services.

Acquisition of Seed Portfolio

On November 5, 2024, the Company acquired 100% of the equity interests in APCF Masterfund LP and APCF Funding SPV LP (the “Acquired SPVs”) from certain affiliates of the Adviser, valued at an acquisition price of $33,889 and $341,218, respectively. Subsequent to acquisition, the Acquired SPVs were converted to Delaware limited liability companies.

For the six months ended June 30, 2025, the Company paid the Adviser $2,409 in connection with the acquisition of APCF Masterfund LP, and received $2,195 from the Adviser in connection with the acquisition of APCF Funding SPV LP.

As of and for the six months ended June 30, 2026, there were no outstanding balances nor additional payments due or made in connection with the acquisition of the Acquired SPVs, and the amounts herein represent total consideration paid for the Acquired SPVs.

Distribution and Servicing Plan

On October 16, 2024, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays Quasar Distributors LLC (the “Managing Dealer”) with respect to the Class I, Class S and Class D on an annualized basis as a percentage of NAV for such class. The Managing Dealer is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class I shares	N/A
Class S shares	0.85%
Class D shares	0.25%

The shareholder servicing and/or distribution fees are paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation. As of June 30, 2026, no Class S shares or Class D shares have been issued.

Expense Support Agreement

On October 16, 2024, the Board approved an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. Pursuant to the Expense Support Agreement, the Adviser is obligated to advance all of the Company’s Other Operating Expenses (defined below) (each, a “Required Expense Payment”) to the extent that such expenses do not exceed 1.00% (on an annualized basis) of the Company’s NAV. Any Required Expense Payment must be paid by the Adviser to the Company in any combination of cash or other immediately available funds and/or offset against amounts due from the Company to the Adviser or its affiliates. The Adviser may elect to pay certain additional expenses on the Company’s behalf (each, a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”), provided that no portion of the payment will be used to pay any interest expense of the Company. Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates. “Other Operating Expenses” means the Company’s total organization and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Company’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement), excluding the Management Fee and Incentive Fee owed to the Adviser, financing fees and costs, brokerage commissions, placement agent fees, costs and expenses of distributing and placing the Common Shares, extraordinary expenses and any interest expenses owed by the Company, all as determined in accordance with GAAP.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, (2) the Company’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (3) the Company’s Other Operating Expenses at the time of such Reimbursement Payment exceeds 1.00% of the Company’s NAV. “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder servicing fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. In addition, effective October 31, 2024, the Company and the Adviser entered into a waiver letter agreement (the “Waiver Letter Agreement”), pursuant to which the Adviser agreed to waive any reimbursement by the Company for any of the Company’s organization expenses, operating expenses and offering expenses the Adviser incurs or has incurred on the Company’s behalf in an aggregate amount not to exceed $2 million. The Waiver Letter Agreement includes reimbursement provisions substantially similar to the reimbursement provisions included in the Expense Support Agreement.

For both the three and six months ended June 30, 2026, the Adviser did not waive any expenses pursuant to the Expense Support Agreement. For the three and six months ended June 30, 2025, the Adviser waived $148 and $648 in expenses, respectively, pursuant to the Expense Support Agreement. For the three and six months ended June 30, 2026 and 2025, the Company made no Reimbursement Payments to the Adviser.

Co-Investment Activity

The Company and the Adviser have received an exemptive order (the “Order”) from the SEC that permits the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and/or its affiliates, subject to certain terms and conditions. Under the terms of the Order, a majority of our Independent Trustees must reach certain conclusions in connection with certain co-investment transactions (e.g., in the case of follow-on investments in an existing issuer in which affiliates, but not the Company, have an existing investment, and non-pro rata follow-on investments in, and dispositions of, securities of an existing issuer), including that (i) the terms of the proposed transaction are reasonable and fair to the Company and its shareholders and do not involve overreaching in respect of the Company or its shareholders on the part of any person concerned, and (ii) the transaction is consistent with the interests of the Company’s shareholders and is consistent with the Company’s then-current investment objectives and strategies. The Company may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Company (e.g., based on investment strategy). The co-investment would generally be allocated to the Company and the other Antares Lending Platform funds that target similar assets in accordance with the Adviser’s allocation policy. If the Adviser determines that such investment is not appropriate for the Company, the investment will not be allocated to the Company.

Note 4. Investments

The composition of the Company’s investment portfolio at amortized cost and fair value was as follows:

	June 30, 2026			December 31, 2025
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Amortized Cost	Fair Value	% of Total Investments at Fair Value
Secured Debt	$1,692,424	$1,673,535	96.54%	$1,579,235	$1,576,308	94.64%
Unsecured Debt	9,246	9,142	0.53	8,614	8,617	0.52
Equity Investments	27,639	27,505	1.59	23,032	24,577	1.48
Short-Term Investments	23,289	23,289	1.34	56,001	56,001	3.36
Total Investments	$1,752,598	$1,733,471	100.00%	$1,666,882	$1,665,503	100.00%

As of June 30, 2026 and December 31, 2025, there were 2 and 1 portfolio companies, respectively, with loans on non-accrual status (fair value of $101 and $174, respectively).

The industry composition of the Company’s non-controlled, non-affiliated investments (at fair value) was as follows:

	June 30, 2026	December 31, 2025
Software	17.84%	15.03%
Financial Services	8.58	7.85
Diversified Consumer Services	7.25	6.61
Commercial Services and Supplies	6.96	8.12
Insurance	6.89	6.52
Health Care Technology	6.77	6.14
Healthcare Providers and Services	6.57	6.51
Professional Services	5.34	6.45
Containers and Packaging	3.86	4.18
Chemicals	3.53	3.42
Pharmaceuticals	3.16	2.11
IT Services	2.42	3.71
Distributors	2.02	1.84
Capital Markets	1.95	1.93
Healthcare Equipment and Supplies	1.83	2.08
Energy Equipment and Services	1.40	0.90
Automobile Components	1.05	1.22
Life Sciences Tools & Services	1.03	0.69
Construction Materials	0.79	0.75
Air Freight and Logistics	0.79	0.77
Technology Hardware, Storage and Peripherals	0.78	0.78
Electronic Equipment, Instruments and Components	0.76	0.73
Food Products	0.76	0.91
Gas Utilities	0.73	0.72
Machinery	0.72	0.84
Wireless Telecommunication Services	0.60	0.64
Household Products	0.59	0.65
Real Estate Management and Development	0.59	0.64
Construction & Engineering	0.59	1.04
Industrial Conglomerates	0.57	0.95
Hotels, Restaurants and Leisure	0.51	0.55
Diversified Telecommunication Services	0.46	0.57
Specialty Retail	0.46	0.46
Oil, Gas and Consumable Fuels	0.34	0.55
Media	0.32	0.38
Trading Companies and Distributors	0.31	0.31
Textiles, Apparel and Luxury Goods	0.20	0.58
Building Products	0.18	0.20
Transportation Infrastructure	0.17	0.37
Electrical Equipment	0.13	0.68
Aerospace and Defense	0.10	0.52
Beverages	0.06	0.06
Personal Care Products	0.02	0.02
Household Durables	0.01	0.01
Ground Transportation	0.01	0.01
Total	100.00%	100.00%

The geographic composition of the Company’s non-controlled, non-affiliated investments (at amortized cost and fair value) was as follows:

	June 30, 2026
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,693,814	$1,675,299	97.96%	207.03%
Canada	32,665	32,155	1.88	3.97
Netherlands	2,830	2,728	0.16	0.34
Total	$1,729,309	$1,710,182	100.00%	211.34%

	December 31, 2025
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,577,869	$1,576,036	97.92%	214.99%
Canada	33,012	33,466	2.08	4.57
Total	$1,610,881	$1,609,502	100.00%	219.56%

Note 5. Fair Value Measurements

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

In addition to using the above inputs in investment valuations, the Adviser applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value.

Investments whose values are based on the listed closing price quoted on the securities’ principal exchange are classified within Level 1 and include active listed equities. The Adviser does not adjust the quoted price for such instruments, even in situations where the Company holds a large position and a sale could reasonably impact the quoted price.

ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities that the Adviser has the ability to access at the measurement date.

Level 2 – inputs other than quoted prices included in Level 1 that are observable for the assets or liabilities, either directly or indirectly. Level 2 inputs include: quoted market prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following tables present the fair value hierarchy of financial instruments according to the fair value hierarchy as described in Note 2. Significant Accounting Policies of these consolidated financial statements:

	June 30, 2026
	Level 1	Level 2	Level 3	Total
Secured Debt	$—	$131,275	$1,542,260	$1,673,535
Unsecured Debt	—	—	9,142	9,142
Equity Investments	—	—	27,505	27,505
Total non-controlled/non-affiliated investments	—	131,275	1,578,907	1,710,182
Short-Term Investments	23,289	—	—	23,289
Total Investments at fair value	$23,289	$131,275	$1,578,907	$1,733,471

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Secured Debt	$—	$215,449	$1,360,859	$1,576,308
Unsecured Debt	—	—	8,617	8,617
Equity Investments	—	—	24,577	24,577
Total non-controlled/non-affiliated investments	—	215,449	1,394,053	1,609,502
Short-Term Investments	56,001	—	—	56,001
Total Investments at fair value	$56,001	$215,449	$1,394,053	$1,665,503

The following tables present changes in the fair value of financial instruments for which Level 3 inputs were used to determine fair value for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30, 2026
	Secured Debt	Unsecured Debt	Equity Investments	Total Investments
Fair value, beginning of period	$1,488,790	$8,686	$24,248	$1,521,724
Purchase of investments (including received in-kind)	113,864	448	3,275	117,587
Proceeds from sale of investments and principal repayments	(65,614)	—	(205)	(65,819)
Net accretion of discounts and amortization of premiums	553	7	—	560
Net realized gains (losses) on investments	(88)	—	152	64
Net change in unrealized appreciation (depreciation) on investments	309	1	35	345
Transfers to Level 3	4,446	—	—	4,446
Fair value, end of period	$1,542,260	$9,142	$27,505	$1,578,907
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments still held at June 30, 2026	$(142)	$1	$8	$(133)

	Six Months Ended June 30, 2026
	Secured Debt	Unsecured Debt	Equity Investments	Total Investments
Fair value, beginning of period	$1,360,859	$8,617	$24,577	$1,394,053
Purchase of investments (including received in-kind)	315,141	617	4,660	320,418
Proceeds from sale of investments and principal repayments	(122,814)	—	(205)	(123,019)
Net accretion of discounts and amortization of premiums	1,477	15	—	1,492
Net realized gains (losses) on investments	(120)	—	152	32
Net change in unrealized appreciation (depreciation) on investments	(10,573)	(107)	(1,679)	(12,359)
Transfers out of Level 3	(1,710)	—	—	(1,710)
Fair value, end of period	$1,542,260	$9,142	$27,505	$1,578,907
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments still held at June 30, 2026	$(10,370)	$(107)	$(1,704)	$(12,181)

	Three Months Ended June 30, 2025
	Secured Debt	Unsecured Debt	Equity Investments	Total Investments
Fair value, beginning of period	$951,617	$728	$10,978	$963,323
Purchase of investments (including received in-kind)	191,227	27	3,765	195,019
Proceeds from sale of investments and principal repayments	(56,317)	—	—	(56,317)
Net accretion of discounts and amortization of premiums	649	—	—	649
Net realized gains (losses) on investments	14	—	—	14
Net change in unrealized appreciation (depreciation) on investments	929	—	20	949
Transfers out of Level 3	(32,831)	—	—	(32,831)
Fair value, end of period	$1,055,288	$755	$14,763	$1,070,806
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments still held at June 30, 2025	$1,077	$—	$20	$1,097

	Six Months Ended June 30, 2025
	Secured Debt	Unsecured Debt	Equity Investments	Total Investments
Fair value, beginning of period	$798,059	$703	$3,947	$802,709
Purchase of investments (including received in-kind)	362,428	52	10,693	373,173
Proceeds from sale of investments and principal repayments	(81,414)	—	—	(81,414)
Net accretion of discounts and amortization of premiums	899	1	—	900
Net realized gains (losses) on investments	16	—	—	16
Net change in unrealized appreciation (depreciation) on investments	1,273	(1)	123	1,395
Transfers out of Level 3	(25,985)	—	—	(25,985)
Transfers to Level 3	12	—	—	12
Fair value, end of period	$1,055,288	$755	$14,763	$1,070,806
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments still held at June 30, 2025	$967	$(1)	$123	$1,089

Transfers between levels are recognized at the beginning of the period in which the transfers occur. For the three and six months ended June 30, 2026 and 2025, transfers to (out of) Level 3, if any, were a result of changes in the observability of significant inputs for certain portfolio companies.

The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. The tables are not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	June 30, 2026
				Range
	Fair Value (1)	Valuation Technique	Unobservable Input	Low	High	Weighted Average (2)
Secured Debt	$1,319,207	Market yield analysis	Market yield discount rates	7.17%	21.42%	9.34%
	22,180	Market quotation	Quote	N/A	N/A	N/A
	223	Comparable company analysis	EBITDA multiples	6.8x	10.9x	8.7x
	200,650	Recent transaction	Transaction price	N/A	N/A	N/A
Total Secured Debt	1,542,260

Unsecured Debt	9,142	Market yield analysis	Market yield discount rates	10.20%	15.78%	12.34%

Equity Investments	18,457	Comparable company analysis	EBITDA multiples	7.5x	25.0x	14.7x
	3,086	Recent transaction	Transaction price	N/A	N/A	N/A
	5,962	Market yield analysis	Market yield discount rates	12.04%	15.54%	14.95%
Total Equity Investments	27,505
Total	$1,578,907

	December 31, 2025
				Range
	Fair Value (1)	Valuation Technique	Unobservable Input	Low	High	Weighted Average (2)
Secured Debt	$928,333	Market yield analysis	Market yield discount rates	7.08%	21.07%	8.64%
	15,849	Market quotation	Quote	N/A	N/A	N/A
	416,677	Recent transaction	Transaction price	N/A	N/A	N/A
Total Secured Debt	1,360,859

Unsecured Debt	824	Market yield analysis	Market yield discount rates	8.28%	8.92%	8.60%
	7,793	Recent transaction	Transaction price	N/A	N/A	N/A
Total Unsecured Debt	8,617

Equity Investments	14,995	Comparable company analysis	EBITDA multiples	9.3x	27.7x	16.3x
	3,908	Recent transaction	Transaction price	N/A	N/A	N/A
	5,674	Market yield analysis	Market yield discount rates	8.63%	15.17%	14.23%
Total Equity Investments	24,577
Total	$1,394,053
(1)

As of June 30, 2026 and December 31, 2025, amounts of $225,916 and $444,227, respectively, included within the fair value of Level 3 assets were valued based on unobservable inputs not developed by the Adviser (e.g., broker quotes and transaction prices).

(2)	Weighted averages are calculated based on fair value of investments.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. The significant unobservable inputs used in the income approach are the discount rate used to discount the estimated future cash flows expected to be received from the underlying investment. The Company uses market discount rates for debt securities to determine if the effective yield on a debt security is commensurate with the market yields for that type of debt security. If a debt security’s effective yield is significantly less than the market yield for a similar debt security with a similar credit profile, the resulting fair value of the debt security may be lower. Significant increases in the discount rate would significantly lower the fair value of an investment; conversely significant decreases in the discount rate would significantly increase the fair value of an investment. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market comparable transactions or market multiples would result in an increase or decrease in the fair value.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. As of both June 30, 2026 and December 31, 2025, the carrying amounts of the Company’s assets and liabilities, other than investments at fair value, approximate fair value due to their short maturities or variable interest rates. Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, if applicable, or market quotes, if available.

Note 6. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of June 30, 2026 and December 31, 2025, the Company’s asset coverage was 186.70% and 177.13%, respectively.

Debt outstanding

The Company’s outstanding debt obligations were as follows:

	June 30, 2026
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (1)	Unused Portion (2)	Amount Available (3)
Morgan Stanley Facility	$1,000,000	$690,405	$690,405	$309,595	$122,682
Revolving Credit Facility	560,000	242,963	242,963	317,037	154,525
Total	$1,560,000	$933,368	$933,368	$626,632	$277,207

	December 31, 2025
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (1)	Unused Portion (2)	Amount Available (3)
Morgan Stanley Facility	$1,000,000	$910,419	$910,419	$89,581	$14,286
Revolving Credit Facility	500,000	40,000	40,000	460,000	200,061
Total	$1,500,000	$950,419	$950,419	$549,581	$214,347

(1)

The carrying value of the Company’s debt obligations is used as an approximate to fair value. The fair value of these debt obligations would be categorized as Level 3 under the ASC 820 fair value level hierarchy as of June 30, 2026 and December 31, 2025. Carrying values do not include impact of deferred financing costs.

(2)	The unused portion is the amount upon which commitment fees, if any, are based.
(3)	The amount available reflects any limitations related to the respective facility’s borrowing base.

Morgan Stanley Facility

On November 6, 2024, APCF Funding SPV LLC, a wholly-owned subsidiary of the Company, as borrower, and the Company, as equity holder and servicer, entered into a loan facility (the “Morgan Stanley Facility”) for revolving and term loans pursuant to a Loan and

Servicing Agreement (the “Agreement”), with the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), U.S. Bank Trust Company, National Association, as collateral agent (“Collateral Agent”), and U.S. Bank National Association, as account bank and collateral custodian. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Loans under the Morgan Stanley Facility initially bear interest at (i) a per annum rate equal to Term SOFR plus an additional margin calculated as a percentage of the aggregate principal balance of the underlying collateral obligations (the “Applicable Margin”) for loans denominated in U.S. Dollars, (ii) EURIBOR plus the Applicable Margin for loans denominated in Euros, (iii) Daily Compounded CORRA plus the Applicable Margin for loans denominated in Canadian Dollars, and (iv) Daily Simple SONIA plus the Applicable Margin for loans denominated in Great British Pounds, (v) BBSW plus the Applicable Margin for loans denominated in Australian Dollars and (vi) TONA plus the Applicable Margin for loans denominated in Japanese Yen. The Applicable Margin equals the product of (i) 1.65% and (ii) the lesser of: (x) aggregate principal balance of all broadly-syndicated loans divided by the aggregate principal balance of all eligible loans and (y) 35% (“Percentage”) plus the product of (i) 1.90% and (ii) 100% minus Percentage, subject to a step-up of 2.00% following the occurrence of an Event of Default or after the automatic occurrence or declaration of the Facility Maturity Date.

The initial maximum principal amount under the Agreement is $500,000 and the Agreement includes an accordion provision to permit increases to the total facility amount up to a maximum of $1 billion, subject in each case to the satisfaction of certain conditions and the consent of the Administrative Agent and each Lender whose commitment is being increased. Proceeds from loans made under the Morgan Stanley Facility may be used to fund collateral obligations acquired by APCF Funding SPV LLC, to pay certain fees and expenses and to make distributions to the Company, subject to certain conditions set forth in the Agreement. Revolving loans borrowed under the Morgan Stanley Facility may be repaid and reborrowed until the end of the Revolving Period, which can occur no later than November 6, 2027 (unless extended), and all amounts outstanding under the Morgan Stanley Facility must be repaid by November 6, 2029. The Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for loan facilities of this nature.

On March 18, 2025, the Company entered into the First Amendment to Loan and Servicing Agreement (the “Amendment”), among the parties listed above. The Amendment provides for, among other things, an increase in the aggregate commitments of the lenders under the Morgan Stanley Facility from $500,000 to $1,000,000, as well as certain changes to the concentration limits.

As of June 30, 2026 and December 31, 2025, the Company was in compliance with all covenants associated with the Morgan Stanley Facility.

Revolving Credit Facility

On December 11, 2025, the Company entered into a senior secured credit facility (the “Revolving Credit Facility”) pursuant to a Senior Secured Credit Agreement (the “SMBC Agreement”) with Sumitomo Mitsui Banking Corporation, as administrative agent, the lenders and issuing banks party thereto (the “Lenders”). The SMBC Agreement is effective as of December 11, 2025.

The Company may borrow amounts in U.S. dollars or certain other permitted currencies under the Revolving Credit Facility. Advances under the Revolving Credit Facility drawn in U.S. dollars will initially bear interest at a per annum rate equal to 0.75% or 0.875% plus an “alternate base rate” (as described in the SMBC Agreement) in the case of any loan of any class as provided for under the terms of the SMBC Agreement (a “Loan”) denominated in U.S. dollars and bearing interest at a rate determined by reference to the “alternate base rate” and 1.75% or 1.875% plus Term SOFR (as defined in the SMBC Agreement) in the case of any Term Benchmark Loan (as defined in the SMBC Agreement) or Loan bearing interest at a rate determined by reference to Daily Simple RFR (as defined in the SMBC Agreement), in each case, depending on the Fund’s rate option election and borrowing base (as of the most recently delivered borrowing base certificate delivered under the SMBC Agreement). Advances under the Revolving Credit Facility drawn in currencies other than U.S. dollars will bear interest at certain local rates consistent with market standards. The Company will also pay a fee of 0.325% on average daily undrawn amounts under the Revolving Credit Facility.

The initial principal amount of the Revolving Credit Facility is $500,000, subject to availability under the borrowing base, which is based on the Fund’s portfolio investments and other outstanding indebtedness, with an accordion provision to permit increases to the total facility amount up to $875,000, subject to the satisfaction of certain conditions. On January 8, 2026, the Company entered into an agreement with Apple Bank and Webster Bank, National Association to increase the aggregate commitments under the Revolving Credit Facility from $500,000 to $560,000 through the accordion feature in the Revolving Credit Facility. The Revolving Credit Facility is guaranteed by certain subsidiaries of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future (collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including, without limitation, repaying outstanding indebtedness, making distributions, contributions and investments, and acquisition and funding, and such other uses as permitted under the SMBC Agreement.

The Revolving Credit Facility is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions, and includes a $50,000 limit for swingline loans.

The availability period under the Revolving Credit Facility will terminate on December 11, 2029 (the “Commitment Termination Date”) and the Revolving Credit Facility will mature on December 11, 2030 (the “Maturity Date”). During the period from the Commitment Termination Date to the Maturity Date, the Fund will be obligated to make mandatory prepayments under the Facility out of the proceeds of certain asset sales, other recovery events and equity and debt issuances.

The SMBC Agreement includes customary affirmative and negative covenants, including financial covenants requiring the Company to maintain a minimum shareholders’ equity and asset coverage ratio, and certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

As of June 30, 2026 and December 31, 2025, the Company was in compliance with all covenants associated with the Revolving Credit Facility.

Foreign Currency Transactions and Translations

The Company’s outstanding foreign-denominated debt obligations were as follows:

	June 30, 2026
	Original Principal Amount (Local)	Original Principal Amount (USD)	Outstanding Principal	Unrealized Gain (Loss)
Canadian Dollar	43,556	$30,952	$30,682	$270
European Euro	4,688	4,998	5,355	(357)
Great British Pound	4,020	5,156	5,331	(175)
Total		$41,106	$41,368	$(262)

	December 31, 2025
	Original Principal Amount (Local)	Original Principal Amount (USD)	Outstanding Principal	Unrealized Gain (Loss)
Canadian Dollar	26,756	$18,647	$19,496	$(848)
European Euro	4,688	4,998	5,507	(509)
Great British Pound	4,020	5,156	5,417	(261)
Total		$28,801	$30,420	$(1,618)

Interest and Debt Expenses

The components of interest and debt expenses were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Stated interest expense	$13,117	$8,257	$26,296	$12,135
Facility unused fees	643	138	1,198	317
Amortization of deferred financing costs	475	309	938	510
Total interest and debt expenses	$14,235	$8,704	$28,432	$12,962
Cash paid for interest expense	$14,938	$7,816	$27,926	$10,876
MS Facility weighted average interest rate	5.48%	6.11%	5.49%	6.12%
MS Facility average debt outstanding	$711,581	$535,374	$780,586	$395,914
Revolving Credit Facility weighted average interest rate	5.56%	N/A	5.55%	N/A
Revolving Credit Facility average debt outstanding	$232,578	N/A	$169,497	N/A
Total weighted average interest rate	5.50%	6.11%	5.50%	6.12%
Total average debt outstanding	$944,159	$535,374	$950,083	$395,914

Weighted average interest rates do not include impact of unused commitment fees or amortization of deferred financing costs.

As of June 30, 2026 and December 31, 2025, $2,042 and $2,713, respectively, of stated interest expense and $349 and $110, respectively, of unused commitment fees were included in interest payable on the Consolidated Statements of Assets and Liabilities.

Note 7. Commitments and Contingencies

In the normal course of business, the Company may enter into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

Unfunded commitments

The Company’s investment portfolio contains revolving line of credit, delayed draw, or equity commitments, which require the Company to fund when requested by the portfolio companies. As of June 30, 2026 and December 31, 2025, the Company had unfunded investment commitments of $345,540 and $427,220, respectively. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied.

Off balance sheet risk

Off-balance sheet risk refers to an unrecorded potential liability that may result in a future obligation or loss, even though it does not appear on the Consolidated Statements of Assets and Liabilities. The Company may enter into derivative instruments that contain elements of off-balance sheet market and credit risk. As of June 30, 2026 and December 31, 2025, there were no commitments outstanding for derivative contracts.

Legal proceedings

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of June 30, 2026 and December 31, 2025, management is not aware of any material pending legal proceedings individually or in the aggregate.

Note 8. Net Assets

The Company is currently offering on a continuous basis up to $2 billion of Common Shares at $0.01 per share par value and has the authority to issue an unlimited number of Common Shares at $0.01 per share par value. The Company expects to offer to sell a combination of three separate classes of Common Shares: Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The per share purchase price for Common Shares in the Company’s Offering will be equal to the Company’s NAV per Common Share, as of the effective date of the monthly share purchase date.

The following table summarizes transactions in Common Shares during the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,
	2026		2025
	Shares	Amount	Shares	Amount
CLASS I
Subscriptions	531,573	$13,103	1,175,573	$29,533
Distributions reinvested	49,312	1,213	2,725	68
Repurchase of shares (net of early repurchase deduction)	(52,497)	(1,267)	—	—
Net increase (decrease)	528,388	$13,049	1,178,298	$29,601

	Six Months Ended June 30,
	2026		2025
	Shares	Amount	Shares	Amount
CLASS I
Subscriptions	3,753,947	$93,750	1,206,756	$30,316
Distributions reinvested	92,809	2,300	2,725	68
Repurchase of shares (net of early repurchase deduction)	(54,480)	(1,315)	—	—
Net increase (decrease)	3,792,276	$94,735	1,209,481	$30,384

As of June 30, 2026, the Company has not issued any Class S or Class D shares.

As of June 30, 2026 and December 31, 2025, no entity with an advisory relationship with Antares or its affiliates, including the Company, as appropriate given the context of the disclosure (including the Adviser) (“Adviser Parties”) own Common Shares.

Share Repurchase Program

The Company has commenced a share repurchase program in which the Company intends to repurchase, in each quarter, up to 5% of the Common Shares outstanding (either by number of Common Shares or aggregate net asset value) as of the close of the previous calendar quarter. The Company’s Board may amend, suspend or terminate the share repurchase program if it deems such action to be in the best interest of the Company and the best interest of the Company’s shareholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the Company’s share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, the Company expects to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per Common Share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived, at the Company’s discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders across all shares.

The following table summarizes the total shares repurchased that were validly tendered and not withdrawn in tender offers under the share repurchase program during the six months ended June 30, 2026:

Repurchase Deadline Request	Percentage of Outstanding Common Shares Offered to Repurchase (1)	Repurchase Pricing Date	Amount Repurchased (2)	Number of Shares Repurchased	Percentage of Outstanding Shares Purchased (1)
March 13, 2026	5.00%	March 31, 2026	$48	1,983	0.01%
June 11, 2026	5.00%	June 30, 2026	$1,267	52,497	0.16%
(1)	Percentage is based on total shares outstanding as of the close of the previous quarterly period. All repurchase requests were satisfied in full.
(2)	Amounts shown net of early repurchase deduction.

There were no shares repurchased under the share repurchase program during the six months ended June 30, 2025.

Distributions

The Company authorizes and declares distribution amounts per Common Share payable monthly in arrears. The following tables present distributions that were declared during the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30, 2026
Declaration Date	Payment Date	Base Distribution Per Share (1)	Special Distribution Per Share (1)	Total Distribution Per Share (1)	Total Distribution Amount
January 30, 2026	February 27, 2026	$0.1925	$0.0107	$0.2032	$6,267
February 27, 2026	March 31, 2026	0.1731	0.0096	0.1827	5,764
March 30, 2026	April 30, 2026	0.1886	0.0052	0.1938	6,275
April 30, 2026	May 29, 2026	0.1818	—	0.1818	5,912
May 28, 2026	June 29, 2026	0.1887	—	0.1887	6,180
June 30, 2026	July 31, 2026	0.1824	—	0.1824	6,011
Total		$1.1071	$0.0255	$1.1326	$36,409

	Six Months Ended June 30, 2025
Declaration Date	Payment Date	Base Distribution Per Share (1)	Special Distribution Per Share (1)	Total Distribution Per Share (1)	Total Distribution Amount
January 31, 2025	February 28, 2025	$0.1912	$0.0159	$0.2071	$5,261
February 28, 2025	March 31, 2025	0.1734	0.0193	0.1927	4,896
March 31, 2025	April 30, 2025	0.1920	0.0213	0.2133	5,426
April 30, 2025	May 30, 2025	0.1858	0.0258	0.2116	5,443
May 30, 2025	June 30, 2025	0.1916	0.0266	0.2182	5,647
June 25, 2025	July 31, 2025	0.1859	0.0258	0.2117	5,634
Total		$1.1199	$0.1347	$1.2546	$32,307
(1)	Rounded to four decimal places.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company reinvests all cash distributions declared on behalf of the Company’s shareholders who do not elect to receive their distributions in cash. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan. Distributions on fractional shares are credited to each participating shareholder’s account to three decimal places.

Note 9. Financial Highlights

The following are the financial highlights for the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026	2025
Per Share Data:
Net assets, beginning of period	$25.18	$25.09
Net investment income (loss) (1)	1.08	1.45
Net realized and change in unrealized appreciation (depreciation) (2)	(0.54)	(0.08)
Net increase (decrease) in net assets resulting from operations	0.54	1.37
Distributions declared (3)	(1.13)	(1.25)
Total increase (decrease) in net assets	(0.59)	0.12
Net assets, end of period	$24.59	$25.21
Common Shares outstanding, end of period	32,904,581	26,615,155
Total return based on net asset value (4)	2.22%	5.55%
Ratios: (5)
Total expenses to average net assets gross of fee waivers	10.53%	7.41%
Net expenses to average net assets net of fee waivers	10.53%	4.66%
Net investment income to average net assets	9.04%	11.14%
Portfolio turnover rate (6)	12.19%	8.70%
Supplemental Data:
Net assets, end of period	$809,203	$670,843
Asset coverage ratio (7)	186.70%	208.89%
(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data includes a balancing figure that is derived from the other amounts presented in the schedule.
(3)	The per share data was derived using the actual shares outstanding at the date of the relevant transaction (See Note 8).
(4)

Total return (not annualized) is calculated as the change in net assets per share during the period, plus distributions per share (assuming distributions are reinvested in accordance with the Company’s distribution reinvestment plan), divided by the net assets per share at the beginning of the period.

(5)	Amounts are annualized except for non-recurring expenses (organization and offering expenses, and incentive fees on capital gains) for the six months ended June 30, 2026 and 2025.
(6)

Portfolio turnover rate (not annualized) is calculated using the lesser of the year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the period reported. Ratio does not include impact of short-term investments.

(7)	In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing.

Note 10. Segment Reporting

The Company operates through a single operating and reporting segment with the investment objective to provide risk-adjusted returns and current income to shareholders by investing primarily in loans to U.S. borrowers. The Chief Operating Decision Maker (the “CODM”) function is comprised of the Company’s chief executive officer, chief financial officer and chief compliance officer, which evaluates the performance of the Company on a consolidated basis, and which operates under the specific regulatory requirements of the Investment Company Act of 1940. The CODM function utilizes key metrics including, but not limited to, net increase (decrease) in net assets resulting from operations (as reported on the Consolidated Statements of Operations) for determining the Company’s investment strategy, capital allocation, expense structure, and potential significant transactions. As the Company’s operations are comprised of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statements of Assets and Liabilities as “total assets” and the significant segment expenses are listed on the accompanying Consolidated Statements of Operations.

Note 11. Subsequent Events

The Company has evaluated events and transactions for potential recognition or disclosure through August 13, 2026. There are no subsequent events to disclose except for the following:

Share Issuances

On July 1, 2026, the Company sold and issued 101,049 Common Shares for an aggregate consideration of approximately $2,485 at a price of $24.59 per Common Share, including Common Shares issued through the Company’s distribution reinvestment plan.

The Company received $5,325 of net proceeds relating to the issuance of Common Shares for subscriptions effective August 1, 2026.

Distribution Declaration

On July 28, 2026, the Company declared a regular distribution in the amount of $0.1880 per Common Share, which is payable to shareholders of record as of July 28, 2026, and will be paid on about August 31, 2026. This distribution will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We are a non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) as of November 5, 2024. We also have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-traded, perpetual-life BDC, which is a BDC whose common shares (“Common Shares”) are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration whose Common Shares are intended to be sold monthly on a continuous basis at a price generally equal to our net asset value (“NAV”) per Common Share. Formed as a Delaware statutory trust on May 1, 2023, we are externally managed by Antares Capital Credit Advisers LLC (the “Adviser”), which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”).

Our investment objective is to provide risk-adjusted returns and current income to shareholders by investing primarily in loans to U.S. borrowers.

Our investment strategy focuses primarily on private credit investments structured as Portfolio Loans to U.S. borrowers. A “Portfolio Loan” is a senior secured loan, which may be first lien, second lien or unitranche loan, consisting of term loans and/or related delayed draw term loans and/or revolving loans, and each tranche of a senior secured loan acquired by us is referred to as a Portfolio Loan. We acquire Portfolio Loans that have been sourced and underwritten (i.e., evaluated for associated potential risks) by Adviser Parties or by other loan originators that can include, among others, joint ventures in which one or more Adviser Parties have interests. A Portfolio Loan is one that we may generally hold on its own or in a group with other Adviser Parties advised funds and accounts and/or third-party investors. Portfolio Loans are generally expected to have an average contractual term of five to seven years, with an expected life typically between three to four years. Unitranche loans represent a hybrid loan structure that combines senior debt and subordinated debt into one loan.

While our investment strategy primarily focuses on companies in the U.S., we also intend to leverage the Antares Lending Platform’s global presence to invest in companies in Canada, Europe and other locations outside the U.S., subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies”. Our subsidiaries’ (including entities that engage in investment activities in securities or other assets that are primarily controlled by us) principal investment strategies and associated principal risks will be consistent with our principal investment strategies and associated principal risks. We may also invest in preferred equity, or our debt investments may be accompanied by equity-related securities (such as options or warrants) and/or select common equity investments.

Our investment strategy also includes a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds. We may use these investments to maintain liquidity for our share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. We may also invest in publicly traded securities of larger corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities, subject to compliance with BDC requirements.

To seek to enhance our returns, we intend to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by us.

Revenues

We generate revenue in the form of interest and fee income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments bear interest at a fixed or floating rate. Interest on debt securities is generally payable monthly, quarterly or semi-annually. In some cases, some of our investments may provide for deferred interest payments or payment-in-kind (“PIK”) interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally become due at the maturity date. In addition, we may generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees. Original issue discounts and market discounts or premiums are capitalized, and we accrete or amortize such amounts as interest income. We record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, is recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

●	investment advisory fees, including management fees and incentive fees, paid to the Adviser pursuant to the Investment Advisory Agreement;
●	our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for us; and (iii) any internal audit group personnel of the Adviser or any of its affiliates; and
●	all other expenses of our operations, administration and transactions (which may be directly incurred by us or allocated among us and the Adviser’s other clients).

From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. We reimburse the Adviser such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses are ultimately borne by our shareholders, unless waived.

Portfolio and Investment Activity

As of June 30, 2026, we had investments in 410 portfolio companies across 45 industries. Based on fair value as of June 30, 2026, approximately 99.46% of our debt portfolio was invested in debt bearing a floating interest rate (e.g. Secured Overnight Financing Rate (“SOFR”)), which primarily is subject to interest rate floors. As of June 30, 2026, our weighted average yield on debt and income producing investments at amortized cost was 8.43%. Weighted average yield excludes the effect of accretion of discounts and amortization of premiums and are based on interest rates as of June 30, 2026.

As of December 31, 2025, we had investments in 438 portfolio companies across 45 industries. Based on fair value as of December 31, 2025, approximately 99.46% of our debt portfolio was invested in debt bearing a floating interest rate, which primarily is subject to interest rate floors. As of December 31, 2025, our weighted average yield on debt and income producing investments at amortized cost was 8.27%. Weighted average yield excludes the effect of accretion of discounts and amortization of premiums and are based on interest rates as of December 31, 2025.

Investment disclosures in this section are related to non-controlled/non-affiliated investments unless otherwise indicated.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated, table below in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total investments, beginning of period	$1,707,288	$1,107,219	$1,610,881	$849,742
Purchases of investments (including received in-kind)	118,075	200,897	322,910	485,529
Net accretion of discounts and amortization of premiums on investments	574	641	1,531	908
Net realized gains (losses) on investments	(247)	(15)	(913)	(14)
Proceeds from sale of investments and principal repayments	(96,381)	(65,213)	(205,100)	(92,636)
Total investments, end of period	$1,729,309	$1,243,529	$1,729,309	$1,243,529

The following table presents certain selected information regarding our investment portfolio:

	June 30, 2026		December 31, 2025
Weighted average yield on debt and income producing investments, at amortized cost (1)	8.43%		8.27%
Weighted average yield on debt and income producing investments, at fair value (1)	8.43%		8.27%
Number of portfolio companies	410		438
Median LTM EBITDA (2)(3)	$90.0	M	$84.6	M
Weighted average net senior leverage (2)(4)	5.4	x	5.3	x
Weighted average loan-to-value (“LTV”) (2)(5)	37%		35%
Percentage of debt investments bearing a floating rate, at fair value	99.46%		99.46%
Percentage of debt investments bearing a fixed rate, at fair value	0.54%		0.54%

(1)

Computed based on the stated interest rate or yield as of June 30, 2026 and December 31, 2025, and weighted based on the total debt and income producing investments (at fair value or amortized cost, as applicable). Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yield excludes the effect of accretion of discounts and amortization of premiums.

(2)

Includes all private loan investments for which fair value is determined by the Adviser at least quarterly (with assistance, as applicable, from a third-party valuation firm, and subject to oversight by the Board). Figures are derived from the financial statements most recently obtained by the Adviser.

(3)

LTM EBITDA refers to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) in accordance with the underlying governing documents, over the last twelve months as reported by respective borrowers. Excludes investments with no reported EBITDA or where EBITDA, in the Adviser’s judgment, was not a material component of the investment thesis, such as annual recurring revenue loans, or investments with negative EBITDA.

(4)

Net senior leverage is the ratio of total debt minus unrestricted cash divided by LTM EBITDA and taking into account leverage through the tranche in which we hold an investment, excluding recurring revenue loans. Weighted average net senior leverage is weighted based on the funded commitment of total applicable private loans.

(5)

LTV is calculated as net debt through each respective investment tranche in which we hold an investment divided by estimated enterprise value or value of the underlying collateral of the portfolio company, excluding recurring revenue loans. Weighted average LTV is weighted based on the funded commitment of the total applicable private loans.

As part of the monitoring process, our Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments. Our Adviser has developed a classification system to group investments into five categories. The investments are evaluated regularly and assigned a category based on certain credit metrics. Our Adviser’s ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments. Please see below for a description of the five categories of the Adviser’s Internal Risk Rating system:

●	Internal Performance Rating A: Portfolio companies performing generally as expected or above expectations and the trends and risk factors are generally neutral to favorable since origination. No concern about repayment of both interest and principal. All investments or acquired investments in new portfolio companies are initially assessed this level.
●	Internal Performance Rating B: Portfolio companies performing generally as expected but the trends require increased monitoring. Portfolio companies are current on both interest and principal payments.
●	Internal Performance Rating C: Portfolio companies performing below expectations and level of risk has increased since the time of origination. Portfolio companies are generally current on both interest and principal payments.
●	Internal Performance Rating D: Portfolio companies performing materially below expectations and the level of risk has increased materially since origination. In addition to the borrower being generally out of compliance with original debt covenants, loan payments may be past due, but generally not by more than 120 days. There is a higher risk of both payment default and repayment of interest and principal in full.
●	Internal Performance Rating E: Portfolio companies are non-earning and performing substantially below expectations. The level of risk has increased substantially since origination. Most or all of the original debt covenants are out of compliance and payments are substantially delinquent. There is a high risk that all principal and interest will not be recovered in full.

The following tables show the distribution of our investments on the A to E internal performance rating scale at fair value:

	June 30, 2026
Internal Performance Rating	Investments at Fair Value (in thousands)	% of Total Investments at Fair Value	Number of Portfolio Companies
A	$1,629,734	95.29%	352
B	62,076	3.63	33
C	17,886	1.05	21
D	385	0.02	2
E	101	0.01	2
	$1,710,182	100.00%	410

	December 31, 2025
Internal Performance Rating	Investments at Fair Value (in thousands)	% of Total Investments at Fair Value	Number of Portfolio Companies
A	$1,564,265	97.19%	392
B	27,413	1.70	28
C	17,365	1.08	15
D	285	0.02	2
E	174	0.01	1
	$1,609,502	100.00%	438

As of June 30, 2026, there were two portfolio companies with loans on non-accrual status (fair value of $101). As of December 31, 2025, there was one portfolio company with loans on non-accrual status (fair value of $174). Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

The composition of our investment portfolio at amortized cost and fair value is as follows (dollar amounts in thousands):

	June 30, 2026			December 31, 2025
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Amortized Cost	Fair Value	% of Total Investments at Fair Value
Secured Debt	$1,692,424	$1,673,535	96.54%	$1,579,235	$1,576,308	94.64%
Unsecured Debt	9,246	9,142	0.53	8,614	8,617	0.52
Equity Investments	27,639	27,505	1.59	23,032	24,577	1.48
Short-Term Investments	23,289	23,289	1.34	56,001	56,001	3.36
Total Investments	$1,752,598	$1,733,471	100.00%	$1,666,882	$1,665,503	100.00%

The industry composition of our non-controlled, non-affiliated investments (at fair value) was as follows:

	June 30, 2026	December 31, 2025
Software	17.84%	15.03%
Financial Services	8.58	7.85
Diversified Consumer Services	7.25	6.61
Commercial Services and Supplies	6.96	8.12
Insurance	6.89	6.52
Health Care Technology	6.77	6.14
Healthcare Providers and Services	6.57	6.51
Professional Services	5.34	6.45
Containers and Packaging	3.86	4.18
Chemicals	3.53	3.42
Pharmaceuticals	3.16	2.11
IT Services	2.42	3.71
Distributors	2.02	1.84
Capital Markets	1.95	1.93
Healthcare Equipment and Supplies	1.83	2.08
Energy Equipment and Services	1.40	0.90
Automobile Components	1.05	1.22
Life Sciences Tools & Services	1.03	0.69
Construction Materials	0.79	0.75
Air Freight and Logistics	0.79	0.77
Technology Hardware, Storage and Peripherals	0.78	0.78
Electronic Equipment, Instruments and Components	0.76	0.73
Food Products	0.76	0.91
Gas Utilities	0.73	0.72
Machinery	0.72	0.84
Wireless Telecommunication Services	0.60	0.64
Household Products	0.59	0.65
Real Estate Management and Development	0.59	0.64
Construction & Engineering	0.59	1.04
Industrial Conglomerates	0.57	0.95
Hotels, Restaurants and Leisure	0.51	0.55
Diversified Telecommunication Services	0.46	0.57
Specialty Retail	0.46	0.46
Oil, Gas and Consumable Fuels	0.34	0.55
Media	0.32	0.38
Trading Companies and Distributors	0.31	0.31
Textiles, Apparel and Luxury Goods	0.20	0.58
Building Products	0.18	0.20
Transportation Infrastructure	0.17	0.37
Electrical Equipment	0.13	0.68
Aerospace and Defense	0.10	0.52
Beverages	0.06	0.06
Personal Care Products	0.02	0.02
Household Durables	0.01	0.01
Ground Transportation	0.01	0.01
Total	100.00%	100.00%

The tables below describe investments by geographic composition of our non-controlled, non-affiliated investments, based on amortized cost and fair value (dollar amounts in thousands):

	June 30, 2026
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,693,814	$1,675,299	97.96%	207.03%
Canada	32,665	32,155	1.88	3.97
Netherlands	2,830	2,728	0.16	0.34
Total	$1,729,309	$1,710,182	100.00%	211.34%

	December 31, 2025
	Amortized Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,577,869	$1,576,036	97.92%	214.99%
Canada	33,012	33,466	2.08	4.57
Total	$1,610,881	$1,609,502	100.00%	219.56%

Results of Operations

Operating results for the three and six months ended June 30, 2026 and 2025 were as follows (table below in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total investment income	$38,120	$29,464	$76,283	$52,839
Total expenses	20,665	14,852	41,356	24,722
Management fees waiver	—	(2,039)	—	(4,004)
Incentive fees waiver	—	(2,399)	—	(4,668)
Reimbursable expenses paid by adviser	—	(148)	—	(648)
Net expenses, net of fee waivers	20,665	10,266	41,356	15,402
Excise tax expense	—	—	55	—
Net investment income (loss)	17,455	19,198	34,872	37,437
Net realized gain (loss)	(84)	244	(675)	793
Net change in unrealized appreciation (depreciation)	1,318	(164)	(16,684)	(2,923)
(Provision) benefit for taxes on unrealized appreciation (depreciation) of assets	7	—	296	—
Net increase (decrease) in net assets resulting from operations	$18,696	$19,278	$17,809	$35,307

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including deployment, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income, was as follows for the three and six months ended June 30, 2026 and 2025 (table below in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest income	$36,720	$27,571	$73,644	$49,697
Payment-in-kind interest income	762	143	1,113	253
Payment-in-kind dividend income	213	—	417	—
Dividend income	—	319	—	319
Other income	425	1,431	1,109	2,570
Total investment income	$38,120	$29,464	$76,283	$52,839

Total investment income for the three and six months ended June 30, 2026 increased relative to the same period in the prior year, primarily driven by our deployment of capital and increase in our investment portfolio. The size of our investment portfolio at fair value increased from $1.2 billion as of June 30, 2025 to $1.7 billion as of June 30, 2026, which has increased the balance of interest-bearing securities period-over-period. The weighted average yield on debt and income producing investments, at fair value, decreased to 8.4% as of June 30, 2026, from 9.0% as of June 30, 2025, which is attributable to decreases in index rates. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature.

Interest income on our debt investments is dependent on interest rates and volume of loans outstanding, as well as the composition and credit quality of the portfolio. Generally, we expect the portfolio to generate predictable quarterly interest income based on the terms stated in each loan’s respective credit agreement.

Other income includes fees that are generally available to us as a result of investment originations by Adviser Parties, and generally paid at the time of closing or as a result of episodic amendments made to the terms of our existing debt investments. Other income for the three and six months ended June 30, 2026 decreased as compared to the three and six months ended June 30, 2025 primarily driven by a decline in origination fees from lower investment deployment. Included in investment income is dividend income from common equities and payment-in-kind dividend income from preferred equities.

Expenses

Expenses were as follows (table below in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest and debt expenses	$14,235	$8,704	$28,432	$12,962
Management fees	2,514	2,039	4,945	4,004
Income based incentive fee	2,494	2,399	4,983	4,668
Administrative service fee	231	176	413	332
Board of Trustees’ fee	42	30	83	70
Other general and administrative expenses	812	941	1,860	1,623
Organization and offering costs	337	563	640	1,063
Total expenses	20,665	14,852	41,356	24,722
Management fees waiver	—	(2,039)	—	(4,004)
Incentive fees waiver	—	(2,399)	—	(4,668)
Reimbursable expenses paid by adviser	—	(148)	—	(648)
Net expenses, net of fee waivers	$20,665	$10,266	$41,356	$15,402

Total operating expenses were $1.4 million and $3.0 million, respectively, for the three and six months ended June 30, 2026, primarily comprised of $0.8 million and $1.9 million, respectively, of other general and administrative expenses (including legal, rating agencies, audit, tax, valuation, technology, insurance, filing, research, and fees paid to our sub-administrator, custodian and transfer agent, and other professional fees related to our management), $0.2 million and $0.4 million, respectively, of administrative service expenses, and $0.3 million and $0.6 million, respectively, in organization and offering costs.

Total operating expenses were $1.7 million and $3.1 million, respectively, for the three and six months ended June 30, 2025, primarily comprised of $0.9 million and $1.6 million, respectively, of other general and administrative expenses (including legal, rating agencies, audit, tax, valuation, technology, insurance, filing, research, and fees paid to our sub-administrator, custodian and transfer agent, and other professional fees related to our management), $0.2 million and $0.3 million, respectively, of administrative service expenses, and $0.6 million and $1.1 million, respectively, in organization and offering costs.

The increase in management and incentive fees was primarily driven by growth in NAV, increased deployment into loan investments, which resulted in higher total investment income, and the conclusion of the fee waiver in August 2025.

Interest and Debt Expenses

The components of interest and debt expenses, cash paid for interest, weighted average interest rates and average debt outstanding balances were as follows (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Stated interest expense	$13,117	$8,257	$26,296	$12,135
Facility unused fees	643	138	1,198	317
Amortization of deferred financing costs	475	309	938	510
Total interest and debt expenses	$14,235	$8,704	$28,432	$12,962
Cash paid for interest expense	$14,938	$7,816	$27,926	$10,876
MS Facility weighted average interest rate	5.48%	6.11%	5.49%	6.12%
MS Facility average debt outstanding	$711,581	$535,374	$780,586	$395,914
Revolving Credit Facility weighted average interest rate	5.56%	N/A	5.55%	N/A
Revolving Credit Facility average debt outstanding	$232,578	N/A	$169,497	N/A
Total weighted average interest rate	5.50%	6.11%	5.50%	6.12%
Total average debt outstanding	$944,159	$535,374	$950,083	$395,914

Interest and other debt expenses increased to $14.2 million and $28.4 million, respectively, for the three and six months ended June 30, 2026, compared to $8.7 million and $13.0 million, respectively, for the three and six months ended June 30, 2025, primarily driven by continued deployment and increased borrowings year-over-year.

Weighted average interest rates do not include impact of unused commitment fees or amortization of deferred financing costs.

Net Realized and Change in Unrealized Gains and Losses

The following table summarizes our net realized and unrealized gains (losses) on investments (table below in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net realized gain (loss) on non-controlled, non-affiliated investments	$(247)	$(15)	$(913)	$(14)
Net change in unrealized appreciation (depreciation) on non-controlled, non-affiliated investments	816	1,442	(17,748)	(440)
Net realized and change in unrealized gain (loss) on non-controlled, non-affiliated investments	$569	$1,427	$(18,661)	$(454)

For the three months ended June 30, 2026, net realized and change in unrealized gain on investments was driven by mark-to-market gains in the fair value of private credit and broadly syndicated loan portfolios, primarily attributable to modest price recoveries in the private and liquid markets. For the six months ended June 30, 2026, net realized and change in unrealized loss on investments was driven by mark-to-market losses in the fair value of private credit and broadly syndicated loan portfolios, primarily caused by the impact of the widening credit spreads on the portfolio. As of June 30, 2026 and December 31, 2025, the fair value of our debt investments as a percentage of principal (excluding unfunded commitments) was 98.73% and 99.64%, respectively.

Management fee

The base management fee is payable monthly in arrears at an annual rate of 1.25% of our NAV as of the beginning of the first business day of the month. For the three and six months ended June 30, 2026, we incurred management fees of $2.5 million and $4.9 million, respectively. For the three and six months ended June 30, 2026, the Adviser elected not to waive any management fees. For the three and six months ended June 30, 2025, we incurred management fees of $2.0 million and $4.0 million, respectively, before impact of waived fees. For both the three and six months ended June 30, 2025, the Adviser elected to waive all management fees, resulting in no management fees net of waiver.

Incentive fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of income and a portion is based on a percentage of capital gains, each described below.

Income based incentive fee

The income based incentive fee is based on “Pre-Incentive Fee Net Investment Income Returns” meaning dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayment premiums, but excluding fees for providing managerial assistance and fees earned by the Adviser or an affiliate in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the month, minus operating expenses for the month (including the management fee, taxes, any expenses payable under the Investment Advisory Agreement and Administration Agreement (as defined below), any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding the incentive fee and shareholder servicing and /or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of net assets at the end of the preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized). We pay an incentive fee quarterly as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Pre-Incentive Fee Net Investment Income Returns does not exceed the hurdle rate of 1.50% per quarter (6.0% annualized).

•

100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.71% (6.86% annualized).

•	12.5% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.71% (6.86% annualized).

Capital gains incentive fee

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable is equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fee as calculated in accordance with U.S. GAAP. U.S. GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the investment advisory agreement. This U.S. GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee plus the aggregate cumulative unrealized capital appreciation, net of any expense associated with cumulative unrealized capital depreciation or appreciation. If such amount is positive at the end of a period, then U.S. GAAP requires us to record a capital gains incentive fee equal to 12.5% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under U.S. GAAP in all prior periods. Gross capital gains incentive fee is net of reversal on accrued capital gains incentive fees. The fees that are payable under the Investment Advisory Agreement for any partial period are appropriately prorated.

On October 31, 2024, we and the Adviser entered into a waiver letter agreement (the “Waiver Letter Agreement”), pursuant to which the Adviser agreed to irrevocably waive, which may be effected by a rebate or otherwise, (i) any base management fee due from us to the Adviser under Section 5(a) of the Investment Advisory Agreement and (ii) any incentive fee from us to the Adviser under Section 5(b) of the Investment Advisory Agreement for a six-month period following the effective date of our registration statement on Form N-2, which was declared effective on February 12, 2025.

For the three and six months ended June 30, 2026, we incurred income based incentive fees of $2.5 million and $5.0 million, respectively, and no capital gains incentive fees. For the three and six months ended June 30, 2026, the Adviser did not waive any incentive fees. For the three and six months ended June 30, 2025, we incurred income based incentive fees of $2.4 million and $4.7 million, respectively, and no capital gains incentive fees. For the three and six months ended June 30, 2025, the Adviser agreed to waive all incentive fees, resulting in no incentive fees net of waiver.

Expense Support Agreement

On October 16, 2024, the Board approved an expense support and conditional reimbursement agreement (the “Expense Support Agreement”). Under the terms of the Expense Support Agreement, the Adviser will pay our total organization and offering expenses, professional fees, director fees, administration fees, and other general and administrative expenses on our behalf such that our operating expenses do not exceed 1.00% (on annualized basis) of our NAV. Additionally, the Adviser may elect to pay certain of our additional expenses on our behalf. Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to our shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all expense payments made by the Adviser to us within three years prior to the last business day of such calendar month have been reimbursed. “Available Operating Funds” means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

In addition, effective October 31, 2024, we and the Adviser entered into a waiver letter agreement (the “Waiver Letter Agreement”), pursuant to which the Adviser agreed to waive any reimbursement by us for any of our organization expenses, operating expenses and offering expenses the Adviser incurs or has incurred on our behalf in an aggregate amount not to exceed $2 million. The Waiver Letter Agreement includes reimbursement provisions substantially similar to the reimbursement provisions included in the Expense Support Agreement.

For the six months ended June 30, 2026 and 2025, the Adviser waived $0 and $0.6 million expenses, respectively, pursuant to the Expense Support Agreement which is included in the Consolidated Statements of Operations.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of the Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. We intend to sell our Common Shares on a continuous monthly basis at a per share price equal to the then-current NAV per Common Share. Our primary uses of cash will be for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying the Adviser (in its capacity as the Adviser and/or the Administrator)), (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our shares.

As of June 30, 2026, we had two credit facilities outstanding. From time to time, we may enter into additional credit facilities, increase the size of our existing credit facilities, enter additional short-term lending arrangements, and/or issue debt securities, including unsecured notes. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of June 30, 2026, we had an aggregate amount of $933.4 million of principal debt outstanding and our asset coverage ratio was 186.70%. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. We believe that our current cash on hand, our short-term investments, our available borrowing capacity under our Revolving Credit Facility and our anticipated cash flows from operations will be adequate to meet our cash needs for our daily operations in the near term.

Equity

The following tables summarize transactions in Common Shares during the three and six months ended June 30, 2026 and 2025 (dollar amounts in thousands):

	Three Months Ended June 30,
	2026		2025
	Shares	Amount	Shares	Amount
Issuance of shares	531,573	$13,103	1,175,573	$29,533
Reinvestment of distributions	49,312	1,213	2,725	68
Repurchase of shares (net of early repurchase deduction)	(52,497)	(1,267)	—	—
Net increase (decrease)	528,388	$13,049	1,178,298	$29,601

	Six Months Ended June 30,
	2026		2025
	Shares	Amount	Shares	Amount
Issuance of shares	3,753,947	$93,750	1,206,756	$30,316
Reinvestment of distributions	92,809	2,300	2,725	68
Repurchase of shares (net of early repurchase deduction)	(54,480)	(1,315)	—	—
Net increase (decrease)	3,792,276	$94,735	1,209,481	$30,384

Share Repurchase Program

We have commenced a share repurchase program in which we intend to repurchase, in each quarter, up to 5% of the Common Shares outstanding (either by number of Common Shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board of Trustees may amend, suspend or terminate the share repurchase program if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per Common Share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived, at our discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by us for the benefit of remaining shareholders across all shares.

The following table summarizes the total shares repurchased that were validly tendered and not withdrawn in tender offers under the share repurchase program during the six months ended June 30, 2026. There were no shares repurchased under the share repurchase program during the six months ended June 30, 2025.

Repurchase Deadline Request	Percentage of Outstanding Common Shares Offered to Repurchase (1)	Repurchase Pricing Date	Amount Repurchased (2)	Number of Shares Repurchased	Percentage of Outstanding Shares Purchased (1)
March 13, 2026	5.00%	March 31, 2026	$48	1,983	0.01%
June 11, 2026	5.00%	June 30, 2026	$1,267	52,497	0.16%
(1)	Percentage is based on total shares outstanding as of the close of the previous quarterly period. All repurchase requests were satisfied in full.
(2)	Amounts shown net of early repurchase deduction.

Distributions

We authorize and declare distribution amounts per Common Share payable monthly in arrears.

The following tables present distributions that were declared during the six months ended June 30, 2026 and 2025:

Six Months Ended June 30, 2026
Declaration Date	Payment Date	Base Distribution Per Share (1)	Special Distribution Per Share (1)	Total Distribution Per Share (1)	Total Distribution Amount
January 30, 2026	February 27, 2026	$0.1925	$0.0107	$0.2032	$6,267
February 27, 2026	March 31, 2026	0.1731	0.0096	0.1827	5,764
March 30, 2026	April 30, 2026	0.1886	0.0052	0.1938	6,275
April 30, 2026	May 29, 2026	0.1818	—	0.1818	5,912
May 28, 2026	June 29, 2026	0.1887	—	0.1887	6,180
June 30, 2026	July 31, 2026	0.1824	—	0.1824	6,011
Total		$1.1071	$0.0255	$1.1326	$36,409

Six Months Ended June 30, 2025
Declaration Date	Payment Date	Base Distribution Per Share (1)	Special Distribution Per Share (1)	Total Distribution Per Share (1)	Total Distribution Amount
January 31, 2025	February 28, 2025	$0.1912	$0.0159	$0.2071	$5,261
February 28, 2025	March 31, 2025	0.1734	0.0193	0.1927	4,896
March 31, 2025	April 30, 2025	0.1920	0.0213	0.2133	5,426
April 30, 2025	May 30, 2025	0.1858	0.0258	0.2116	5,443
May 30, 2025	June 30, 2025	0.1916	0.0266	0.2182	5,647
June 25, 2025	July 31, 2025	0.1859	0.0258	0.2117	5,634
Total		$1.1199	$0.1347	$1.2546	$32,307
(1)	Rounded to four decimal places.

The following table reflects the character of distributions on a U.S. GAAP basis that we declared on our Common Shares during the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026		2025
Source of Distribution	Per Share	Amount	Per Share	Amount
Net investment income (loss)	$1.13	$36,409	$1.25	$32,307
Total net realized gain (loss)	—	—	—	—
Return of capital	—	—	—	—
Total	$1.13	$36,409	$1.25	$32,307

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash distributions declared on behalf of our shareholders who do not elect to receive their distributions in cash. As a result, if we declare a cash distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;
•	the Administration Agreement; and
•	Expense Support and Conditional Reimbursement Agreement,

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds and accounts sponsored or managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. For additional information, see “Note 3. Agreements and Related Party Transactions” to the consolidated financial statements.

Recent Developments

Share Issuances

On July 1, 2026, we sold and issued 101,049 Common Shares for an aggregate consideration of approximately $2.5 million at a price of $24.59 per Common Share, including Common Shares issued through the Company’s distribution reinvestment plan.

We received $5.3 million of net proceeds relating to the issuance of Common Shares for subscriptions effective August 1, 2026.

Distribution Declaration

On July 28, 2026, we declared a regular distribution in the amount of $0.1880 per Common Share, which is payable to shareholders of record as of July 28, 2026, and will be paid on about August 31, 2026. This distribution will be paid in cash or reinvested in additional Common Shares for shareholders participating in our distribution reinvestment plan.

Critical Accounting Estimates

The preparation of the consolidated financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition, our critical accounting estimates related to investments and fair value measurement are included in the notes to our consolidated financial statements. For a discussion of our critical accounting policies, see Note 2 “Significant Accounting Policies” to the Consolidated Financial Statements.

We are required to report investments for which current market values are not readily available at fair value. We value our investments in accordance with ASC 820, Fair Value Measurement, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Contractual Obligations

We entered into the Investment Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with Antares Capital Credit Advisers LLC (in its capacity as the Administrator) to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1. Consolidated Financial Statements—Notes to the Consolidated Financial Statements—Note 3. Agreements and Related Party Transactions.”

We have established one or more credit facilities and may in the future establish additional credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over SOFR (or other applicable reference rate). We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets and may ask us to comply with positive or negative covenants that could have an effect on our operations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not have any off-balance sheet financings or liabilities.

Unfunded Commitments

Our investment portfolio may contain revolving line of credit commitments, delayed draw commitments, and certain equity investments, which may require us to fund when requested by portfolio companies. As of June 30, 2026 and December 31, 2025, we had unfunded investment commitments of $345.5 million and $427.2 million, respectively. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these investments and there can be no assurance that such conditions will be satisfied.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates and foreign exchange rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. A rise in interest rates would also be expected to lead to higher cost on our floating rate borrowings. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations. We seek to mitigate interest rate risk and foreign currency risk by generally employing a funding strategy of matching the duration and interest rate indices of our floating rate assets with floating rate liabilities, as well as matching currencies between our borrowing and lending, to the extent possible.

Valuation Risk

We plan to invest primarily in illiquid debt securities of private companies. Most of our investments do not have a readily available market price, and we value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of June 30, 2026, 99.46% of our performing debt investments at fair value were at floating rates, which are generally SOFR based and typically have durations of one to three months after which they reset to current interest rates, and many of which are subject to certain floors. Our credit facilities (including the Morgan Stanley Facility and Revolving Credit Facility) bear interest at floating rates with zero percent interest rate floors. Based on our Consolidated Statements of Assets and Liabilities as of June 30, 2026, the following table shows the annualized impact on net interest income of hypothetical base rate changes in interest rates (considering base rate floors and ceilings for floating rate instruments) and assuming no changes in our investment and borrowing structure (table below in thousands):

Change in Interest Rates	Interest Income	Interest Expense	Net Interest Income
Up 300 basis points	$50,935	$(28,001)	$22,934
Up 200 basis points	33,957	(18,667)	15,290
Up 100 basis points	16,978	(9,334)	7,644
Down 100 basis points	(16,978)	9,334	(7,644)
Down 200 basis points	(33,793)	18,667	(15,126)
Down 300 basis points	(49,074)	27,747	(21,327)

We may in the future hedge against interest rate fluctuations by using hedging instruments such as interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Item 4. Controls and Procedures

(a)         Evaluation of Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

(b)         Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the quarter ended June 30, 2026 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.

For information regarding factors that could affect our results of operations, financial condition and liquidity, see risk factors disclosed in “Item 1A Risk Factors” of our Annual Report on Form 10-K, filed with the SEC on March 19, 2026. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially affect our business, financial condition and/or operating results. There have been no material changes during the three months ended June 30, 2026 to the risk factors set forth in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Except as described and as previously reported on our current reports on Form 8-K, we did not sell any securities during the period covered by this Quarterly Report on Form 10-Q that were not registered under the Securities Act.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

None.

Item 5. Other Information.

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibits
31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
101.INS	Inline XBRL Instance Document
101.PRE	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents
104	Cover Page formatted as Inline XBRL and contained in Exhibit 101

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Antares Private Credit Fund

Date: August 13, 2026	/s/ Vivek Mathew
Vivek Mathew
Chief Executive Officer (Principal Executive Officer)

Date: August 13, 2026	/s/ Thomas Sweeney
Thomas Sweeney
Chief Financial Officer (Principal Financial Officer)